As filed with the Securities and Exchange Commission on January 15, 2002



                                                      Registration No. 333-75650


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         STERLING FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)


       Pennsylvania                         6021                 23-2449551
(State or other jurisdiction of  Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)  Classification Code Number)  Identification No.)



John E. Stefan, Chairman and Chief Executive Officer       George W. Graner, President and Chief Executive Officer
      Sterling Financial Corporation                                       Equipment Finance, Inc.
        101 North Pointe Boulevard                                          118 West Airport Road
       Lancaster, Pennsylvania 17601                                               Suite A
            (717) 581-6030                                                Lititz, Pennsylvania 17543
                                                                               (717) 569-8761
 (Address, including ZIP Code, and telephone number,         (Name, address, including ZIP Code, and telephone number,
 including area code, of registrant's principal                     including area code, of agent for service)
              executive offices)


         With a Copy to:                                With a Copy to:
  Nicholas Bybel, Jr., Esquire                      Jesse Robinson, Esquire
    B. Tyler Lincoln, Esquire                 BARLEY, SNYDER, SENFT & COHEN, LLC
     SHUMAKER WILLIAMS, P.C.                         126 East King Street
        Post Office Box 88                      Lancaster, Pennsylvania  17602
  Harrisburg, Pennsylvania 17108
        (717) 763-1121                                  (717) 399-1519


     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. _____

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. _____

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

                         CALCULATION OF REGISTRATION FEE


Title of Each Class   Amount           Proposed Maximum     Proposed Maximum     Amount of
of Securities to      to be            Offering Price       Aggregate            Registration
be Registered         Registered(1)    Per Share            Offering Price(2)    Fee(3)

Common Stock,         954,914          $22.00               $21,008,108          $5,020.94
par value
$5.00 per share



(1) Based on maximum number of shares of Registrant's common stock that may be issued in connection with the proposed transaction. In accordance with Rule 416, this Registration Statement shall also register any additional shares of Registrant's common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the Agreement relating to the transaction.

(2) Shares to be issued in the transaction (as defined herein) computed in accordance with Rule 457, solely for the purpose of calculating the registration fee, at November 2, 2001, with respect to 2,323,392 shares of Equipment Finance, Inc. common stock to be exchanged in the transaction.


(3)      Fee paid previously.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

PROXY STATEMENT PROSPECTUS

                         STERLING FINANCIAL CORPORATION

                  Prospectus for 954,914 Shares of Common Stock

                              Trading Symbol: SLFI

                             EQUIPMENT FINANCE, INC.

                                 Proxy Statement

                           PROXY STATEMENT PROSPECTUS

         The Board of Directors of Equipment Finance, Inc. provides this proxy statement prospectus to you to solicit your vote on the merger of Equipment Finance, Inc. into Sterling EFI Acquisition Corporation and other matters discussed in this proxy statement prospectus.

         If the transaction takes place, shareholders of Equipment Finance, Inc. will receive one of the following for each share of Equipment Finance, Inc. capital stock they own, subject to adjustment, as we describe in this proxy statement prospectus:

     -    $12.48;

     -    0.5674 shares of Sterling Financial common stock; or

     - a combination of shares of Sterling Financial common stock and of cash; and

     - A pro rata share of $1,065,000 to be held in escrow at closing and distributed over a period of at least 3 years.


         Shareholders have an opportunity to elect the form of consideration they prefer to receive, but their elections are subject to change due to over subscription or to maintain the tax free status of the transaction. See, "What Shareholders will Receive" below, and "Risks Associated with the Merger - Equipment Finance Shareholders may not Receive the Form of Consideration they Elect," for more information on the consideration provisions.



         Sterling Financial common stock is quoted on the National Market System of the NASDAQ. On January 1, 2001, the closing price of Sterling Financial common stock was $24.36, making the trading value of 0.5674 shares of Sterling Financial common stock $13.82 on that date.


         Neither the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Pennsylvania Department of Banking nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this proxy statement prospectus. Any representation to the contrary is a criminal offense.

         The shares of Sterling Financial Corporation common stock offered in this proxy statement prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.


 THE DATE OF THIS PROXY STATEMENT PROSPECTUS IS JANUARY 18, 2002, AND WAS FIRST
              MAILED TO SHAREHOLDERS ON OR ABOUT JANUARY 18, 2002.

         This proxy statement prospectus incorporates important business and financial information about Sterling Financial Corporation that we have not included or delivered with this document. This information is available without charge to shareholders. Please direct requests for this information about Sterling Financial Corporation to Douglas P. Barton, Secretary, Sterling Financial Corporation, at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133, telephone number (717) 581-6030.



         If you have questions relating to Equipment Finance, Inc., please direct them to George W. Graner, President, 118 West Airport Road, Suite A, Lititz, Pennsylvania 17543, telephone number (717) 569-8761. In order to ensure timely delivery of the documents in advance of the meeting, you should make your request no later than February 10, 2002.


         We have not authorized any person to give any information or to make any representation not contained in this proxy statement prospectus, and if given or made, you should not rely on any such information or representation as having been authorized. This proxy statement prospectus does not constitute an offer to any person to exchange or sell, or a solicitation from any person of an offer to exchange or purchase, the securities offered by this proxy statement prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such an offer or solicitation.

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE TRANSACTION.................................................................1

SUMMARY ....................................................................................................3
   The Transaction..........................................................................................3
   Important Federal Income Consequences of the Transaction.................................................3
   Equipment Finance Board Recommends Shareholder Approval..................................................4
   Copy of Agreement and Plan of Reorganization Attached....................................................4
   Vote Required to Approve the Transaction.................................................................5
   Equipment Finance's Special Meeting to be Held on February 20, 2002......................................5
   The Companies............................................................................................5
   Record Date..............................................................................................6
   Conditions that Must be Satisfied for the Transaction to Occur...........................................6
   Termination and Amendment of the Agreement...............................................................6
   Dissenters Rights........................................................................................6
   Accounting Treatment.....................................................................................7
   Organization and Operation after the Transaction.........................................................7
   The Rights of Equipment Finance Shareholders Will Change After the Transaction...........................7
   Monetary Benefits to Management in the Transaction.......................................................7
   Share Information and Market Prices......................................................................7

COMPARATIVE PER SHARE DATA..................................................................................9

SELECTED FINANCIAL DATA ...................................................................................10
   Sterling Financial Corporation..........................................................................11
   Equipment Finance, Inc..................................................................................12

RISK FACTORS ..............................................................................................13

RISKS ASSOCIATED WITH THE MERGER
   Equipment Finance Shareholders May Not Receive the Form of
        Consideration They Elect...........................................................................13
   The Value of the Stock Consideration Will Vary with Fluctuations in Sterling Financial's Stock Price................................................................14
   Anti-takeover Defenses May Delay or Prevent Future Transactions.........................................14
   Officers and Directors of Equipment Finance May Have Interests in the
        Transaction that Differ from the Interests of Shareholders.........................................15
   The Transaction May Fail to Qualify for Tax-Free Treatment..............................................15
   Sterling Financial May Not be Able to Obtain Regulatory Approvals
        in a Timely Manner or on Satisfactory Terms........................................................15


                                      (i)

RISKS ASSOCIATED WITH STERLING FINANCIAL
   Our Operations Will be Concentrated in Eastern Pennsylvania.............................................16
   Integration Issues......................................................................................16
   We are Exposed to Risks in Connection with the Loans We Make............................................16
   We Compete with Much Larger Companies for Some of the Same Business.....................................16
   We Depend Heavily on Our Key Management Personnel.......................................................17
   Recent Terrorist Attacks Could Result in a Material Adverse
        Effect on Our Business.............................................................................17

CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING
   STATEMENTS..............................................................................................18

THE MEEETING
   Date, Time and Place....................................................................................20
   Matters to be Considered at the Meeting.................................................................20
   Votes Required..........................................................................................20
   Voting, Revocation and Solicitation of Proxies..........................................................21
   Record Date.............................................................................................23

MATTER NO. 1 - APPROVAL OF THE AGREEMENT AND
   PLAN OF REORGANIZATION..................................................................................24
   Background of the Transaction...........................................................................24
   Sterling Financial Reasons for the Merger...............................................................26
   Equipment Finance Reasons for the Transaction...........................................................28
   Effect of the Transaction...............................................................................29
   What Shareholders Will Receive..........................................................................29
   Report of Equipment Finance Independent Financial Advisor...............................................30
   Effective Date of the Transaction.......................................................................31
   Exchange of Equipment Finance Stock Certificates........................................................31
   Business Pending the Transaction........................................................................31
   Material Contracts......................................................................................33
   Conditions to the Transaction...........................................................................34
   Termination of the Transaction..........................................................................36
   Termination Fees........................................................................................36
   Employees...............................................................................................37
   Management and Operations Following the Transaction.....................................................37
   Certain Federal Income Tax Consequences.................................................................38
   Cash Received Instead of a Fractional Share.............................................................41
   Backup Withholding......................................................................................41
   Accounting Treatment....................................................................................41
   Expenses................................................................................................42
   Restriction on Resale of Stock Held by Affiliates.......................................................42



                                      (ii)

   Financial Interests of Directors and Officers...........................................................43
   Dissenters' Rights......................................................................................44

COMPARATIVE STOCK PRICES AND DIVIDENDS AND
   RELATED SHAREHOLDER MATTERS.............................................................................47
   Sterling Financial Common Stock.........................................................................47
   Equipment Finance Common Stock..........................................................................48

COMPARISON OF SHAREHOLDER RIGHTS...........................................................................49

INFORMATION ABOUT STERLING FINANCIAL CORPORATION...........................................................51
   Incorporation of Certain Documents by Reference.........................................................52

INFORMATION ABOUT EQUIPMENT FINANCE, INC...................................................................54
   Description of Capital Stock............................................................................54

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
   OPERATIONS AND FINANCIAL CONDITION......................................................................58
   Results of Operations - 9 Months 2001 Compared to 9 Months 2000.........................................58
   Results of Operations - 2000 Compared to 1999...........................................................59
   Liquidity and Capital Resources.........................................................................59
   New Accounting Standards................................................................................61

MATTER NO. 2 - ADJOURNMENT.................................................................................62

MISCELLANEOUS ADDITIONAL INFORMATION
   Conduct of the Meeting..................................................................................63
   Shareholder Proposals...................................................................................63
   Other Matters...........................................................................................63

EXPERTS..................................................................................................  64

LEGAL OPINION..............................................................................................64

WHERE YOU CAN FIND MORE INFORMATION........................................................................64

EQUIPMENT FINANCE, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL
         STATEMENTS........................................................................................F1

ANNEXES

   Annex A  -        Agreement and Plan of Reorganization
   Annex B  -        Statute Regarding Dissenters' Rights



                                     (iii)

                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q:       What am I being asked to vote on?

A: You are being asked to vote on the reorganization agreement between Sterling Financial and Equipment Finance which provides for the merger of Equipment Finance with a wholly-owned subsidiary of Sterling Financial.

Q: How does the Equipment Finance board of directors recommend I vote on the proposal?

A: The Equipment Finance board unanimously recommends that you vote FOR the proposal to approve the transaction.

Q:       How do I vote?

A: If your shares are registered in your own name, you may vote in person at the meeting or by returning your completed proxy card in the enclosed postage-paid envelope. If you return your signed proxy card, your shares will be voted in accordance with your instructions. If you return your signed proxy card, but do not designate how you wish to vote, your shares will be voted FOR each proposal.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?

A: Maybe. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions, your broker will not vote your shares on the reorganization agreement.

Q:       Can I change my vote after I have mailed my signed proxy card?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Secretary of Equipment Finance stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with a later date. Third, you may vote in person at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:       Should I send in my stock certificates now?


A: Yes. Under the terms of the agreement, you must deliver a properly executed election form, with your certificates and other customary transmittal materials, to American Stock Transfer & Trust Company, the exchange agent, by 5:00 p.m. Eastern Standard Time, February 2, 2002. If you have already delivered your stock certificates to Equipment

         Finance, you need only complete the election form and mail it to the exchange agent. Your election form is included in these materials. You will indicate the form of consideration you elect to receive for your Equipment Finance common stock.

Q:       When do you expect to complete the transaction?

A: We expect to complete the transaction on or before April 1, 2002. In addition to the approval of Equipment Finance shareholders, we must also obtain regulatory approval from the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System.

Q:       Will I have dissenters' rights?


A: Yes. Equipment Finance shareholders may exercise dissenters' rights under the Pennsylvania Business Corporation Law of 1988. These rights may give you the opportunity to receive the fair value of your shares of Equipment Finance common stock in cash, instead of having your shares converted into a combination of Sterling Financial common stock and/or cash. In order to perfect your dissenters' rights, you must follow specific procedures under Subchapter D of the Pennsylvania law. If you do not follow the procedures in the statutory provisions of the law, you may lose your dissenters' rights with respect to the transaction. Please refer to pages 44 through 46 for more information and to Annex B to this proxy statement prospectus.


Q: Whom should I call with questions or to obtain additional copies of this document?

A:       You should contact:

                           George W. Graner, President
                           Equipment Finance, Inc.
                           Post Office Box 5366
                           Lancaster, Pennsylvania 17606-5366
                           (717) 569-8761

                                     SUMMARY


         This summary highlights selected information from this proxy statement prospectus. It may not contain all of the information that is important to you. You should read carefully this entire document and the attached annexes. See "Where You Can Find More Information" on page 64 for reference to additional information available to you regarding Sterling Financial Corporation and Equipment Finance, Inc.


THE TRANSACTION

         If the transaction is completed, shareholders of Equipment Finance will receive shares of Sterling Financial common stock and/or cash in exchange for their Equipment Finance common stock. Equipment Finance shareholders will receive for each share of Equipment Finance common stock held:

     -    $12.48;

     -    0.5674 shares of Sterling Financial common stock; or

     - a combination of shares of Sterling Financial common stock and of cash; and

     - a pro rata share of $1,065,000 to be held in escrow at closing and distributed over a period of at least 3 years.

         Because the market price of Sterling Financial stock fluctuates, you will not know when you vote exactly what the Sterling Financial shares will be worth when issued in the transaction.


         Although shareholders will be given the opportunity to elect the form of consideration they desire to receive (i.e., all cash, stock or a combination of cash and stock), these elections are subject to change due to over subscription or to maintain the tax free status of the transaction. Information regarding the consideration provisions is in "Risk Associated with the merger - Equipment Finance Shareholders may not Receive the Form of Consideration They Elect" and "What Shareholders Will Receive," below.


IMPORTANT FEDERAL INCOME CONSEQUENCES OF THE TRANSACTION

         We have structured the transaction to be treated as a reorganization for U.S. federal income tax purposes. Your federal income tax treatment will depend primarily on whether you exchange your Equipment Finance common stock solely for Sterling Financial common stock with cash received instead of a fractional share of Sterling Financial common stock, solely for cash, or for a combination of Sterling Financial common stock and cash. The following summary assumes that you hold your Equipment Finance common stock as a capital asset.

          - If you exchange all of your Equipment Finance common stock solely for cash, you generally will recognize capital gain or loss (except to the extent that a portion of any cash received from escrow is considered to be interest) equal to the difference between the amount of cash you receive and your adjusted tax basis in the shares of Equipment

               Finance common stock you surrender. If you owned any shares of Sterling Financial common stock immediately before the transaction, however, either actually or through the constructive ownership rules of the Internal Revenue Code, part or all of the cash you receive may be treated as ordinary income.

          - If you exchange all of your Equipment Finance common stock solely for Sterling Financial common stock and receive cash instead of fractional shares of Sterling Financial stock, you will not recognize gain or loss except with respect to the cash you receive instead of a fractional share of Sterling Financial common stock.

          - If you exchange your Equipment Finance common stock for a combination of Sterling Financial common stock and cash, you will recognize income or gain equal to the amount of cash you receive (not counting cash received instead of a fractional share of Sterling Financial common stock or any cash received from escrow that is considered to be interest) or the amount of gain you realize, whichever is lower. The amount of gain you realize equals the amount of cash you receive plus the fair market value of the Sterling Financial common stock you receive minus your adjusted tax basis in the shares of Equipment Finance common stock that you surrender. You will not recognize any loss.

         In addition, if you receive cash instead of a fractional share of Sterling Financial common stock, you will generally recognize gain or loss on your receipt of that cash.

         This tax treatment may not apply to everyone. Tax matters are complicated, and the tax consequences of the transaction to you will depend on your individual circumstances. We urge you to contact your own tax advisor to understand fully the transaction's tax consequences to you, particularly if you intend to elect to receive a combination of Sterling Financial common stock and cash.

         Equipment Finance has received an opinion from KPMG LLP regarding the tax consequences of the transaction to the Equipment Finance shareholders. This opinion, however, will not bind the IRS, which could take a different view. The tax opinion is an exhibit to the registration statement filed with the Commission in connection with the transaction.

EQUIPMENT FINANCE BOARD RECOMMENDS SHAREHOLDER APPROVAL

         The Equipment Finance Board believes that the transaction is in the best interests of Equipment Finance and its shareholders. The Board unanimously recommends that you vote "FOR" approval of the transaction.

COPY OF AGREEMENT AND PLAN OF REORGANIZATION ATTACHED

         We have attached the Agreement and Plan of Reorganization, including all exhibits and the amendments, dated as of November 2, 2001, as Annex A at the back of this proxy statement prospectus. We incorporate the agreement and the amendment into this proxy statement prospectus by reference. We encourage you to read the annex because it is the legal document that governs the transaction.

VOTE REQUIRED TO APPROVE THE TRANSACTION


         Approval for the reorganization agreement by Equipment Finance shareholders requires the affirmative vote of at least a majority of the votes of Equipment Finance cast at the meeting. A shareholder's failure to vote will have no effect on the approval of the transaction agreement. As of January 1, 2002, directors and executive officers of Equipment Finance own about 63.80% of the shares entitled to be cast at the meeting. Equipment Finance expects the officers and directors of Equipment Finance to vote their shares in favor of the agreement because they have each agreed to do so.


         Brokers who hold shares of Equipment Finance common stock as nominees will not have authority to vote these shares with respect to the transaction agreement unless shareholders provide voting instructions.


EQUIPMENT FINANCE SPECIAL MEETING TO BE HELD ON FEBRUARY 20, 2002.



         Equipment Finance will hold its special meeting of shareholders on February 20, 2002, at 10:00 a.m., local time, at 118 West Airport Road, Suite A, Lititz, Pennsylvania.


         At the special meeting, Equipment Finance shareholders will vote on the transaction agreement, a proposal to adjourn the meeting to solicit additional proxies, if necessary, and conduct any other business that properly arises.

THE COMPANIES

         Sterling Financial Corporation
         101 North Pointe Boulevard
         Lancaster, Pennsylvania  17601
         (717) 581-6030

         Sterling Financial Corporation is a Pennsylvania business corporation and a financial holding company, based in Lancaster, Pennsylvania. At September 30, 2001, Sterling Financial and its subsidiaries had total consolidated assets of $1,794,779,000, deposits of $1,492,161,000 and shareholders' equity of $153,671,000. The corporation provides a wide variety of commercial banking, leasing and trust services through its wholly-owned subsidiary banks, Bank of Lancaster County, N.A., First National Bank of North East, and Bank of Hanover and Trust Company.

         Equipment Finance, Inc.
         118 West Airport Road
         Suite A
         Lititz, Pennsylvania  17543
         (717) 569-8761

         Equipment Finance, Inc. is a Pennsylvania commercial financing company based in Lancaster, Pennsylvania. The corporation specializes in financing forestry and land clearing equipment. At September 30, 2001, Equipment Finance had finance contracts receivables of $70.1 million and shareholders' equity of $13.7 million.

RECORD DATE


         If you owned shares of Equipment Finance common stock at the close of business on January 1, 2002, you are entitled to vote on the agreement and the adjournment proposal.


         On the record date, 2,323,392 shares of Equipment Finance common stock were outstanding. You will have one vote at the Equipment Finance special meeting for each share of Equipment Finance common stock you owned on the company's record date.

CONDITIONS THAT MUST BE SATISFIED FOR THE TRANSACTION TO OCCUR

         The following conditions must be met for us to complete the transaction, in addition to other customary conditions:

          - Approval of the reorganization agreement by Equipment Finance shareholders; and

          - Receipt of regulatory approval from the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency.

         Sterling Financial proposes to file the required applications or notices relating to the transaction on or about December 20, 2001. Although we believe the regulatory approvals will be received in a timely manner, we cannot be certain when or if we will obtain them.

TERMINATION AND AMENDMENT OF THE AGREEMENT


         Equipment Finance can mutually agree with Sterling Financial at any time to terminate the agreement without completing the transaction. There are a number of other circumstances and conditions under which either Sterling Financial or Equipment Finance can terminate or amend the agreement. For a detailed discussion of the termination provisions of the agreement, see the section of this proxy entitled "Termination of the Transaction" on page 36.


DISSENTERS RIGHTS


         In addition to voting "no" at the special meeting, under Pennsylvania law, Equipment Finance shareholders have the right to dissent from the transaction and receive cash equal to the "fair value" of their shares. See "Dissenters Rights" on page 44 for additional information.

ACCOUNTING TREATMENT

         Sterling Financial will account for the transaction using the purchase method of accounting for financial reporting purposes. In general, the purchase method of accounting accounts for a business combination as the acquisition of one company by another. Purchase accounting requires Sterling Financial to allocate the purchase price and costs of the acquisition to all of Equipment Finance's tangible and identifiable intangible assets and liabilities, based on their fair value as of the closing date. Any excess will be recorded as goodwill. Under recent accounting pronouncements, goodwill is no longer amortized but is measured periodically for impairment, with any resulting impairment losses included in the operating income. Equipment Finance's earnings or losses will be included in Sterling Financial's financial statements only prospectively from the date of the merger.

ORGANIZATION AND OPERATION AFTER THE TRANSACTION

         In the acquisition of Equipment Finance by Sterling Financial, Equipment Finance will merge with and into Sterling Financial's wholly-owned subsidiary, Sterling EFI Acquisition Corporation, which will change its name to Equipment Finance, Inc. Equipment Finance will become a wholly-owned subsidiary of Sterling Financial. Sterling Financial will then contribute all of the outstanding stock of Equipment Finance to Bank of Lancaster County, N.A. and Equipment Finance will become a subsidiary of the bank. Sterling Financial expects that the senior executive officers of Equipment Finance will be employed by and retain their current management positions with Equipment Finance.

THE RIGHTS OF EQUIPMENT FINANCE SHAREHOLDERS WILL CHANGE AFTER THE TRANSACTION


         Upon completion of the transaction, shareholders of Equipment Finance will become shareholders of Sterling Financial. Sterling Financial's articles of incorporation, bylaws and Pennsylvania law determine the rights of Sterling Financial's shareholders. The rights of shareholders of Sterling Financial differ in some respects from the rights of shareholders of Equipment Finance. See "Comparison of Shareholder Rights" on page 49 for additional information.


MONETARY BENEFITS TO MANAGEMENT IN THE TRANSACTION


         When considering the recommendation of the Equipment Finance Board, you should be aware that some directors and officers of Equipment Finance have interests in the transaction in addition to their interests as shareholders. For a detailed discussion of these benefits, see the section of this proxy entitled "Financial Interests of Directors and Officers" on page 43.


SHARE INFORMATION AND MARKET PRICES

         Sterling Financial common stock trades on the National Market System of the NASDAQ Stock Market. The trading symbol for Sterling Financial is SLFI. Equipment Finance is a Subchapter S Corporation. Its common stock is not listed on an exchange and does not publicly trade; rather its shares are bought and sold sporadically. The last trade of Equipment Finance stock was for $9.40 per share on July 12, 2000. The following table shows the last sale prices of Sterling Financial common stock and the equivalent price per share of Equipment Finance common stock on November 2, 2001 and January 1, 2002. The equivalent price per share is calculated based upon $9.40 for Equipment Finance.



                           Sterling Financial        Equivalent
                           Corporation               Market Price
                           Historical                Per Share
November 2, 2001           $22.06                    $12.95
January 1, 2002            $24.36                    $13.82


         The market prices of both Sterling Financial's and Equipment Finance's common stock will fluctuate. You should obtain current market quotations for Sterling Financial common stock.

                           COMPARATIVE PER SHARE DATA

         We summarize below the per share information for Equipment Finance on a historical, pro forma combined and equivalent basis. You should read this information in conjunction with Sterling Financial's and Equipment Finance's historical financial statements and the related notes contained in the annual and quarterly reports and other documents filed with the Commission or available upon request. See "Available Information."

                                                                             Sterling and
                                                                                  EFI              EFI
                                                         Historical              Pro Forma         Pro Forma
                                                 --------------------------
                                                 Sterling          EFI        Combined (1)    Equivalent (2)
                                                 --------------------------   -------------------------------
BASIC EARNINGS FROM CONTINUING OPERATIONS

     Nine months ended September 30, 2001         $    1.20       $   0.75      $    1.19       $   0.49
     Twelve months ended December 31, 2000             1.32           1.44           1.37           0.56

DILUTED EARNINGS FROM CONTINUING OPERATIONS
     Nine months ended September 30, 2001              1.20           0.75           1.19           0.49
     Twelve months ended December 31, 2000             1.32           1.44           1.37           0.56

CASH DIVIDENDS

     Nine months ended September 30, 2001              0.58           1.09           0.58           0.24
     Twelve months ended December 31, 2000             0.75           1.20           0.75           0.31

BOOK VALUE
     At September 30, 2001                            12.28           5.89          12.95           5.31


(1) The Sterling Financial and Equipment Finance Pro Forma Combined have been adjusted for the additional new shares of common stock that will be issued in connection with the acquisition of Equipment Finance of approximately 954,914 shares and the anticipated income tax expense associated with Equipment Finance had it been taxed as a C-Corporation versus its present S-Corporation status.

(2) The Equipment Finance Pro Forma equivalent represents the pro forma combined amount multiplied by the exchange ratio of 0.5674, less cash consideration of approximately $9 million.

(3) Pro Forma combined dividends per share represents historical dividends per share of Sterling Financial. The declaration and payment of dividends is subject to a number of factors, including Sterling Financial board approval and level of earnings at Sterling Financial.

                             SELECTED FINANCIAL DATA

         We provide the following financial information to aid you in your analysis of the financial aspects of the transaction. These tables contain certain selected historical consolidated summary financial data, for the periods and as of the dates indicated, for Sterling Financial Corporation and for Equipment Finance, Inc. This data is derived from, should be read in conjunction with, and is qualified by the consolidated financial statements of Sterling Financial and of Equipment Finance, including the notes to those financial statements, incorporated by reference or attached to this proxy statement prospectus.

                         STERLING FINANCIAL CORPORATION

                      (in thousands, except per share data)

                                              Nine Months Ended
                                                September 30,
                                                 (Unaudited)                                Years Ended December 31,
                                        -------------------------   ---------------------------------------------------------------
                                             2001          2000        2000          1999          1998         1997        1996
                                        -----------    ---------   ----------    ----------     ---------   ---------   -----------
SUMMARIES OF INCOME
 Interest income                        $   87,546     $  83,581   $  113,319    $  101,626     $ 97,054    $   89,960   $   82,950
 Interest expense                           44,720        42,381       58,501        47,404       45,938        41,136       36,929
                                        -----------    ---------   ----------    ----------     ---------   ---------   -----------
 Net interest income                        42,826        41,200       54,818        54,222       51,116        48,824       46,021
 Provision for loan losses                   1,087           447          605         1,060        2,016         2,039        1,020
 Net interest income after
                                        -----------    ---------   ----------    ----------     ---------   ---------   -----------
   provision for loan losses                41,739        40,753       54,213        53,162       49,100        46,785       45,001
 Non interest income                        32,597        27,809       37,508        33,539       31,698        26,187       22,078
 Non interest expense                       54,975        52,784       70,203        62,459       58,534        52,669       48,206
 Income from continuing operations
                                        -----------    ---------   ----------    ----------     ---------   ---------   -----------
   before income taxes                      19,361        15,778       21,518        24,242       22,264        20,303       18,873
 Applicable income taxes                     4,312         3,715        4,951         6,257        5,670         5,340        4,786
                                        -----------    ---------   ----------    ----------     ---------   ---------   -----------
 Income from continuing operations      $   15,049        12,063   $   16,567    $   17,985       16,594      $ 14,963   $   14,087
                                        ===========    =========   ==========    ==========    ==========   ==========  ===========
FINANCIAL CONDITION AT PERIOD END

 Assets                                 $1,794,779    $1,668,222   $1,726,138    $1,556,323   $1,466,105    $1,319,648   $1,183,739
 Loans, net                              1,055,019     1,023,260    1,021,499       946,583      867,264       831,429      762,470
 Deposits                                1,492,161     1,374,903    1,420,300     1,288,814    1,218,978     1,113,248    1,004,256
 Borrowed money                            118,868       138,980      139,506       125,997       98,688        73,197       57,475
 Stockholders' equity                      153,671       130,913      139,347       122,760      125,129       114,776      107,116

PER COMMON SHARE DATA

 Basic earnings per share from
 continuing operations                  $     1.20    $     0.96   $     1.32    $     1.43   $     1.32    $     1.18   $     1.10
 Diluted earnings per share from
 continuing operations                        1.20          0.96         1.32          1.43         1.31          1.18         1.09
 Cash dividends declared                      0.58          0.56        0.750         0.721        0.664         0.625        0.550
 Book value per share                        12.28         10.43        11.11          9.79         9.96          9.14         8.40
 Weighted average number of common
 shares:

    Basic                                   12,534        12,544       12,545        12,559       12,581        12,654       12,855

    Diluted                                 12,581        12,558       12,557        12,620       12,645        12,671       12,869

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY

                                              Nine Months ended
                                                 September 30,
                                                  (Unaudited)                         Years ended
                                            ------------------------------------------------------------------------------
                                             2001         2000        2000       1999       1998       1997          1996
                                            --------    --------    --------   --------   --------   --------    ---------
                                                                     (in thousands except per share data)

INCOME STATEMENT DATA:

Finance income                              $ 7,562     $ 6,733     $ 9,453    $ 7,484    $ 6,320    $ 5,311     $ 4,950
Interest expense                              3,150       2,768       3,911      2,664      2,724      2,427       2,361
                                            --------    --------    --------   --------   --------   --------    ---------
Net finance income                            4,412       3,965       5,542      4,820      3,596      2,884       2,589
Provision for credit losses                     134         181         395        197        156         --          35
                                            --------    --------    --------   --------   --------   --------    ---------
Net finance income after provision for
   credit losses                              4,278       3,784       5,147      4,623      3,440      2,884       2,554
Non-finance income                              113          53          92        182        421         70         273
Other expenses - general and
   administrative                             1,633       1,473       1,902      1,875      1,681      1,510       1,369
Other expense - interest rate swaps           1,010          --          --         --         --         --          --
                                            --------    --------    --------   --------   --------   --------    ---------
Income from continuing operations
   before income taxes                        1,748       2,364       3,337      2,930      2,180      1,444       1,458
Provision for income taxes                       --          --          --        164        883        550         573
                                            --------    --------    --------   --------   --------   --------    ---------
Income from continuing operations           $ 1,748     $ 2,364       3,337      2,766      1,297        894         885
                                            ========    ========    ========   ========   ========   ========    =========
PER SHARE DATA:

Earnings per share from continuing
operations                                  $  0.75     $  1.02     $  1.44    $  1.18    $  0.54    $  0.36     $  0.37
Cash distributions paid per share              1.09        0.90        1.20       0.60         --         --          --
Book value per share                           5.89        6.28        6.34       6.21       5.63       3.52        3.06
 Weighted average shares                      2,323       2,314       2,317      2,340      2,405      2,479       2,406

END OF PERIOD BALANCE SHEET DATA:

Total Assets                                $71,201     $64,852     $65,054    $54,949    $46,797    $36,279     $33,107
Finance receivables, net                     70,099      62,152      62,518     53,064     42,033     32,358      29,411
Borrowings under revolving line of credit    22,460      27,229      23,982     16,552      4,891      3,137          14
Long-term debt                               32,879      22,053      25,743     23,174     27,336     23,642      25,279
Shareholders' equity                         13,684      14,581      14,740     14,568     13,172      8,920       7,415

                                  RISK FACTORS

         Upon completion of the transaction, Equipment Finance shareholders will receive shares of Sterling Financial common stock and/or cash in exchange for their shares of Equipment Finance common stock. Prior to deciding whether or not to approve the transaction and which type of consideration to elect, Equipment Finance shareholders should be aware of and consider particular risks and uncertainties that are applicable to the transaction.

                        RISKS ASSOCIATED WITH THE MERGER

EQUIPMENT FINANCE SHAREHOLDERS MAY NOT RECEIVE THE FORM OF CONSIDERATION THEY ELECT

         The agreement provides that upon consummation of the transaction each outstanding share of Equipment Finance common stock will be automatically cancelled and will entitle the holder to elect to receive one of the following:

          -    $12.48;

          -    0.5674 shares of Sterling Corporation common stock; or

          - A combination of shares of Sterling Financial common stock and of cash;

                                       and

          - A pro rata share of $1,065,000 to be held in escrow at closing and distributed over a period of at least 3 years.

         The right of Equipment Finance shareholders to elect all stock, all cash or a cash/stock mix for their shares is limited, however, in that the aggregate number of shares of Sterling Financial common stock to be issued in the merger is fixed at 954,914 shares, subject to possible adjustments, and the aggregate cash consideration to be paid in the merger is approximately $9,000,000, subject to possible adjustments, of which $1,065,000 will be distributed from an escrow account, described later. The agreement requires that 70% of the consideration paid to Equipment Finance shareholders be paid in shares of Sterling Financial common stock. In the event that Equipment Finance shareholders elect to receive cash in an aggregate that exceeds 26.5% of the consideration, the amount of cash that shareholders receive will be determined through an allocation formula. In the event that Equipment Finance shareholders elect to receive shares of Sterling Financial common stock in an aggregate that exceeds 954,914 shares, the number of shares that shareholders receive will be determined through an allocation formula. Therefore, Equipment Finance shareholders may not receive exactly the form of consideration that they elect. A detailed discussion of the consideration provisions of the agreement is in the section of this proxy statement prospectus entitled "What Shareholders Will Receive," below. We recommend that shareholders read it and the agreement, attached as Annex A, carefully.

THE VALUE OF THE STOCK CONSIDERATION WILL VARY WITH FLUCTUATIONS IN STERLING FINANCIAL'S STOCK PRICE

         Each share of Equipment Finance common stock owned by Equipment Finance shareholders will be converted into the right to receive either cash, shares of Sterling Financial common stock or a mixed consideration of cash and shares. The price of Sterling Financial common stock when the merger takes place may vary from its price at the date of this proxy statement prospectus and at the date of Equipment Finance's shareholder meeting. Fluctuations in the price of Sterling Financial common stock may result from changes in the business, operations or prospects of Sterling Financial, regulatory considerations, general market and economic conditions or other factors. At the time of Equipment Finance's shareholder meeting, you will not know the exact value of the stock consideration to be received when the transaction is completed.

         In addition, there will be a time period after the completion of the transaction between:

          - The deadline for making an election to receive all cash, all stock or mixed consideration; and

          - The time at which former Equipment Finance shareholders receive the certificates representing Sterling Financial common stock.

         Until the stock certificates are received, Equipment Finance shareholders will not be able to sell their Sterling Financial shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of Sterling Financial common stock during this period.

ANTI-TAKEOVER DEFENSES MAY DELAY OR PREVENT FUTURE TRANSACTIONS

         The articles of incorporation and by-laws of Sterling Financial, among other things:

          - Divide the Sterling Financial Board of Directors into three classes with directors of each class serving for a staggered three year period;

          - Permit the Sterling Financial Board of Directors to fill vacancies on its Board of Directors;

          -    Restrict the ability of shareholders to call special meetings;
               and

          - Require the affirmative vote of holder of Sterling Financial's common stock entitled to cast at least 75% of the votes that all shareholders are entitled to cast in order to amend Sterling Financial's Articles.

         These provisions could make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempts not previously approved by Sterling Financial's Board of Directors. See "Comparison of Shareholder Rights" on page 49.


OFFICERS AND DIRECTORS OF EQUIPMENT FINANCE MAY HAVE INTERESTS IN THE TRANSACTION THAT DIFFER FROM THE INTERESTS OF SHAREHOLDERS


         When considering the recommendations of Equipment Finance's Board of Directors, you should be aware that some executive officers and directors of Equipment Finance may have interests in the transaction that are somewhat different from your interests. For example, certain executive officers have entered into employment agreements with Sterling Financial. These employment agreements may create potential conflicts of interest. These and certain other additional interests of Equipment Finance's directors and executive officers are described in this proxy statement prospectus. These payments and benefits may cause some of Equipment Finance's directors and executive officers to view the proposed transaction differently than you view it, as a shareholder. See "Financial Interests of Directors and Officers" on page 43.


THE TRANSACTION MAY FAIL TO QUALIFY FOR TAX-FREE TREATMENT

         We have structured the transaction to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Although the Internal Revenue Service has not provided a ruling on the matter, we will obtain an opinion that the transaction qualifies as a tax-free reorganization. The opinion neither binds the Internal Revenue Service nor prevents the Internal Revenue Service from adopting a contrary position. If the transaction fails to qualify as a tax-free reorganization, an Equipment Finance shareholder would recognize gain or loss on each Equipment Finance share surrendered in the amount of the difference between the shareholder's basis in the share and the fair market value of Sterling Financial shares and other consideration received by the Equipment Finance shareholder in exchange. See "Certain Federal Income Tax Consequences" on page 38.


STERLING FINANCIAL MAY NOT BE ABLE TO OBTAIN REGULATORY APPROVALS IN A TIMELY MANNER OR ON SATISFACTORY TERMS


         Obtaining necessary regulatory approvals may delay the transaction after the shareholder meeting. These state and federal approvals or notices may impose conditions on the operations of Sterling Financial and/or Equipment Finance.

                    RISKS ASSOCIATED WITH STERLING FINANCIAL

OUR OPERATIONS WILL BE CONCENTRATED IN EASTERN PENNSYLVANIA

         After the transaction, our operations will be concentrated in Eastern Pennsylvania. As a result of this geographic concentration, our results may correlate to the economic conditions in this area. A deterioration in economic conditions in any of this market area, particularly in the industries on which these geographic areas depend, may adversely affect the quality of our loan portfolio and the demand for our products and services, and accordingly, our results of operations.

INTEGRATION ISSUES

         Sterling Financial may not be able to integrate Equipment Finance's operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of business or possible inconsistencies in standards, controls, procedures and policies. Sterling Financial management has estimated that the transaction will be accretive by between $.06 and $.08 per share, within the first 12 months of operations. If the suppositions upon which this estimate is based are not fully realized, the transaction may take longer to be accretive or may not be accretive at all.

WE ARE EXPOSED TO RISKS IN CONNECTION WITH THE LOANS WE MAKE

         A significant source of risk for us arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. We have underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses, that we believe are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our loan portfolio. These policies and procedures, however, may not prevent unexpected losses that could adversely affect our results of operations.

WE COMPETE WITH MUCH LARGER COMPANIES FOR SOME OF THE SAME BUSINESS

         The banking and financial services business in our market area continues to be a competitive field and is becoming more competitive as a result of:

          -    Changes in regulations;

          -    Changes in technology and product delivery systems; and

          - The accelerating pace of consolidation among financial services providers.

         After the transaction, we may not be able to compete effectively in our market, and our results of operations could be adversely affected by the nature or pace of change in competition. We compete for loans, deposits and customers with various bank and nonbank financial service providers, many of which are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services.

WE DEPEND HEAVILY ON OUR KEY MANAGEMENT PERSONNEL

         After the acquisition, we expect George W. Graner, who currently serves as Equipment Finance's president, to continue in the role of president of the Sterling Financial subsidiary. Equipment Finance has depended heavily on the services of Mr. Graner, and his importance is not expected to change after the transaction. Even though Equipment Finance will carry key man life insurance policies on Mr. Graner in the amount of $6 million, the loss of his services or of other key personnel could have a material adverse effect on Equipment Finance's business, financial condition or results of operations after completion of the transaction.

         Immediately after completion of the merger, we expect that Equipment Finance, as a subsidiary of Sterling Financial (Bank of Lancaster County) will employ the current employees of Equipment Finance. After the merger is completed, Equipment Finance's success will depend in part on its ability to retain these employees and to attract and retain additional qualified personnel who have experience in commercial finance and financing of forestry and land clearing equipment. Competition for personnel is strong in our market. We may not be successful in attracting or retaining the personnel we require. We expect to effectively compete in this area by offering competitive financial packages and the opportunity to join in the rewarding financial services industry.

RECENT TERRORIST ATTACKS COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR
BUSINESS

         On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. In response to these terrorist attacks, the United States began a military campaign against Al Qaeda terrorist training camps and military installations of the Taliban regime in Afghanistan. The terrorist attacks and the United States military campaign caused and continues to cause significant instability in the world's financial markets and may lead to further armed hostilities.

         While the short and long term affects of these events and their potential consequences are uncertain, they could have a material adverse effect on general economic conditions, consumer confidence and market liquidity. Among other things, it is possible that interest rates may be affected by these events. If interest rates increase rapidly, it could cause our cost of funds to increase faster than increases in the interest rates we earn on our loans. If that were to happen, our earnings could be negatively affected.

         In addition, prior to the events of September 11, 2001, unemployment rates in our market areas were increasing. High unemployment rates could have a negative effect on our level of deposits. If unemployment rates continue to rise, due to worsening economic conditions or consumer confidence resulting from the events of September 11, 2001 and their aftermath, our financial condition and results of operations could be adversely affected.

                        CAUTIONARY STATEMENTS CONCERNING
                           FORWARD LOOKING STATEMENTS

         This proxy statement may be deemed to contain "forward looking" information. Examples of forward looking information include, but are not limited to:

          - Projections of or statements regarding future earnings, interest income, other income, earnings per share, asset mix and quality, growth prospects, capital structure, expense savings and other financial terms;

          - Statements of plans and objectives of management or the Board of Directors;

          -    Statements of future economic or business performance; and

          - Statements of assumptions, such as economic conditions in the market areas served by Equipment Finance and statements about Equipment Finance or Sterling Financial and their respective businesses.

         The forward looking information can often be identified by the use of forward looking terminology such as "believes," "expects," "may," "intends," "will," "should," "anticipates," "projects," or the negative of any of the foregoing or other variations of these words or comparable terminology, or by discussion or strategy. We cannot assure that we will achieve the future results covered by the forward looking information. These statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by forward looking information. Important factors that could impact operating results include, but are not limited to:

          - The effects of changing economic conditions in both the market areas served by Equipment Finance and nationally;

          - Credit risks of commercial, real estate, consumer and other lending activities;

          -    Significant changes in interest rates;

          - Changes in federal and state banking laws and regulations that could affect operations;

          -    Sterling Financial's ability to integrate Equipment Finance;

          -    Funding costs; and

          - Other external developments that could materially affect business and operations.

         We have not authorized anyone to give any information or to make any representations other than those contained in this proxy statement in connection with the solicitation of proxies or the offering of securities made in this proxy statement prospectus and, if given or made, you must not rely on any information or representation as having been authorized by Sterling Financial or Equipment Finance. This proxy statement prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer of solicitation in the jurisdiction. Neither the delivery of this proxy statement prospectus nor any distribution of securities made under this proxy statement prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Sterling Financial or Equipment Finance since the date of this proxy statement or that the information in this proxy statement prospectus is correct as of any time subsequent to its date.

         All information in this proxy statement prospectus concerning Sterling Financial and its subsidiaries has been furnished by Sterling Financial and all information concerning Equipment Finance has been furnished by Equipment Finance.

                                   THE MEETING

DATE, TIME AND PLACE


         The Equipment Finance special meeting will be held at 118 West Airport Road, Suite A, Lititz, Pennsylvania, 10:00 a.m., local time, on February 20, 2002.


MATTERS TO BE CONSIDERED AT THE MEETING

         At the meeting, we will ask holders of Equipment Finance common stock to consider and vote upon the approval and adoption of the agreement and the approval of the Equipment Finance adjournment proposal. Shareholders may also consider and vote upon other matters that may properly be brought before the meeting.

         The Board of Directors of Equipment Finance has unanimously approved the agreement and recommends a vote FOR approval and adoption of the agreement and FOR approval of the Equipment Finance adjournment proposal.

VOTES REQUIRED


         Approval of the agreement requires the affirmative vote of a majority of the votes cast at the meeting. Equipment Finance is authorized to issue 10,000,000 shares of common stock. On January 1, 2002, 2,323,392 shares of common stock were issued and outstanding. All other matters to be voted on at the meeting require the affirmative vote of holders of a majority of the votes cast at the meeting.



         Each holder of shares of Equipment Finance common stock outstanding on the Equipment Finance record date, January 1, 2002, is entitled to one vote for each share held of record on each matter to be considered at the Equipment Finance meeting.


         As of the Equipment Finance record date, directors and senior officers of Equipment Finance and their affiliates beneficially owned and were entitled to vote 1,482,367 shares of Equipment Finance common stock, which represented approximately 63.80% of the shares of Equipment Finance common stock outstanding on the Equipment Finance record date. Each Equipment Finance director and senior officer has indicated his agreement to vote the Equipment Finance common stock so owned by him for approval and adoption of the agreement and all other matters to be presented at the meeting to Equipment Finance shareholders.

         The Equipment Finance directors and senior officers each executed a letter agreement expressing their present intention to support the transaction by:

         - Attending Equipment Finance's shareholders meeting in person or by proxy and any adjournment of the meeting and voting shares over which the individual has control in favor of the agreement and the transaction with Sterling Financial;

         -        Agreeing not to (directly or indirectly):

                  - Vote shares over which the individual has control in favor of any sale of assets, sale of stock, merger, consolidation, share exchange, plan of liquidation, reclassification or similar transaction that would allow another person to acquire control over Equipment Finance or a substantial portion of Equipment Finance's assets;

                  - Pledge, sell, transfer or dispose of any of the shares (except by gift); and

                  - Enter into any agreement, arrangement or understanding that would restrict, establish a right of first refusal to, or relate to the transfer of voting of shares (with certain exceptions).

         These restrictions relate to the individual's shares as well as the shares of Equipment Finance owned by:

         -        The individual's spouse;

         - Any of the individual's relatives or relatives of the individual's spouse occupying the individual's home;

         - Any trust or estate in which the individual, the individual's spouse or any of the individual's relatives own a 10% beneficial interest or for which any of them serves as trustee, executors or a similar capacity; and

         - Any corporation or organization in which the individual, any of the individual's affiliates or those of the individual's spouse or any of their relatives own 10% of the common stock.

The letter agreement relates only to the individual's capacity as a shareholder of Equipment Finance and does not affect the individual's exercise of responsibilities and fiduciary duties as a director or officer of Equipment Finance.

         As of the Equipment Finance record date, Sterling Financial did not have voting power with respect to any shares of Equipment Finance common stock in a fiduciary, custodian or agent capacity.

VOTING, REVOCATION AND SOLICITATION OF PROXIES

         Proxy holders will vote shares represented by all properly executed proxies received in time for the meeting in the manner specified.

         In the case of shares of Equipment Finance, proxy holders will vote properly executed proxies that do not contain contrary voting instructions in favor of the agreement and in favor of the Equipment Finance adjournment proposal.

         Equipment Finance intends to count shares of Equipment Finance common stock present in person at the meeting but not voting, and shares of Equipment Finance common stock for which they have received proxies but with respect to which holders of shares have abstained or not voted on any matter, present at the meeting for purpose of determining the presence of a quorum for the transaction of business.

         A broker cannot vote your shares with respect to the transaction without specific instructions from you, the shareholder. Abstentions and broker non-votes relating to shares of Equipment Finance common stock will not constitute or be counted as votes "cast," but will be counted for the determination of a quorum, for purposes of the meeting. Equipment Finance does not expect any matter other than those referred to in this proxy statement prospectus to be brought before the meeting. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to such to matters.

         If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holder to vote on the proposals at the meeting. Also, every proxy gives the holder discretionary authority to vote on other matters that may arise at the meeting of which management is not currently aware. However, the proxy holders will not vote any proxy that withholds authority or that is voted against the transaction in favor of any adjournment of the meeting.

         If you execute a proxy, you can revoke it at any time up to the time of the vote on the issue. Unless revoked, shares represented by proxies will be voted at the meeting and at all adjournments or postponements of the meeting. Your attendance at the meeting will not revoke your proxy. Proxies may be revoked by:

         Delivery of a notice of revocation or of a later-dated proxy to:

         -        Mary C. Musser
                  Secretary
                  Equipment Finance, Inc.
                  Post Office Box 5366
                  Lancaster, Pennsylvania 17606-5366.

         -        Submitting a duly executed proxy bearing a later date.

         - Your attendance at the meeting and your notification to the Secretary that you wish to vote your shares in person.

         If a quorum is not present at the beginning of the meeting, the Board of Directors intends to adjourn the meeting to another place and time without further notice to the shareholders. If for any other reason the Board of Directors believes additional time should be allowed to obtain proxies, the Board may adjourn the meeting with a vote of a majority of the shares outstanding. If the Board proposes to adjourn the meeting, the proxy holders will vote all shares for which they have voting authority in favor of the adjournment.

         In connection with the solicitation of proxies, Equipment Finance will:

         -        Bear the cost of soliciting its proxies;

         - Reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses; and

         - If it so decides, solicit proxies personally or by facsimile or telephone.

RECORD DATE


         On the record date January 1, 2002, 2,323,392 shares of Equipment Finance common stock were issued and outstanding and held by approximately 67 holders of record. Common stock is the only issued and outstanding class of stock. Except as shown on the table on page 56, Equipment Finance's Board of Directors is not aware of any individual, entity or group that owns more than 5% of Equipment Finance's common stock.

                                  MATTER NO. 1
              APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION

         In this section we describe the material terms and provisions of the proposed transaction. A copy of the agreement that provides for the acquisition of Equipment Finance is attached to this proxy statement prospectus as Annex A and is incorporated herein by reference. This is only a discussion of material terms of the acquisition and we qualify it by reference to the full text of the agreement. We urge all shareholders to read the acquisition agreement.

         The agreement provides that:

         - Equipment Finance, Inc. will merge into Sterling EFI Acquisition Corporation, a wholly-owned subsidiary of Sterling Financial; and

         - Shareholders of Equipment Finance will receive either $12.48 cash, 0.5674 shares of Sterling Financial common stock, or a combination of cash and shares for each share of Equipment Finance common stock owned. In addition, each shareholder will receive a pro rata share of $1,065,000 to be held in escrow at closing and distributed over at least 3 years.

         In addition, the agreement provides a mechanism to adjust the amount of cash or stock consideration in the event that either is oversubscribed. The maximum number of shares of Sterling Financial stock that will be issued is 954,914 shares. The maximum amount of cash that will be paid, at closing, is approximately $8,000,000. The agreement also provides that $1,065,000 will be held in escrow and paid to shareholders over at least 3 years. In addition, 70% of the merger consideration must be in the form of Sterling Financial common stock. Therefore, if these limits are exceeded, you may receive significantly less cash or stock than you elect to receive, or a different combination of cash and Sterling Financial common stock. See "What Shareholders Will Receive," below.

         Equipment Finance, Inc. will cease to exist. Sterling EFI Acquisition Corporation will change its name to Equipment Finance, Inc. and Sterling Financial will contribute all of the outstanding stock of Equipment Finance to Bank of Lancaster County, N.A., Sterling Financial's wholly-owned subsidiary, thereby making Equipment Finance a subsidiary of the bank. The Federal Deposit Insurance Corporation and the OCC will continue to regulate Bank of Lancaster County, N.A.

         The Board of Directors of Equipment Finance has unanimously approved and adopted the agreement and believes the transaction is in the best interests of Equipment Finance, their shareholders and other constituencies. The Board of Directors of Equipment Finance has unanimously recommended that shareholders vote "FOR" the agreement.

BACKGROUND OF THE TRANSACTION

         Sterling Financial. The Sterling Financial Board of Directors has, for several years, as part of its long-range planning practices, periodically reviewed and evaluated the various strategic options and alternatives available to maximize the economic benefits for Sterling Financial and its shareholders. At its most recent annual review, the Board considered its long-range plan in light of current economic, financial and regulatory conditions and their impact and likely future ramifications for Sterling Financial and the local financial services industry.

         In the past several years, Sterling Financial has been able to fulfill its strategy of expansion through acquisition of First National Bank of North East and Bank of Hanover and Trust Company, as well as through internal growth in its market place and the effective management of its net interest margin.

         The Sterling Financial Board has long recognized that, in order for Sterling Financial to achieve the requisite scale and scope of operations necessary to remain an effective competitor in the dramatically changing market for banking and financial services, the Board should look to strategic combinations with other entities that share the culture and philosophy of Sterling Financial with a similar commitment to long-term shareholder value and expand through strategic acquisitions.

         Equipment Finance. The Board of Directors of Equipment Finance has discussed and considered various options to create liquidity for shareholders while maximizing the value of the company since the sale of a subsidiary of the company in February 1998. The shareholder base of this non-publicly traded company has continued to age and the Board considered merging with a publicly traded company to satisfy the economic desires of its shareholders for greater liquidity. In addition, the Board considered its long range financing requirements for this stand alone and growing company and, in light of current economic and financial conditions, was unsure as to whether sufficient financing could be obtained on terms and conditions satisfactory to the company.

         Management began interviewing prospective investment bankers in April 2001 and, on May 12, 2001, authorized the engagement of Garland McPherson & Associates, Inc. (GM&A) to serve as the company's investment banker to pursue a sale of Equipment Finance. The Board of Directors of Equipment Finance desired to maximize shareholder value, while maintaining Equipment Finance as a going concern and, therefore, concluded that any proposed transaction should be with an entity that shared the culture and philosophy of Equipment Finance and would be committed to retaining the management team.

         After being retained by the company to serve as its investment banker, GM&A undertook to complete a business review of Equipment Finance and, with information obtained from management and other sources, prepared a Confidential Business Review as of June 30, 2001, that was completed on July 6, 2001. Concurrently, they identified approximately 300 prospects including financial institutions, specialty lenders, equipment leasing companies and international companies that could have an interest in acquiring the company.

         Upon completion of the Confidential Business Review, a one page memorandum was sent to the prospects summarizing the Equipment Finance acquisition opportunity, without using the company's name, and instructing the prospects that if they were interested in pursuing the transaction they should execute a confidentiality agreement and contact GM&A to obtain a copy of the Confidential Business

Review. GM&A also personally contacted a number of the prospects that they believed would be most likely to be interested in this transaction.


         Approximately 43 prospects executed confidentiality agreements with 23 of those expressing strong interest. During the time the prospects were reviewing the Confidential Business Review and up until the time bids were to be submitted (which original deadline of August 17, 2001 was extended to September 5, 2001 at the request of several prospects), GM&A was in contact with these interested prospects. GM&A further explained the Equipment Finance acquisition opportunity and attempted to manage the auction bid process.


         On September 6, 2001, GM&A summarized and presented to management six expressions of interest with a purchase price range of $18 million to $30 million. These six prospects were reviewed in detail. On September 11, 2001, with concurrence of the Board of Directors, management elected to further pursue three of these expressions of interest in an attempt to reach a satisfactory sale. During the next 30 days, negotiations continued with the three identified prospects, and due diligence was performed. At a special meeting of the Board of Directors of Equipment Finance on October 12, 2001, the Board unanimously resolved that acceptance and signature of the indication of interest letter with Sterling Financial was in the best interest of Equipment Finance, its shareholders and management.

         At a regularly scheduled Board of Directors meeting on October 22, 2001, the Board reviewed the most recent version of the "Agreement and Plan of Reorganization" and gave guidance to management as to certain conditions. The Board of Directors met at a special meeting on October 31, 2001 to again discuss the proposed Agreement and Plan of Reorganization and Shareholder Support Letters and to provide management with certain suggestions regarding these agreements.

         On November 1, 2001 at a special meeting of the Board of Directors, the members of the Board unanimously approved the final Agreement and Plan of Reorganization as advisable and in the best interest of the company, its shareholders and management. The Board approved the Agreement of Plan and Reorganization and the Employment Agreements with certain management personnel substantially in the form submitted to the Board. The Board also unanimously recommended that the shareholders approve the merger and the transactions contemplated thereby.

STERLING FINANCIAL REASONS FOR THE MERGER

         On July 20, 2001, Sterling Financial received Equipment Finance's confidential business review as prepared by GM&A. Sterling Financial's executive management analyzed Equipment Finance's confidential business review and, on August 28, 2001, presented its findings and analysis to the Sterling Financial Board of Directors. This analysis included a review of financial, tax, accounting, and business issues. Subsequent to the Board of Directors' further consideration of the proposed transaction on September 5, 2001, Sterling Financial submitted, through GM&A, a non-binding indication of interest to Equipment Finance. Throughout the month of September, the managements of Sterling Financial and Equipment Finance conducted discussions and negotiations regarding the transaction, its consideration, structure, and terms. Also during the month of September, Sterling Financial and its representatives conducted preliminary due diligence.

         On October 5, 2001, Sterling Financial's executive committee of the Board of Directors met to discuss the status of the negotiations and certain business, financial, accounting, regulatory, and legal issues in connection with the transaction. This consideration by the executive committee resulted in the presentation of a revised draft non-binding indication of interest. Discussions between the parties continued. On October 11, 2001, Sterling Financial delivered a revised indication of interest letter to Equipment Finance. Shortly after October 15, 2001, Equipment Finance advised Sterling Financial that it would enter into negotiations with Sterling Financial based on the information contained in the amended indication of interest letter.

         Due diligence concerning Equipment Finance continued subsequent to the submission of the amended non-binding indication of interest. Equipment Finance and its representatives met with Sterling Financial and its representatives on October 16, 2001, to discuss certain issues related to the transaction. These discussions led to the delivery of draft agreements to the parties on October 17, 2001. Additional discussions occurred between Sterling Financial and Equipment Finance. Sterling Financial's Board of Directors considered the transaction at its October 23, 2001 Board of Directors meeting. The Board of Directors authorized management to continue negotiations and, if successful, execute an agreement containing the terms and conditions the Board discussed. The transaction was discussed by the parties at a meeting on October 24, 2001, and numerous additional times by telephone between October 24 and November 1, 2001. The parties completed negotiations and executed a definitive agreement on November 2, 2001.

         In reaching its decision to approve the transaction, the Sterling Financial Board of Directors considered a number of factors, including the following:

         - Sterling Financial's current financial condition and historical operating results and its prospective results of operations if Sterling Financial were to acquire Equipment Finance, including the earnings potential resulting from the acquisition;

         - Sterling Financial's long-term strategic plan to enhance earnings and provide financial product diversification;

         - The cost savings to Equipment Finance as a result of Sterling Financial providing substantial funding for the operations of Equipment Finance with its lower costs of funds thereby resulting in lower debt cost to Equipment Finance as a subsidiary of Sterling Financial and the higher potential earnings to Sterling Financial subsequent to the transaction's effective date;

         - The results of operations of the combined companies and the economies of scale that may be realized by the companies over a 1-to-3 year period;

         - Expansion of Sterling Financial's operating income from a new line of business; and

         - The commitment of Equipment Finance senior management to remain with Sterling Financial following the acquisition.

         Sterling Financial also believes that the acquisition represents an attractive opportunity to acquire access to additional financial expertise and specialized services, especially by expanding its financial services and equipment finance services in a broadening geographic market area.

         The list of factors considered by Sterling Financial is not exhaustive, but we have highlighted the important factors considered by the Sterling Financial Board. Individual directors may have given different weights to these factors in reaching their decision; however, the Sterling Financial Board did not assign specific weights or priority to any one factor.

EQUIPMENT FINANCE REASONS FOR THE TRANSACTION

         At its meeting on November 1, 2001, the Equipment Finance Board of Directors unanimously determined that the merger with Sterling Financial was in the best interest of Equipment Finance, its shareholders and management. In the course of reaching its decision to approve the agreement with Sterling Financial, the Equipment Finance Board of Directors consulted with Barley, Snyder, Senft & Cohen, LLC, its legal advisors, and GM&A, its investment bankers.

         In reaching these conclusions the Equipment Finance Board considered a number of factors, including the following:

         - Equipment Finance's current condition and historical operating results as a non-publicly traded stand alone finance company and the affects of being acquired by Sterling Financial including the increased earning potential that would result from a lower cost of funds;

         - The results of operations of the resulting entity, and the realization of economies of scale over a 1-to-3 year period of time;

         - The increased availability of financing to allow Equipment Finance to grow its assets and market share;

         - The potential expansion of products that Equipment Finance will be able to deliver to its customer base as a result of being affiliated with a financial institution and their leasing subsidiary, Town & Country, Inc.;

         - The ability to pursue larger customer relationships as a result of the enhanced capital base resulting from the transaction;

         - The commitment by Sterling Financial to the senior management of Equipment Finance to remain with the company following the merger;

         - The expected qualification of the merger as a reorganization under Section 368 of the Internal Revenue Code;

         - The improved trading liquidity for shareholders of Equipment Finance and Sterling Financial;

         - The evaluation of Sterling Financial's common stock and the potential for an increase or decrease in the market price; and

         -        The likelihood that the merger will be completed.

         From Equipment Finance's standpoint, the transaction represents an attractive opportunity to maximize shareholder value and provide liquidity to shareholders while maintaining the finance business and providing for its future growth.

         The forgoing list of factors considered by the Equipment Finance Board of Directors is not exhaustive but does include material factors considered by the Board. The Board did not quantify or assign any relative or specific weights to the various factors that it considered. Rather, the Equipment Finance Board of Directors based its recommendation on the totality of information presented to it. In addition, individual members of the Board may have given differing weights to different factors.

         Accordingly, the Equipment Finance Board recommends that shareholders vote FOR approval of the agreement.

EFFECT OF THE TRANSACTION

         If the agreement is approved by the shareholders of Equipment Finance, Sterling Financial will acquire Equipment Finance through a merger of Equipment Finance into Sterling EFI Acquisition Corporation. Sterling Financial will exchange cash, shares of Sterling Financial common stock or a combination of cash and shares for the issued and outstanding shares of Equipment Finance common stock.

WHAT SHAREHOLDERS WILL RECEIVE

         Sterling Financial Shareholders. Each share of Sterling Financial common stock outstanding at the time of the transaction will remain outstanding and those shares will be diluted by the transaction.


         Equipment Finance Shareholders. Shares of Equipment Finance stock that you hold at the time of the transaction will automatically be exchanged into the right to elect to receive cash, Sterling common stock, or a combination of cash and Sterling common stock. In addition, you will receive a pro rata share of $1,065,000 held in an escrow account, to be paid out under the terms of the agreement over a period of at least 3 years. See "Escrow Account," under Material Contracts on page 34. An election form is enclosed with these materials and must be returned to American Stock Transfer & Trust Company, the exchange agent, by February 2, 2002. Subject to the restrictions described below, you may elect to receive in exchange for each of your shares of Equipment Finance stock, either:

         -        $12.48 in cash; or

         -        0.5674 shares of Sterling Financial common stock.

You may choose to exchange some or all of your shares for cash and some or all of your shares for Sterling Financial common stock. However, as described below, you may not receive the exact amount of cash or stock you elect.

         In addition, under the terms of the agreement, 70% of the total consideration payable to Equipment Finance shareholders will be paid in Sterling Financial common stock. In the event that Equipment Finance shareholders elect to receive cash that, in the aggregate, exceeds 26.5% of the total consideration, the amount of cash that shareholders receive will be reduced through an allocation process. If the number of shares for which shareholders subscribe exceeds 954,914, the shares that shareholders receive will also be reduced through an allocation process.

         Accordingly, after Equipment Finance shareholder elections have been tabulated, the elected amounts of cash or stock may be subject to reduction to achieve a mix of aggregate consideration to Equipment Finance shareholders that consists of a minimum of 70% in Sterling Financial common stock and approximately 26.5% in cash. Therefore, you may receive significantly less cash or stock than you elect to receive, or a different combination of cash and Sterling Financial common stock than you elect.

         If you do not make a valid election for cash or stock consideration, Sterling Financial will allocate Sterling Financial common stock as the form of consideration to be received by you. This allocation will minimize the impact of the allocation procedure on those shareholders who do make an election.

         In addition, Sterling Financial will not issue fractional shares of Sterling common stock to Equipment Finance shareholders. If you are otherwise entitled to receive a fractional share of Sterling common stock under the exchange procedure described above, for that fractional share you will instead receive cash.

REPORT OF EQUIPMENT FINANCE INDEPENDENT FINANCIAL ADVISOR

         Garland McPherson & Associates provided the Board of Equipment Finance with a detailed evaluation of the proposed merger price in light of Equipment Finance's financial results and publicly available information regarding the commercial finance and forestry industries. However, due to the auction process pursued by the company, the Board of Equipment Finance decided that it was comfortable with the value for the company that had resulted and that it would not be necessary or desirable to obtain a fairness opinion. Therefore, GM&A was not requested to, and it did not render a fairness opinion on the proposed transaction.

EFFECTIVE DATE OF THE TRANSACTION

         The effective date of the transaction will occur on the last business day of a calendar month following the satisfaction or waiver of all conditions to completion of the transaction specified in the agreement. Equipment Finance and Sterling Financial may also mutually agree on a different date. We presently expect that the effective date of the transaction will occur prior to April 1, 2002.

         On or prior to the effective date of the transaction, Sterling Financial will file articles of merger with the Pennsylvania Department of State. This document will set forth the effective date of the transaction.

EXCHANGE OF EQUIPMENT FINANCE STOCK CERTIFICATES

         On the effective date of the transaction, each outstanding share of Equipment Finance common stock will convert into the right to receive $12.48 cash, 0.5674 shares of Sterling Financial common stock or a combination of cash and shares of Sterling Financial common stock. The $1,065,000 held in escrow, will be distributed, pro rata, as described under "Material Contracts" below.

         Under the terms of the agreement, you must deliver a properly executed election form, with your certificates and other customary transmittal materials, to American Stock Transfer & Trust Company, the exchange agent, by 5:00 p.m. Eastern Standard Time, 15 days following the mailing of these proxy materials Your election form is included in these materials. You will indicate the form of consideration you elect to receive for your Equipment Finance common stock.

         Until you exchange your certificates representing Equipment Finance common stock, you will not receive the certificates for the Sterling Financial common stock into which your Equipment Finance shares have converted. You must exchange your Equipment Finance stock certificates to receive the dividends that are paid to you as a Sterling Financial shareholder after the closing date. After closing, the exchange agent will deliver a check for cash consideration, excluding the escrow amount, to former shareholders of Equipment Finance.

         For all other purposes, however, each certificate that represents shares of Equipment Finance common stock outstanding at the effective date of the transaction will evidence ownership of the shares of Sterling Financial common stock into which those shares converted as a result of the transaction. Neither Sterling Financial nor Equipment Finance will have liability for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

BUSINESS PENDING THE TRANSACTION

         Equipment Finance has agreed to conduct its business in the usual, regular and ordinary course, consistent with prudent business judgment, pending the transaction except as consented to by Sterling Financial in writing. Among other things, it will:

         -        Not amend its articles of incorporation or bylaws;

         - Maintain all of its structures, equipment and other real property and tangible personal property in good repair, order and condition;

         - Maintain its books of account, financial statements and other financial records in accordance with GAAP;

         - Use all reasonable efforts to preserve or collect all claims and causes of action belonging to Equipment Finance; and

         - Keep all insurance policies, now carried, in full force and effect.

         In addition, Equipment Finance will:

         - Not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of its properties or assets to any material lien, claim, charge or encumbrance of any kind, except as previously disclosed to Sterling Financial;

         - Not declare, set aside or pay any dividend or make any other distribution in respect of its common stock, except that Equipment Finance may:

                  -        pay normal and ordinary cash dividends;

                  - make distributions to shareholders so long as certain conditions are met; and

                  - distribute certain funds from its accumulated adjustments account, pro rata, to Equipment Finance shareholders.

         - Not authorize, purchase, issue, transfer or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of its common stock or any other of its equity or debt securities or any securities convertible into its common stock;

         - Not increase the rate of compensation of, pay a bonus (except as provided below) or severance compensation to, enter into any employment, severance, deferred compensation or other agreement with any of its officers, directors, employees or consultants; except that Equipment Finance may grant general salary increases to individual employees in the ordinary course of business consistent with past practices and as indicated in information previously delivered to Sterling Financial;

         - Not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividend, stock split or like change in capitalization;

         - Not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees except that Equipment Finance may pay bonuses to current employees, which bonuses will be paid prior to the date of the transaction;

         - Not make any loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any such outstanding commitment;

         - Not enter into any related party transaction except transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectibility or present other unfavorable features;

         - Not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity or person (or agree to any transaction, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, lease, sell, convey, transfer or dispose (or agree to acquire, liquidate, sell or dispose) of any assets or any rights, other than in the ordinary course of business and consistent with prior practice;

         - Not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, initiate, engage in discussions or participate in any negotiations concerning any acquisition or purchase of all or a substantial equity interest or portion of its assets or any business combination with it, or authorize or permit any officer, director, employee, agent, consultant, counsel, affiliate or other representative to do any of the above except in the ordinary course of business; and

         - Not take any action that would result in the failure of the transaction to qualify as a tax-free reorganization.

MATERIAL CONTRACTS

         Other than the employment agreements entered into on November 2, 2001 between Messrs. Graner, Schlager and Braas, Sterling Financial and Equipment Finance, an escrow agreement to be entered into on or before closing and the ongoing business relationship in which Equipment Finance has been a customer of Town & Country, Inc., a Bank of Lancaster County subsidiary, there have been no material contracts or other transactions between Equipment Finance and Sterling Financial since signing the agreement. (See "Financial Interests of Directors and Officers," below, for a description of the employment agreements.) Further, there have not been any material contracts, arrangements, relationships or transactions between Equipment Finance and Sterling Financial during the past five years, other than in connection with the agreement and as described in this proxy statement prospectus.

         Escrow Account

         Equipment Finance shareholders will receive cash, shares of Sterling Financial common stock, or a combination of cash and shares of Sterling Financial common stock as the consideration for their Equipment Finance common stock. In addition, Equipment Finance shareholders will receive a pro rata portion of the $1,065,000 reserve consideration that will be paid over a period of three years following the closing of the transaction. On or prior to the closing, Sterling Financial and Equipment Finance will enter into an escrow agreement with a mutually agreed upon escrow agent who will hold and disperse the $1,065,000 escrow reserve fund according to Section 17 of the agreement. Equipment Finance shareholders will be represented by three former directors of Equipment Finance. Sterling Financial will deliver the reserve consideration to the escrow agent at the closing and the escrow agent will distribute 50% of the amount in the escrow reserve fund on the second anniversary of the closing if no investigation, audit, examination or litigation is pending on that date with respect to Equipment Finance tax issues. On the third anniversary of the closing, the escrow agent will distribute the remaining amount of the escrow reserve fund if no investigation, audit, examination or litigation is pending on that date with respect to Equipment Finance tax issues. The escrow reserve fund will be held in an interest-bearing account and the interest earned on this fund will accrue to and be disbursed to Sterling Financial.

CONDITIONS TO THE TRANSACTION

         The obligations of Equipment Finance and Sterling Financial to complete the transaction are subject to a number of conditions and contingencies which must be satisfied or waived prior to closing. They are categorized as common conditions, conditions to Equipment Finance's obligations, and conditions to Sterling Financial's obligations and are stated in the agreement. The most significant of these conditions include:

         Common Conditions

         -        Approval by the shareholders of Equipment Finance;

         - Approval by, notice to or consent of the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency;

         - Continued effectiveness of the registration statement containing this proxy statement prospectus;

         - Determination of compliance with all applicable federal and state securities and antitrust laws; and

         - Execution of an escrow agreement by Sterling Financial and Equipment Finance.

         Equipment Finance Conditions

         - Receipt of an opinion from KPMG LLP concerning certain federal income tax consequences to Equipment Finance and Equipment Finance shareholders of the transaction; and

         - Each of Sterling Financial's representations, warranties and covenants contained in the agreement are true and correct on the effective date of the transaction.

         Sterling Financial Conditions

         - Each of Equipment Finance's representations, warranties and covenants contained in the agreement are true and correct on the effective date of the transaction;

         - Dissenting shareholders exercise of dissenters' rights with respect to no more than 5% of the issued and outstanding shares of Equipment Finance common stock;

         - As of the closing date, Equipment Finance's capital equity account equals or exceeds $12,795,000;

         - Receipt of an opinion from Ernst & Young LLP concerning certain federal income tax consequences to Sterling Financial of the transaction; and

         - Receipt of an executed affiliates agreement by each officer, director and Equipment Finance shareholder who may be deemed to be an "affiliate" of Equipment Finance.

         In connection with the regulatory approvals, Sterling Financial will file:

         - A Notice with respect to the transaction with the Board of Governors of the Federal Reserve System, pursuant to the Bank Holding Company Act; and

         - An Application with the Office of the Comptroller of the Currency, relating to the operation of an operating subsidiary of Bank of Lancaster County.

         Any term or condition of the agreement may be waived by the party that would benefit from the term at any time before the transaction, whether before or after the approval of the agreement by Equipment Finance's shareholders. However, the parties may not adopt a change in the amount of consideration to be received by Equipment Finance shareholders unless the shareholders of Equipment Finance approve the change. In addition, if the parties waive the requirement that a tax opinion be delivered at closing and the tax consequences to the Equipment Finance shareholders are material, Equipment Finance would send revised materials to shareholders and solicit their approval.

TERMINATION OF THE TRANSACTION

         The agreement may be terminated at any time before the transaction, whether before or after its approval and adoption by the shareholders of Equipment Finance by:

         -        Agreement of the parties;

         - Unilateral action by Sterling Financial or Equipment Finance in the event of a material breach by the other party of any representation, warranty or covenant not remedied within 20 days after written notice or any condition precedent to the terminating party's obligation to consummate the transaction is not satisfied through no fault of the terminating party;

         - Sterling Financial or Equipment Finance in the event of a failure to consummate the transaction by April 1, 2002, unless the failure to consummate is due to the terminating party's failure to perform or observe its obligations; or

         -        Sterling Financial, if under circumstances described in
                  Section 7(a)(2) of the agreement, Sterling Financial is unable to obtain the necessary regulatory approvals and consents by April 1, 2002.

         We anticipate that the transaction will close in the first quarter of 2002. Neither Equipment Finance nor Sterling Financial can predict whether the market price of Sterling Financial's stock will increase, decrease or remain stable between the date of this proxy statement prospectus and the closing date.

TERMINATION FEES

         If Equipment Finance or Sterling Financial terminates the agreement due to particular circumstances, so long as the non-terminating party has not breached its obligations under the agreement, then a termination fee must be paid to the other party.

         If Equipment Finance has not timely remedied a material breach of if Equipment Finance:

         - Merges with or into, or consolidates with, or is purchased or acquired by a party other than Sterling Financial;

         - Agrees to a merger, consolidation, affiliation, purchase or acquisition by a party other than Sterling Financial;

         - Permits or agrees to permit a third party to be merged with it or consolidate or affiliate with a third party;

         - Acquires control over any third party or creates any subsidiary; or

         - Acquires, liquidates, leases, sells, conveys, transfers or disposes (or agrees to acquire, liquidate, sell or dispose) in any way of any assets or any of Equipment Finance's rights to a party other than Sterling Financial or an affiliate of Sterling Financial other than in the ordinary course of business and consistent with prior practice, unless in any of the cases described above, the failure to do so would constitute a breach of fiduciary duty by Equipment Finance's directors, then Equipment Finance will be deemed to have breached its obligations and it will pay $1,000,000 to Sterling Financial.

         If Sterling Financial has not timely remedied a material breach, then Sterling Financial will be deemed to have breached its obligations and it will pay $500,000 to Equipment Finance.

EMPLOYEES

         Sterling Financial and any of its affiliates will employ as officers and employees of Equipment Finance immediately following the transaction, any persons who were officers and employees of Equipment Finance immediately before the transaction. Except for George W. Graner, Michael J. Schlager and Joseph M. Braas who have signed employment agreements, attached as exhibits to this proxy statement prospectus, all other employment will be on an "at will" basis. The employment agreements are also discussed at "Financial Interests of Directors and Officers," below. As a condition to employment by Sterling Financial or a Sterling Financial affiliate, any continuing employee must agree to cancel any existing employment contract, agreement or understanding now in existence with Equipment Finance.

         After the transaction, all continuing Equipment Finance employees will continue to participate in Equipment Finance's health, welfare and benefit plans in effect prior to the transaction. Sterling Financial's Board of Directors will determine changes to compensation and benefits in the future as may be appropriate.

MANAGEMENT AND OPERATIONS FOLLOWING THE TRANSACTION

         On the effective date, Mr. George W. Graner will be employed as Chief Executive Officer and President of Equipment Finance and Mr. Michael J. Schlager and Mr. Joseph M. Braas will be employed as Senior Vice Presidents of Equipment Finance, each pursuant to the terms and conditions of their respective employment agreements which are attached to Annex A of this proxy statement prospectus and described at "Financial Interests of Directors and Officers," below.

         Further, on the effective date, J. Roger Moyer, Jr., Thomas Dautrich, George W. Graner and other individuals mutually agreed upon by Equipment Finance and Sterling Financial will be appointed to the Board of Directors of Equipment Finance and will serve until their successors have been duly elected, qualified or appointed.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the anticipated material United States federal income tax consequences of the transaction to you as a holder of Equipment Finance common stock. This discussion is based on laws, regulations, rulings, and judicial decisions as they exist on the date of this document. These authorities are all subject to change and any such change may be made with retroactive effect.

         This discussion is not a complete description of the United States federal income tax consequences of the transaction and may not apply to a holder subject to special treatment under the Internal Revenue Code of 1986, as amended, such as a holder that is:

         - A person who holds shares of Equipment Finance common stock in a qualified retirement plan or program;

         - A person who acquired shares of Equipment Finance common stock pursuant to the exercise of an employee stock option or otherwise as compensation; or

         - A person who holds shares of Equipment Finance common stock as part of a hedge, straddle, conversion, or constructive sale transaction.

         In addition, this discussion applies only to a holder of Equipment Finance common stock who is holding the stock as a capital asset and who is a U.S. person (as defined in Section 7701(a)(30) of the Internal Revenue Code). We will not request a ruling from the IRS regarding the tax consequences of the transaction. Moreover, the opinions of tax advisors described in this discussion are not binding on the IRS, and none of those opinions would prevent the IRS from challenging the U.S. federal income tax treatment of the transaction. In addition, this discussion does not address the state, local, or foreign tax consequences of the transaction.


         Because of the complexities of the tax laws in general, and the complexities of the tax consequences associated with the receipt of cash in the transaction in particular, you should consult your tax advisor with respect to the federal, state, local, and foreign tax consequences of the transaction as they apply to your specific situation.


         In connection with the filing with the Commission of the registration statement of which this document is a part, KPMG LLP, has delivered an opinion addressing the United States federal income tax consequences of the transaction to Equipment Finance shareholders. This opinion is based upon facts, representations, and assumptions set forth or referred to in the opinion. In rendering this opinion, KPMG LLP has relied upon representations and facts provided by Sterling Financial and Equipment Finance. The opinion is, among other things, to the effect that:

         - The merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

         - Sterling Financial and Equipment Finance will each be a party to a reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

         - No gain or loss will be recognized by Equipment Finance as a result of the transaction;

         - If you receive only Sterling Financial common stock for all of your shares of Equipment Finance stock, you will not recognize any gain or loss with respect to shares of Sterling Financial stock received (except with respect to cash received in lieu of a fractional share interest in Sterling Financial common stock);

         - If you receive Sterling Financial common stock and cash (other than cash in lieu of a fractional share interest in Sterling Financial common stock) in exchange for shares of Equipment Finance common stock, you will recognize gain, if any, but not more than the amount of cash you receive and you will not recognize any loss;

         - Your aggregate tax basis in any shares of Sterling Financial common stock received in the transaction (including fractional shares deemed received and redeemed as described below) will be the same as your aggregate tax basis of the shares of Equipment Finance common stock that you surrendered in exchange therefore, decreased by the amount of any cash received by you and increased by the amount of income or gain recognized in the exchange;

         - Your holding period in any shares of Sterling Financial common stock received in the transaction (including any fractional shares deemed received and redeemed as described below) will, in each instance, include the period during which your shares of Equipment Finance common stock surrendered in exchange therefore were held; and

         - The payment of cash in lieu of fractional share interests of Sterling Financial common stock will be treated as if Sterling Financial distributed the fractional shares as part of the exchange and then redeemed the shares; such cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed, as provided in
                  Section 302(a) of the Internal Revenue Code; and gain or loss will be realized and recognized in an amount equal to the difference between the redemption price and the basis of the fractional share of Sterling Financial common stock deemed surrendered therefore.

Character of Gain if you Exchange your Equipment Finance Common Stock Solely for Cash

         In general, if you exchange all of your shares of Equipment Finance common stock that you actually own solely for cash, you will recognize capital gain or loss (except to the extent cash received from escrow is considered to be interest) equal to the difference between the amount of cash received and your adjusted tax basis in the shares of Equipment Finance common stock, which gain or loss will be long-term capital gain or loss if your holding period with respect to the shares of Equipment Finance common stock surrendered is more than one year as of the effective date of the transaction. If, however, you actually or constructively (through the constructive ownership rules of the Internal Revenue Code) own shares of Sterling Financial stock immediately after the merger, part or all of the cash received may instead be treated as ordinary income if the exchange has the effect of a distribution of a dividend. The application of the law in such a case is particularly complex; accordingly, you should consult your tax advisor.

Calculation and Character of Gain if you Exchange your Equipment Finance Common Stock for Sterling Financial Common Stock and Cash

         For purposes of calculating gain, if you receive Sterling Financial common stock and cash (other than cash in lieu of a fractional share of Sterling Financial common stock and other than cash received from escrow that is considered to be interest), you must calculate gain or loss separately for each identifiable block of shares surrendered in the exchange, and such gain or loss is equal to the sum of the amount of cash and the fair market value of Sterling Financial common stock received with respect to that block of shares minus your adjusted tax basis in that block of shares. In addition, you may not use a loss realized on one block of shares to offset a gain realized on another block of shares.

         In general, if you exchange your shares of Equipment Finance common stock for a combination of Sterling Financial common stock and cash (other than cash in lieu of a fractional share of Sterling Financial common stock), the determination of whether any gain recognized in the exchange should be treated as capital gain or has the effect of a distribution of a dividend depends upon whether, and to what extent, the exchange reduces your deemed percentage stock ownership of Sterling Financial. For purposes of this determination, you are treated as if you first exchanged all of your shares of Equipment Finance common stock solely for Sterling Financial common stock and then Sterling Financial immediately redeemed (in a deemed redemption) a portion of such Sterling Financial common stock in exchange for the cash you actually received. The gain recognized in the exchange will be treated as capital gain if the deemed redemption is substantially disproportionate with respect to you or is not essentially equivalent to a dividend.

         The deemed redemption should generally be substantially disproportionate with respect to you if the percentage of the outstanding stock of Sterling Financial you own, actually and constructively, immediately after the deemed redemption is less than 80% of the percentage of the outstanding stock of Sterling Financial you are deemed to own, actually and constructively, immediately before the deemed redemption.

         Whether the deemed redemption by Sterling Financial is not essentially equivalent to a dividend will depend upon your particular circumstances. In order for the deemed redemption to be not essentially equivalent to a dividend, the deemed redemption must result in a meaningful reduction in your actual and constructive percentage stock ownership of Sterling Financial. In general, that determination requires a comparison of the percentage of the outstanding stock of Sterling Financial you are deemed to own, actually and constructively, immediately before the deemed redemption and the percentage of the outstanding stock of Sterling Financial you actually and constructively own immediately after the deemed redemption. The IRS has ruled that a minority shareholder (i.e., a shareholder whose relative stock interest is minimal in relation to the number of shares outstanding and who exercises no control with respect to corporate affairs) generally is treated as having a meaningful reduction in interest if a cash payment results in a relatively minor reduction in the shareholder's actual and constructive percentage ownership.

         Regardless of the character of your gain on a separately identifiable block of stock, the taxable amount of such gain will be limited to the lesser of the amount of the gain calculated with respect to such block and the amount of the cash you receive with respect to such block.

CASH RECEIVED INSTEAD OF A FRACTIONAL SHARE

         As discussed above, cash received by you in lieu of a fractional share of Sterling Financial common stock will be treated as though the fractional share had been received and then redeemed for cash, and in general, gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the shares of Equipment Finance common stock allocable to such fractional interest. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Equipment Finance common stock was more than one year as of the effective date of the transaction.

BACKUP WITHHOLDING

         Unless an exemption applies under the applicable law and regulations, the exchange agent will be required to withhold 31% of any cash payments to which you or other payee are entitled in the transaction unless you or other payee provide a taxpayer identification number (social security number or employer identification number) and certify, among other things, that such number is correct. You and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the transmittal letter that accompanies the election form, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is established in a manner satisfactory to the exchange agent.

ACCOUNTING TREATMENT

         Sterling Financial will use the purchase method of accounting to account for the acquisition. In general, the purchase method of accounting accounts for a business combination as the acquisition of one company by another. Purchase accounting requires Sterling Financial to allocate the purchase price and costs of the acquisition to all of Equipment Finance's tangible and identifiable intangible assets and liabilities, based on their fair value at the agreement date. Any excess will be recorded as goodwill. Under recent accounting pronouncements, goodwill is no longer amortized but is measured periodically for impairment, with any resulting impairment losses included in operating income. Equipment Finance's earnings or losses will be included in Sterling Financial's financial statements only prospectively from the date of closing.

EXPENSES

         Equipment Finance and Sterling Financial will each pay all their respective costs and expenses, including fees and expenses of financial consultants, tax advisors, accountants and legal counsel, except that Equipment Finance and Sterling Financial will share the cost of printing this proxy statement prospectus.

RESTRICTION ON RESALE OF STOCK HELD BY AFFILIATES

         The shares of Sterling Financial common stock to be issued upon completion of the transaction have been registered with the Commission under the Securities Act. Following the transaction, these shares may be freely resold or otherwise transferred by all former shareholders of Equipment Finance, except those former shareholders who are deemed "affiliates" of Equipment Finance, within the meaning of Commission Rules 144 and 145. In general terms, any person who is an executive officer, director or 10% shareholder of Equipment Finance at the time of the meeting may be deemed to be an affiliate of Equipment Finance for purposes of Commission Rules 144 and 145. This proxy statement prospectus does not cover resales of shares of Sterling Financial common stock to be issued to affiliates of Equipment Finance in connection with the transaction.

         Sterling Financial common stock received by persons who are deemed to be affiliates of Equipment Finance may be resold only:

         -        In compliance with the provisions of Commission Rule 145(d);

         - In compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

         - Pursuant to an effective registration statement filed with the Commission.

         In general terms, Commission Rule 145(d) permits an affiliate of Equipment Finance to sell shares of Sterling Financial common stock he or she received in ordinary brokerage transactions subject to certain limitations on the number of shares that may be sold in any consecutive three month period. Persons who are not affiliates of Sterling Financial and who hold their shares of Sterling Financial for at least one year following completion of the transaction may freely sell their Sterling Financial shares.

         The ability of affiliates to resell shares of Sterling Financial common stock received in the transaction under Rule 144 or Rule 145, is subject to Sterling Financial having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates are also permitted to resell Sterling Financial common stock received in the transaction pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act regulations and requirements. This proxy statement prospectus does not cover any resales of Sterling Financial common stock received by persons who may be deemed to be affiliates of Sterling Financial or Equipment Finance.

         Each person who may be an affiliate of Equipment Finance is required, prior to the closing, to provide Sterling Financial with a letter agreeing to abide by the limitations imposed by the Commission regarding the sale or other disposition of the shares of Sterling Financial common stock that the shareholders will receive in the transaction.

FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS

         Certain members of management of Equipment Finance and its Board of Directors may have an interest in the transaction in addition to their interests as shareholders.

         On November 2, 2001, Messrs. Graner, Schlager and Braas entered into employment agreements with Sterling Financial and Equipment Finance which will only take effect on the effective date of the transaction. Under the terms of their respective agreements, Mr. Graner will be employed as President and Chief Executive Officer of Equipment Finance, Mr. Schlager will be employed as Senior Vice President of Equipment Finance and Mr. Braas will be employed as Senior Vice President of Equipment Finance.

         The term of Mr. Graner's agreement is three years, beginning on the effective date of the transaction. On the third anniversary date of the employment agreement, the term of the agreement is extended for an additional year and is renewed each subsequent year for one year, unless either Mr. Graner, Equipment Finance or Sterling Financial indicates that he/it does not wish to extend the term at least one year prior to the renewal date.

         Mr. Graner receives an automobile and country club membership dues under the employment agreement. In addition, Mr. Graner is entitled to participate in the employee benefit plans in effect at Equipment Finance, including an incentive compensation plan that will be designed prior to closing.

         The employment agreement allows Equipment Finance or Sterling Financial to terminate Mr. Graner's employment for cause. The agreement automatically terminates if Mr. Graner becomes disabled for a period of more than 90 days or terminates his employment other than for good reason. Following a change in control of Equipment Finance, Mr. Graner would be entitled to receive a lump sum equal to one time his annual base salary at the time of the change in control. If Mr. Graner's employment is terminated by Equipment Finance or Sterling Financial without cause or Mr. Graner terminates his employment for good reason, Mr. Graner is entitled to receive two times his annual compensation, payable in 24 equal monthly installments. Finally, Mr. Graner's employment agreement contains non-compete and non-solicitation clauses.

         The term of the employment agreements for Messrs. Schlager and Braas are five years, beginning on the effective date of the transaction. On the fifth anniversary date of the employment agreement, the term of the agreement is extended for an additional year and is renewed each subsequent year for one year, unless either the executive, Equipment Finance or Sterling Financial indicates that he/it does not wish to extend the term at least 90 days prior to the renewal date.

         Messrs. Schlager and Braas receive an automobile under their employment agreements. Mr. Schlager also receives country club membership dues. In addition, they are entitled to participate in the employee benefit plans in effect at Equipment Finance, including an incentive compensation plan that will be designed prior to closing. Both gentlemen are eligible to receive other bonuses if they remain employed by Sterling Financial and Equipment Finance for their initial five year employment period. If they remain employed for the initial five year period, one-half of the principal of the loans that they have with EFI Holdings, Inc. will be cancelled. If their agreements are renewed for a subsequent five year period and they serve through the end of that period, the remaining loan principal would be cancelled at the end of that period.

         The employment agreements for Messrs. Schlager and Braas allow Equipment Finance or Sterling Financial to terminate the executives' employment for cause. The agreements automatically terminate if the executives become disabled for a period of more than 90 days or if the executives terminate their employment other than for good reason. If the executives' employment is terminated without cause or if the executives terminate their employment for good reason, the executives are entitled to receive lump sums equal to one time their annual base salaries. Finally, the employment agreements for Messrs. Schlager and Braas contain non-compete and non-solicitation clauses.

         The Equipment Finance Board of Directors was aware of these factors and considered them, among other matters, in approving the reorganization agreement.

         The directors and officers of Sterling Financial and its subsidiaries have no special interests in the transaction, other than in their capacity as shareholders of Sterling Financial. The directors and officers of Sterling Financial and its subsidiaries will not receive any special consideration or compensation in connection with the completion of the transaction.

DISSENTERS' RIGHTS

         General. The Pennsylvania Business Corporation Law of 1988 grants shareholders of Equipment Finance the right to dissent from the transaction and to obtain payment of the "fair value" of their shares in the event we complete the transaction.

         If you are a shareholder of Equipment Finance and you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, which is attached to this proxy statement prospectus as Annex B. We include a discussion of the provisions of the statute. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law.

         Before the day of the shareholders meeting, send any written notice or demand required concerning your exercise of dissenters' rights to Mary C. Musser, Secretary, Equipment Finance, Inc., 118 West Airport Road, Suite A, Lititz, Pennsylvania 17543.

         Fair Value. The term "fair value" means the value of a share of Equipment Finance common stock immediately before the day of the transaction, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the transaction.

         Notice of Intention to Dissent.  If you wish to dissent, you must:

         - File a written notice of intention to demand payment of the fair value of your shares if the transaction is effected with Equipment Finance, prior to the vote of shareholders on the transaction at the meeting;

         - Make no change in your beneficial ownership of stock from the date you give notice through the day of the transaction; and

         -        Not vote your stock for approval of the agreement.

         Neither a proxy nor a vote against approval of the transaction satisfies the necessary written notice of intention to dissent.

         Notice to Demand Payment. If the transaction is approved by the required vote of shareholders, Equipment Finance will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the agreement. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

         Failure to Comply with Notice to Demand Payment, etc. You must take each step in the indicated order and in strict compliance with the statute to maintain your dissenters' rights. If you fail to follow the steps, you will lose your right to dissent and you will receive 0.5674 shares of Sterling Financial common stock or a combination of shares and cash for each share of Equipment Finance common stock that you hold.

         Payment of Fair Value of Shares. Promptly after the transaction, or upon timely receipt of demand for payment if the transaction already has taken place, Equipment Finance will send dissenters, who have deposited their stock certificates, the amount that Equipment Finance estimates to be the fair value of the stock. The remittance or notice will be accompanied by:

         - A closing balance sheet and statement of income of Equipment Finance for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

         - A statement of Equipment Finance's estimate of the fair value of the Equipment Finance common stock; and

         - A notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

         Estimate by Dissenter of Fair Value of Shares. If a dissenter believes that the amount stated or remitted by Equipment Finance is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to Equipment Finance. If Equipment Finance remits payment of the estimated value of a dissenters' stock and the dissenter does not file his or her own estimate within 30 days after the mailing by Equipment Finance of its remittance, the dissenter will be entitled to no more than the amount remitted by Equipment Finance.

         Valuation Proceeding. If any demands for payment remain unsettled within 60 days after the latest to occur of:

         -        The effective date of the transaction;

         - Timely receipt by Equipment Finance of any demands for payment; or

         - Timely receipt by Equipment Finance of any estimates by dissenters of the fair value,

then, Equipment Finance may file an application, in the Court of Common Pleas of Lancaster County, requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

         If Equipment Finance fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against Equipment Finance, may file an application in the name of Equipment Finance at any time within the 30-day period after the expiration of the 60-day period and request that the Lancaster County Court determine the fair value of the shares. The fair value determined by the Lancaster County Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid Equipment Finance's estimates of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Lancaster County Court finds fair and equitable.

         Equipment Finance intends to negotiate in good faith with any dissenting shareholders. If, after negotiation, a claim cannot be settled, then Equipment Finance intends to file an application requesting that the fair value of the common stock be determined by the Lancaster County Court.

         Costs and Expenses. The costs and expenses of any valuation proceedings in the Lancaster County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against Equipment Finance except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS
                         AND RELATED SHAREHOLDER MATTERS

STERLING FINANCIAL COMMON STOCK

         Sterling Financial common stock is quoted on the National Market System of NASDAQ under the symbol "SLFI." The table below shows, for the periods indicated, the high and low prices for Sterling Financial common stock as reported on NASDAQ, and cash dividends declared per share. The quotations in the table represent quotations between dealers, do not include retail markups, mark downs or commissions, and may not represent actual transactions. All information has been adjusted for stock dividends and splits throughout the periods.


                                                                                              CASH DIVIDENDS
2001                                      HIGH                         LOW                  DECLARED PER SHARE
----                                      ----                         ---                  ------------------
First Quarter                            $20.88                       $15.13                     $0.190

Second Quarter                            24.33                        19.00                      0.190

Third Quarter                             26.00                        20.20                      0.200

Fourth Quarter                            25.00                        20.85                      0.200


                                                                                              CASH DIVIDENDS
2000                                      HIGH                         LOW                  DECLARED PER SHARE
----                                      ----                         ---                  ------------------
First Quarter                            $30.50                       $16.56                     $0.185

Second Quarter                            20.88                        12.25                      0.185

Third Quarter                             19.69                        14.19                      0.190

Fourth Quarter                            19.13                        15.00                      0.190

                                                                                              CASH DIVIDENDS
1999                                      HIGH                         LOW                  DECLARED PER SHARE
----                                      ----                         ---                  ------------------
First Quarter                            $36.80                       $26.80                     $0.176

Second Quarter                            29.80                        26.00                      0.176

Third Quarter                             32.48                        24.70                      0.184

Fourth Quarter                            32.00                        25.00                      0.185


         On January 1, 2002, the closing price for Sterling Financial common stock, as reported on NASDAQ was $24.36. As of January 1, 2002, Sterling Financial common stock was held by 4,645 holders of record. Sterling Financial has in the past paid regular quarterly cash dividends to its shareholders on or about January 2, April 1, July 1 and October 1, of each year.

EQUIPMENT FINANCE COMMON STOCK

         Equipment Finance common stock is closely held and not quoted on an exchange or electronic bulletin board. The table below shows, for the periods indicated, the known trades of Equipment Finance common stock since January 1, 1999 as reported by the company, and cash dividends paid per share. The quotations in the table reflect private transactions. All information has been adjusted for stock dividends and stock splits throughout the periods.

                                                                              CASH DIVIDENDS
             2001                                     PRICE                   PAID PER SHARE
             ----                                     -----                   --------------
             First Quarter                          no trades                      $0.33

             Second Quarter                         no trades                       0.43

             Third Quarter                          no trades                       0.33

             Fourth Quarter                         no trades                       0.36

                                                                              CASH DIVIDENDS
             2000                                     PRICE                   PAID PER SHARE
             ----                                     -----                   --------------
             First Quarter                          no trades                      $0.30

             Second Quarter                         no trades                       0.30

             Third Quarter                            $9.40                         0.30

             Fourth Quarter                         no trades                       0.30

                                                                              CASH DIVIDENDS
             1999                                     PRICE                   PAID PER SHARE
             ----                                     -----                   --------------
             First Quarter                          no trades                       --

             Second Quarter                            $6.08                        --

             Third Quarter                              6.08                        --

             Fourth Quarter                             9.40                       $0.60

         As of January 1, 2002, Equipment Finance common stock was held by approximately 67 holders of record. Equipment Finance typically pays its cash dividends to its shareholders when and if declared on or about March 1, June 1, September 1 and December 1 of each year.

                        COMPARISON OF SHAREHOLDER RIGHTS


         After the transaction, the shareholders of Equipment Finance will become shareholders of Sterling Financial. There are certain differences in the rights of shareholders of these two companies. We summarize the differences between Equipment Finance and Sterling Financial common stock and the rights of their respective holders, as of January 1, 2002, in the following table:



                                                       EQUIPMENT FINANCE, INC.                STERLING FINANCIAL CORPORATION
                                                       -----------------------                ------------------------------
TITLE                                         Common stock, no par value per share       Common stock, $5.00 par value per share

SHARES AUTHORIZED                             10,000,000                                 35,000,000

SHARES ISSUED AND OUTSTANDING                 2,323,392 at January 1, 2002               12,511,953 at January 1, 2002

PREFERRED STOCK                               None authorized                            None authorized

PREEMPTIVE RIGHTS                             No                                         Limited Circumstances

VOTING:  ELECTION OF DIRECTORS                Cumulative                                 Non-cumulative

CLASSIFICATION OF BOARD OF DIRECTORS                                                     Board of Directors divided into 3 classes
                                                                                         with 3-year terms; approximately 1/3 of
                                                                                         directors elected each year

VOTING:  OTHER MATTERS                        One vote                                   One vote for each share owned of record

TRANSACTIONS, CONSOLIDATIONS, LIQUIDATIONS    Majority                                   Approval by a vote of 75% of outstanding
SALES OF SUBSTANTIALLY ALL ASSETS                                                        shares of common stock. If the transaction
                                                                                         has received prior approval of at least a
                                                                                         majority of the continuing members of the
                                                                                         Board of Directors, then 66 2/3% of the
                                                                                         outstanding shares of common stock would be
                                                                                         required.

SPECIAL SHAREHOLDER MEETINGS                  Upon request of the President, Board of    Upon request by: (i) the Chief Executive
                                              Directors or shareholders entitled to      Officer, (ii) the Executive Committee of
                                              cast at least 20% of the votes all         the Board of Directors, or (iii) the
                                              shareholders are entitled to cast.         Board of Directors pursuant to a
                                                                                         resolution adopted by the affirmative
                                                                                         vote of the Board of Directors.  Special
                                                                                         meetings may not be called by the
                                                                                         shareholders.

AUTHORIZATION TO ISSUE SHARES                 Approval by the Board of Directors         Approval by the Board of Directors,
                                                                                         subject to the shareholder approval
                                                                                         requirements of the Non-quantitative
                                                                                         Maintenance Criteria for National Market
                                                                                         System issuers of The NASDAQ Stock
                                                                                         Market, Inc.

                                                   EQUIPMENT FINANCE, INC.                STERLING FINANCIAL CORPORATION
                                                   -----------------------                ------------------------------
 REPURCHASE OF ADDITIONAL SHARES          Stock can be repurchased if, after the     Stock can be repurchased up to the extent of
                                          purchase: (i) the corporation is able to   unrestricted or unreserved undivided profits
                                          pay debts as they become due; or (ii)      and as much of its unrestricted surplus as
                                          total assets are greater than total        has been made available for such purpose by
                                          liabilities plus any amounts that would    the prior affirmative vote of the Board of
                                          be needed to satisfy preferential          Directors, stock can not be repurchased when
                                          shareholder rights upon a dissolution of   Sterling Financial is insolvent or would be
                                          the corporation.                           made insolvent by the purchase; and no more
                                                                                     than 10% of the outstanding shares can be
                                                                                     repurchased in any 12 month period without
                                                                                     prior regulatory approval. Also, provisions
                                                                                     of the Securities Act of 1933 restrict the
                                                                                     timing, nature and amount of repurchases.

STOCK INCENTIVE PLAN                      No                                         Yes

DISSENTERS' RIGHTS                        Yes                                        Yes

DIVIDEND REINVESTMENT PLAN                No                                         Yes

MARKET                                    None                                       Listed for quotation on the National
                                                                                     Market System of The NASDAQ Stock Market,
                                                                                     Inc.

REGISTERED UNDER EXCHANGE ACT             No                                         Yes

                INFORMATION ABOUT STERLING FINANCIAL CORPORATION

         Sterling Financial is a Pennsylvania business corporation, based in Lancaster, Pennsylvania. The corporation was organized on February 23, 1987, and became a bank holding company on June 30, 1987, through the acquisition of all of the outstanding stock of The First National Bank of Lancaster County, now by change of name, Bank of Lancaster County, N.A. On June 15, 1999, Sterling Financial acquired all of the outstanding stock of Northeast Bancorp, Inc. and thereby acquired First National Bank of North East. On July 27, 2000, Sterling acquired all of the outstanding shares of Hanover Bancorp, Inc. and thereby acquired Bank of Hanover and Trust Company and HOVB Investment Company. On March 19, 2001, Sterling Financial was approved for financial holding company status.

         The corporation provides a wide variety of commercial banking and trust services through its wholly-owned subsidiaries, Bank of Lancaster County, N.A., First National Bank of North East, and Bank of Hanover and Trust Company. Dividends provided by Sterling Financial's subsidiary banks provide a major source of operating funds for the corporation. The corporation's expenses consist principally of operating expenses.

         As a registered financial holding company, Sterling Financial is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the rules and regulations of the Board of Governors of the Federal Reserve System. Under applicable Board of Governors of the Federal Reserve System policies, a financial holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each subsidiary bank in circumstances when it might not do so absent such a policy.


         Bank of Lancaster County, N.A. is a full service commercial bank operating under a charter from the Comptroller of the Currency. On July 29, 1863, the Comptroller of the Currency authorized The First National Bank of Strasburg to commence the business of banking. On September 1, 1980, Sterling Financial changed the name to The First National Bank of Lancaster County. At the time of the holding company reorganization, on June 30, 1987, the name was changed to its present name. Bank of Lancaster County holds all of the outstanding stock of Town & Country, Inc., a vehicle and equipment leasing company, operating in Pennsylvania and other states. Bank of Lancaster County chartered Sterling Financial Trust Company, on August 8, 2001, to consolidate, through transfer of trust accounts, the trust operations of the Bank of Lancaster County with those of the Bank of Hanover and Trust Company. The main office of Bank of Lancaster County is located at One East Main Street, Strasburg, Pennsylvania. In addition to its main office, the bank has 29 branches in Lancaster County, two in Lebanon County and one branch in Chester County, Pennsylvania.


         On May 18, 1999, Bank of Lancaster County and Murray Insurance Associates, Inc. formed the Lancaster Insurance Group, L.L.C., a limited liability company under the laws of the Commonwealth of Pennsylvania. Regulatory approval was received July 27, 1999 to commence business. Lancaster Insurance Group offers comprehensive personal insurance coverage as well as a complete range of business insurance programs.

         On June 15, 1999, Sterling Financial acquired Northeast Bancorp, Inc. and First National Bank of North East. First National Bank of North East is a full service commercial bank operating under a charter from the Comptroller of the Currency. The main office of First National Bank of North East is located at 14 South Main Street, North East, Maryland. In addition to its main office, the bank has three branches in Cecil County, Maryland.

         Bank of Hanover and Trust Company was first organized in 1835 under the laws of the Commonwealth of Pennsylvania. The bank conducts its business principally through 14 banking offices located in York and Adams Counties, Pennsylvania and one office located in Westminster, Maryland.

         HOVB Investment Company, now a wholly-owned subsidiary of Sterling Financial, was incorporated in Delaware in 1999, and was acquired in connection with the Hanover transaction on July 27, 2000. Its principal activity is the holding and investing in equity securities.

         On July 21, 1998, Sterling Financial organized T & C Leasing, Inc., a Pennsylvania corporation. T & C Leasing, Inc. is a nationwide vehicle and equipment leasing company operating primarily in Pennsylvania. Its principal office is located at 1097 Commercial Avenue, East Petersburg, Pennsylvania.

         In addition, Sterling Financial also owns all of the outstanding stock of a non-bank subsidiary, Sterling Mortgage Services, Inc., a mortgage service company formed by Sterling Financial as a wholly-owned subsidiary. Sterling Mortgage Services, Inc. is presently inactive.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Certain documents previously filed by Sterling Financial with the Commission are incorporated by reference into this proxy statement prospectus as follows:

         - Sterling Financial's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 27, 2001;

         - Sterling Financial's Quarterly report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001;

         - Sterling Financial's Quarterly report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 13, 2001;

         - Sterling Financial's Quarterly report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001;

         - Sterling Financial's Current Report on Form 8-K, dated October 23, 2001, re: Earnings, as filed with the Commission on October 25, 2001;

         - Sterling Financial's Current Report on Form 8-K, dated November 2, 2001, re: Transaction with Equipment Finance, filed with the Commission on November 6, 2001;

         - Sterling Financial's Current Report on Form 8-K, dated November 7, 2001, re: Sterling Financial's presentation at the Mid-Atlantic 2001 Super-Community Bank Conference, as filed with the Commission on November 8, 2001;

         - Sterling Financial's Current Report on Form 8-K, dated November 21, 2001, re: Declaration of Cash Dividend, as filed with the Commission on November 27, 2001;


         - Sterling Financial's Current Report on Form 8-K, dated December 13, 2001, re: Amendment to Agreement, as filed with the Commission on December 20, 2001; and


         - Description of Sterling Financial's common stock in Sterling Financial's prospectus, filed with the Commission on April 22, 1999, which forms a part of Sterling Financial's Registration Statement No. 333-76821 on Form S-4.

         Sterling Financial incorporates by reference all documents it files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement prospectus and prior to the transaction, into this proxy statement prospectus. The incorporated documents are deemed a part of the proxy statement prospectus from the date of filing of each document. Any statement contained in a document incorporated by reference is deemed to be modified or superseded for purposes of this proxy statement prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this proxy statement prospectus. You should read all information appearing in this proxy statement prospectus in conjunction with the information and financial statements, including notes thereto, appearing in the documents incorporated herein by reference, except to the extent stated in this paragraph. All the information in this proxy statement prospectus is qualified in its entirety by the information in those documents.

                    INFORMATION ABOUT EQUIPMENT FINANCE, INC.

         Equipment Finance was incorporated under the laws of the Commonwealth of Pennsylvania on October 6, 1973 under the name Pheasant Hill Farms, Inc. In November 1981, the company changed its name to Ener-Sources, Inc. and in October 1985, it changed its name to FinDaTex Incorporated. Effective December 31, 1998, FinDaTex Incorporated merged with FinDaSub, Inc. with FinDaTex Incorporated being the surviving corporation. Effective January 1, 1999, FinDaTex Incorporated merged with Equipment Finance, Inc. and FinDaTex Incorporated changed its name to Equipment Finance, Inc.

         Equipment Finance is a commercial finance company that specializes in financing forestry and land clearing equipment to equipment dealers located in the eastern United States ranging from Maine to Florida. The company's headquarters are located at 118 West Airport Road, Suite A, Lititz, Pennsylvania 17543, telephone number (717) 569-8761.

         Equipment Finance, Inc. holds all of the issued and outstanding shares of capital stock of EFI Holdings, Inc., a Delaware holding company.

DESCRIPTION OF CAPITAL STOCK


         The authorized capital stock of Equipment Finance consists of 10,000,000 shares of common stock, no par value per share. As of January 1, 2002, there were 2,323,392 shares of common stock issued and outstanding. There are no other shares of capital stock of Equipment Finance authorized, issued or outstanding. Equipment Finance has no options, warrants, or other rights authorized, issued or outstanding.


         The holders of common stock are entitled to one vote for each share held of record on each matter presented for consideration by shareholders. Shareholders are not entitled to cumulate votes in the election of directors. The holders of common stock have no preemptive rights to acquire any additional shares. The shares of commons stock issued are fully paid and nonassessable and the holders thereof will not be subject to call or assessment under state law. Members of the Board of Directors are elected annually for one year terms.

         In the event of liquidation, dissolution or winding-up of Equipment Finance, holders of common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities.

Dividends

         The holders of common stock are entitled to share ratably in dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The timing and amount of dividends depends upon earnings, capital requirements, federal and state laws, regulations and policies and other factors deemed relevant by the Board of Directors. The ability of Equipment Finance to pay dividends to its shareholders is dependent upon the earnings and financial condition of the company.

Anti-takeover Provisions

         The articles of incorporation and bylaws of Equipment Finance do not include certain provisions which may be considered to be anti-takeover in nature, in that they might have the effect of discouraging or making more difficult the acquisition of control over Equipment Finance by means of an unsolicited tender or exchange offer, proxy contest or similar transaction. However, as a Pennsylvania business corporation, Equipment Finance is subject to, and may take advantage of the protections of, the anti-takeover provisions of the Pennsylvania Business Corporation Law. These anti-takeover provisions, which are designed to discourage the acquisition of control over a targeted Pennsylvania business corporation, include:

         - A provision whereby the directors of the corporation, in determining what is in the best interests of the corporation, may consider factors other than the economic interests of the shareholders, such as the effect of any action upon other constituencies, including employees, suppliers, customers, creditors and the community in which the corporation is located;

         - A provision that restricts certain business combinations unless there is prior approval by the directors or a supermajority of the shareholders; and

         - A provision permitting a corporation to adopt a shareholders rights plan.

         Corporations may elect to "opt out" of any or all of these anti-takeover provisions of the Pennsylvania corporate law. Equipment Finance has not elected to opt out of any of the protections provided by the anti-takeover statutes.


Principal Holders


         The following table shows, as of January 1, 2002, to our knowledge, those persons or entities, who owned of record or beneficially on January 1, 2002 more than 5% of the outstanding Equipment Finance common stock.

         We determined beneficial ownership of shares of Equipment Finance common stock by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock that he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

         - Voting power, which includes power to vote or to direct the voting of the stock,

         - Investment power, which includes the power to dispose or direct the disposition of the stock, or

         - Has the right to acquire beneficial ownership with 60 days after January 1, 2002.

                                NAME AND ADDRESS                    AMOUNT AND
                                 OF BENEFICIAL                 NATURE OF BENEFICIAL              PERCENT
TITLE OF CLASS                       OWNER                           OWNERSHIP                   OF CLASS
Common Stock,                  James W. Stratton                     921,000 (1)                  39.64%
no par value                   535 Skippack Pike
per share                      Blue Bell, PA 19422


Common Stock,                  Frank T. Stratton                     264,133 (2)                  11.37%
no par value                   15396 Bealfred Drive
per share                      Fenton, MI 48430

Common Stock,                  Arlene E. Stratton                    259,600 (3)                  11.17%
no par value                   535 Skippack Pike
per share                      Blue Bell, PA  19422



(1) Includes 46,923 shares held by Messrs. James W. and Frank T. Stratton as Trustees for Susan L. McGinnis; 46,922 shares held by Messrs. James
         W. and Frank T. Stratton as Trustees for Jeanne E. Jenkins; and 46,922 shares held by Messrs. James W. and Frank T. Stratton as Trustees for Carol Beers.

(2) Includes 37,126 shares held by Frank T. Stratton and Arlene E. Stratton as Trustees for Carol S. Beers; 46,923 shares held by Messrs. James W. and Frank T. Stratton as Trustees for Susan L. McGinnis; 46,922 shares held by Messrs. James W. and Frank T. Stratton as Trustees for Jeanne
         E. Jenkins; and 46,922 shares held by Messrs. James W. and Frank T. Stratton as Trustees for Carol Beers.

(3) Includes 37,126 shares held by Frank T. Stratton and Arlene E. Stratton as Trustees for Carol S. Beers; 33,855 shares held by Arlene E. Stratton as Trustee for P.J. McGinnis; 33,855 shares held by Arlene E. Stratton as Trustee for M. McGinnis; 33,855 shares held by Arlene E. Stratton as Trustee for Z. S. Jenkins; 33,855 shares held by Arlene E. Stratton as Trustee for J. S. Jenkins; 15,700 shares held by Arlene E. Stratton as Trustee for L. J. Jenkins; 15,700 shares held by Arlene E. Stratton as Trustee for N. A. Beers; and 7,000 shares held by Arlene E. Stratton as Trustee for Jackson Graham Beers.

Beneficial Ownership of Executive Officers and Directors

         The following table shows, as of January 1, 2002, the amount and percentage of Equipment Finance common stock beneficially owned by each director, each named executive officer and all directors and executive officers of Equipment Finance as a group.

         Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors and executive officers is rounded to the nearest whole share. The percentage of all Equipment Finance common stock owned be each director or executive officer is less than 1% unless otherwise indicated.

          NAME OF INDIVIDUAL                     AMOUNT AND NATURE OF
         OR IDENTITY OF GROUP                    BENEFICIAL OWNERSHIP                    PERCENT OF CLASS
DIRECTORS

John T. Detwiler                                            2,000                              ---

John S. Estey                                              86,100                             3.71%

George W. Graner                                          114,724                             4.94%

Gerard E. Hefferman                                        57,410                             2.47%

Frank T. Stratton                                         264,133 (1)                         11.37%

James W. Stratton                                         921,000 (2)                         39.64%

OTHER NAMED EXECUTIVE OFFICERS

Joseph M. Braas                                            13,000                              ---

Michael J. Schlager                                        24,000                             1.03%

All Directors, Nominees                                 1,482,367                             63.80%
and Executive Officers
as a Group (8 persons)



(1) Includes 37,126 shares held by Frank T. Stratton and Arlene E. Stratton as Trustees for Carol S. Beers; 46,923 shares held by Messrs. James W. and Frank T. Stratton as Trustees for Susan L. McGinnis; 46,922 shares held by Messrs. James W. and Frank T. Stratton as Trustees for Jeanne
         E. Jenkins; and 46,922 shares held by Messrs. James W. and Frank T. Stratton as Trustees for Carol Beers.

(2) Includes 46,923 shares held by Messrs. James W. and Frank T. Stratton as Trustees for Susan L. McGinnis; 46,922 shares held by Messrs. James
         W. and Frank T. Stratton as Trustees for Jeanne E. Jenkins; and 46,922 shares held by Messrs. James W. and Frank T. Stratton as Trustees for Carol Beers.


Recommendations of the Board of Directors

         The Board of Directors recommends that the shareholders vote FOR:

         -        The transaction proposal; and

         -        The adjournment proposal, if necessary.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                             AND FINANCIAL CONDITION


         The following discussion provides management's analysis of the results of operations and financial condition of Equipment Finance, Inc. and it's wholly owned subsidiary, EFI Holdings, Inc. a Delaware holding company. Management's discussion and analysis should be read in conjunction with the financial statements and footnotes appearing elsewhere in this proxy statement prospectus.

RESULTS OF OPERATIONS  - 9 MONTHS 2001 COMPARED TO 9 MONTHS 2000

         Income from continuing operations decreased $615,495 or 26.0% due to the expense associated with interest rate swaps and transaction expenses pertaining to the sale of the Company offset in part by an increase in net finance income after provision for credit losses and non-finance income.

         Finance income increased $828,851 or 12.3% due to an increase in finance contracts receivables of 12.7% during the year. The yield on receivables decreased slightly from 15.4% to 15.2% during the period.

         Interest expense increased $382,329 or 13.8% due to a 11.3% increase in borrowings to fund the increase in finance contracts receivable while the average cost of funds decreased slightly from 8.3% to 8.1%.

         The provision for credit losses was $133,530 in 2001 or 0.20% of finance contracts receivable compared to $181,177 or 0.31% of finance contracts receivable during the same period of 2000. The decline was due to a decrease in investment in impaired finance contracts receivable.

         Non-finance income increased to $112,356 in 2001 compared to $53,235 in 2000 due to fees earned in 2001 for placing insurance.

         Other expenses - general and administrative increased $159,092 or 10.8%. This increase is primarily due to $105,000 of transaction expenses pertaining to the sale of the Company and $57,120 of compensation, benefit and travel expense increases.

         Other expense - interest rate swaps of $1,009,693 represents the impact of adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, in 2001. The Company adopted SFAS No. 133 as of January 1, 2001 in accounting for interest rate swaps utilized to hedge the variability of future cash flows attributable to changes in market interest rates on its borrowings. The expense represents the reclassification into earnings during 2001 of $246,748 of the transition adjustment loss as of January 1, 2001 of $519,117 as well as the charge to earnings during 2001 due to the increase of $762,945 in the liability recorded for the market value of interest rate swaps. The increase in market value is attributable to the decline in short-term rates during 2001.

RESULTS OF OPERATIONS  -  2000 COMPARED TO 1999

         Income from continuing operations before income taxes increased $407,764 or 13.9% due to an increase in net finance income offset in part by an increase in the provision for credit losses, an increase in general and administrative expenses and a decrease in non-finance income.

         Finance income increased $1,969,170 or 26.3% due to an increase in finance contracts receivables of 17.9% during the year in addition to the 1999 increase in finance contracts of 26.3%, which occurred primarily in the last four months of 1999. The yield on receivables decreased slightly from 16.1% to 16.0% during the year.

         Interest expense increased $1,247,741 or 46.8% due to a 25.2% increase in borrowings together with an increase in the average cost of funds from 7.8% to 8.5%. Interest expense in 2000 was also impacted by increased borrowings late in 1999 to fund the increase in finance contracts receivable.

         The provision for credit losses was $394,677 in 2000 or 0.67% of finance contracts receivable compared to $197,030 in 1999 or 0.41% of finance contracts receivable. The increase was due to an increase in write-offs from $41,679 in 1999 to $251,746 in 2000.

         Non-finance income decreased to $92,718 in 2000 versus $181,648 in 1999. In 1999, the Company earned $57,687 of interest income on the investment of proceeds from the sale of discontinued operations.

         Other expenses - general and administrative increased $27,088 or 1.4% due to compensation and benefit expense increases of $84,475, which were partially offset by a decrease of $57,387 in all other expenses.

         There was no income tax provision in 2000 versus income tax expense of $163,570 in 1999. The expense in 1999 is primarily related to the elimination and charge to expense of a deferred income tax asset when the Company elected to be taxed under Subchapter "S" of the Internal Revenue Code effective January 1, 1999.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is a measure of the ability to generate sufficient cash to meet cash obligations as they come due. Equipment Finance, Inc.'s primary sources of cash are collections from finance contracts and borrowings.

         Net cash provided by operating activities was $3,571,729 and $2,677,821 in 2000 and 1999, respectively. The increase was primarily due to an increase in net finance income during 2000 as well as a decrease in income taxes paid. The Company paid income taxes of $735,288 in 1999 as final payments for 1998. No income taxes were paid in 2000 as a result of the Company's election to be taxed under Subchapter "S" of the Internal Revenue Code.

         Net cash used by investing activities was $10,223,301 and $10,642,143 in 2000 and 1999, respectively. The decrease is primarily related to an increase in collections of finance contracts receivable greater than the increase in contracts funded.

         Net cash provided by financing activities was $7,014,400 and $6,116,237 in 2000 and 1999, respectively. The increase was the result of a decrease in repayment of term loans from $22,161,981 in 1999 to $19,831,303 in 2000 offset in part by an increase in distributions to shareholders in 2000.

         The Company had cash and cash equivalents of $596,935 as of September 30, 2001 as well as $3,570,805 available under its financing agreement.

         During February 2001, the Company amended a financing agreement with five banks that provides a maximum borrowing level of $60,000,000. No more than $30,000,000 of the facility may be outstanding on the revolving loan. Amounts may be converted to term loans not to exceed 48 months, subject to (i) a fixed rate of 275 basis points over the specified treasury yield, (ii) a floating rate at the Prime Rate minus 50 to plus 25 basis points, or (iii) a floating rate of 150 to 225 basis points over the specified LIBOR rate. The rate is determined by the ratio of senior debt to tangible net worth. These facilities expire September 30, 2002. The revolving loan can be converted to term loans up until March 1, 2002.

         Substantially all of the assets of the Company have been pledged as collateral. The Company has agreed to maintain tangible net worth as defined of not less than $13,500,000, a ratio of senior debt to tangible net worth of not greater than 4.5 to 1 and an interest coverage ratio of not less than 1 to 1. The maximum borrowing available for these loans, subject to a borrowing base calculation, is $60,000,000, of which $3,570,805 was unused at September 30, 2001.

         The Company utilizes interest rate swaps to economically hedge the variability of future cash outflows attributable to changes in market interest rates on its debt. At September 30, 2001, the notional amount of swap agreements that effectively convert outstanding floating rate debt to fixed rate debt was $32,879,459.

         The Company enters into swap agreements with creditworthy counterparties and anticipates that counterparties will be able to fully satisfy their obligations under the agreements. The Company is exposed to loss (additional interest expense) in the event of nonperformance by counterparties to its agreements, whenever the rate receivable exceeds the rate payable as specified in the agreements. The Company does not utilize collateral or other security to support these agreements.

         Under the terms of the agreement to be acquired by Sterling Financial Corporation, the Company has agreed to terminate its interest rate swap agreements and pay any associated costs prior to closing of the transaction.

         The Company has no material commitments for capital expenditures as of September 30, 2001.

NEW ACCOUNTING STANDARDS

         The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position, or cash flows.

                                  MATTER NO. 2
                                   ADJOURNMENT

         In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the agreement at the time of the meeting, the agreement could not be approved unless the meeting was adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by Equipment Finance, at the time of the meeting to be voted for the adjournment, if necessary, Equipment Finance has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The Board of Directors of Equipment Finance recommends that shareholders vote their proxies in favor of the adjournment proposal. Properly executed proxies will be voted in favor of the adjournment proposal, unless otherwise indicated on the proxy. If it is necessary, to adjourn the meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of the time and place at the meeting.

                      MISCELLANEOUS ADDITIONAL INFORMATION

CONDUCT OF THE MEETING

      Equipment Finance management knows of no business other than as described in this proxy statement that is planned to be brought before the meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote on those matters according to their best judgment.

      Abstentions or broker nonvotes will be counted for purposes of determining whether a quorum is present at the meeting but will not be counted as votes cast for or against any matter to be considered at the meeting.

SHAREHOLDER PROPOSALS

      If the transaction has not been completed, the Equipment Finance Board will consider and include in the proxy statement for the annual meeting of shareholders in 2002 proposals that meet the regulations of Pennsylvania law and Equipment Finance's bylaws. Proposals should be addressed to the attention of Mary C. Musser, Secretary, Equipment Finance, Inc., 118 West Airport Road, Suite A, Lititz, Pennsylvania 17543.

OTHER MATTERS

      The Board of Directors does not intend to bring any other matter before the Equipment Finance meeting and is not presently informed of any other business that others may bring before the Equipment Finance meeting other than as set forth in the Notice of Special Meeting of Shareholders. If any other matters should properly come before the meeting, or any postponement or adjournment of the meeting, however, proxy holders intend to vote on these matters as they, in their discretion, may determine.

                                     EXPERTS

         The consolidated financial statements of Equipment Finance and subsidiary as of December 31, 2000 and December 31, 1999, and for the years then ended, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Sterling Financial and subsidiaries at December 31, 2000, and for the year then ended, incorporated by reference in this Proxy, which is referred to and made part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Sterling Financial and subsidiaries at December 31, 1999, and for two year period then ended, and incorporated by reference in this Proxy, which is referred to and made part of this Prospectus and Registration Statement, have been audited by Trout, Ebersole & Groff, LLP independent auditors, which, as to 1999 and 1998, is as set forth in their report thereon included therein and incorporated herein by reference, which as to the years 1999 and 1998 are based in part on the reports of Ernst & Young LLP, and Whisman, Grygiel & Giordano, P.A. Such consolidated financial statements are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                  LEGAL OPINION

         The legality of the shares of Sterling Financial common stock to be issued in connection with the transaction and certain other legal matters relating to the transaction will be passed upon by the law firm of Shumaker Williams, P.C., Camp Hill, Pennsylvania, Special Counsel to Sterling Financial.

                       WHERE YOU CAN FIND MORE INFORMATION

         Sterling Financial is subject to the informational requirements of the Exchange Act, and, accordingly, files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information are available for inspection and copying at the Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Sterling Financial is an electronic filer with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

         You may also inspect materials and other information concerning Sterling Financial at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C., because Sterling Financial's common stock is authorized for quotation on the National Market System of The National Association of Securities Dealers Automated Quotation System.

         This proxy statement prospectus forms a part of a Registration Statement that Sterling Financial has filed with the Commission under the Securities Act, with respect to the Sterling Financial common stock to be issued in the transaction. This proxy statement prospectus does not contain all of the information in the Registration Statement. The Commission's rules and regulations permit omission of certain information. You may inspect and copy the Registration Statement, including any amendments and exhibits, at the locations mentioned above. Statements contained in this proxy statement prospectus as to the contents of any contract or other document are not necessarily complete. We refer you to the copy of the contract or other document, filed as an exhibit to the Registration Statement. We also qualify our discussions by these documents.

         Documents that Sterling Financial incorporates by reference are available from Sterling Financial without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Sterling Financial at the following address:


                        -     Sterling Financial Corporation
                              101 North Pointe Boulevard
                              Lancaster, Pennsylvania 17601
                              (717) 581-6030
                              Attention:  Douglas P. Barton, Secretary


         Equipment Finance has included its financial statements and other documents in this proxy statement prospectus. You may obtain copies of these or other documents by requesting them in writing or by telephone from Equipment Finance at the following address:

                        -    Equipment Finance, Inc.
                             118 West Airport Road, Suite A
                             Lititz, Pennsylvania 17543
                             (717)569-8761
                             Attention: Mary C. Musser, Secretary


         If you would like to request documents, please do so by February 10, 2002, in order to receive them before the meeting. If you request any incorporated documents from Sterling Financial or other documents from Equipment Finance, we will mail them to you by first-class mail, or other equally prompt means, within one business day of our receipt of your request.



         You should rely only on the information contained or incorporated by reference in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this document. This document is dated January 18, 2002. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Sterling Financial's securities in the transaction creates any implication to the contrary.


         Sterling Financial provided all information in this proxy statement prospectus that relates to Sterling Financial. Equipment Finance provided all information that relates to Equipment Finance.

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY

                        Consolidated Financial Statements

                           December 31, 2000 and 1999

                   (With Independent Auditor's Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Equipment Finance, Inc.:

We have audited the accompanying consolidated balance sheets of Equipment Finance, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Equipment Finance, Inc. and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP



January 19, 2001, except for Note 10, as to which the date is November 2, 2001

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 2000 and 1999


ASSETS                                                             2000                        1999
                                                               ------------               -------------
Cash and cash equivalents                                      $  1,613,318               $  1,250,490
                                                               ------------               -------------
Receivables:
   Finance contracts, net of unearned finance
     charges of $9,902,581 in 2000 and $8,823,342
      in 1999                                                    63,293,031                 53,696,860
   Less:  allowance for credit losses                               775,434                    632,503
                                                               ------------               -------------
                                                                 62,517,597                 53,064,357
                                                               ------------               -------------
Repossessed Equipment                                               662,078                    460,568
Furniture, fixtures and equipment, at cost,
   less accumulated depreciation of $273,625
   in 2000 and $234,669 in 1999                                      67,076                    102,198
Other assets                                                        193,844                     71,106
                                                               ------------               -------------

Total assets                                                   $ 65,053,913               $ 54,948,719
                                                               ============               ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                                                  $ 49,724,986               $ 39,726,047
                                                               ------------               -------------

Accrued interest                                                    132,529                    260,232
Other liabilities                                                   456,265                    394,853
                                                               ------------               -------------

Total Liabilities                                                   588,794                    655,085
                                                               ------------               -------------
                                                                 50,313,780                 40,381,132
                                                               ------------               -------------

Stockholders' equity

   Common stock, no par value, 10,000,000 shares
      authorized; 2,540,000 shares issued; and
      2,323,392 and 2,345,092 shares outstanding
      in 2000 and 1999, respectively                                 25,400                     25,400
   Additional paid-in capital                                     1,346,279                  1,346,279
   Retained earnings                                             14,874,800                 14,498,274
   Less:  treasury stock, at cost, 216,608 shares
      in 2000 and 194,908 shares in 1999                         (1,506,346)                (1,302,366)
                                                               ------------               -------------
      Total stockholders' equity                                 14,740,133                 14,567,587
                                                               ------------               -------------
Total liabilities and stockholders' equity                     $ 65,053,913               $ 54,948,719
                                                               ============               ============


See accompanying notes to consolidated financial statements.

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY

                       Consolidated Statements of Earnings

                     Years ended December 31, 2000 and 1999

                                                                        2000                    1999
                                                                  -------------              -----------
Finance income                                                     $ 9,452,836               $ 7,483,666
Interest expense                                                     3,911,301                 2,663,560
                                                                  -------------              -----------
           Net finance income                                        5,541,535                 4,820,106

Provision for credit losses                                            394,677                   197,030
                                                                  -------------              -----------
           Net finance income after provision for
               credit losses                                         5,146,858                 4,623,076

Other income                                                            92,718                   181,648
Other expenses - general and administrative expenses                 1,902,274                 1,875,186
                                                                  -------------              -----------
           Income from continuing operations
                before income taxes                                  3,337,302                 2,929,538

Income taxes                                                                --                   163,570
                                                                  -------------              -----------
           Income from continuing operations                         3,337,302                 2,765,968

Discontinued operations:
    (Loss) gain on disposal of discontinued divisions                 (180,217)                   13,201
                                                                  -------------              -----------
Net income                                                         $ 3,157,085               $ 2,779,169
                                                                   ===========               ===========


See accompanying notes to consolidated financial statements.

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY

           Consolidated Statements of Changes in Stockholders' Equity

                     Years ended December 31, 2000 and 1999

                                                      ADDITIONAL
                                     COMMON            PAID-IN         RETAINED         TREASURY
                                      STOCK            CAPITAL         EARNINGS           STOCK               TOTAL
                                 ------------      ------------      ------------     -------------       ------------
Balance, December 31, 1998       $     25,400      $  1,346,279      $ 13,127,662     $ (1,327,506)       $ 13,171,835

Net income                                 --                --         2,779,169               --           2,779,169

Purchase of 2,500 shares of
    treasury stock                         --                --                --          (23,500)            (23,500)

Issuance of 8,000 shares of
    treasury stock                         --                --                --           48,640              48,640

Distribution to shareholders               --                --        (1,408,557)              --          (1,408,557)
                                 ------------      ------------      ------------     -------------       ------------
Balance, December 31, 1999             25,400         1,346,279        14,498,274       (1,302,366)         14,567,587

Net income                                 --                --         3,157,085               --           3,157,085

Purchase of 35,200 shares of
    treasury stock                         --                --                --         (330,880)           (330,880)

Issuance of 13,500 shares of
    treasury stock                         --                --                --          126,900             126,900

Distribution to shareholders               --                --        (2,780,559)              --          (2,780,559)
                                 ------------      ------------      ------------     -------------       ------------
Balance, December 31, 2000       $     25,400      $  1,346,279      $ 14,874,800     $ (1,506,346)       $ 14,740,133
                                 ============      ============      ============     =============       ============

See accompanying notes to consolidated financial statements.

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                     Years ended December 31, 2000 and 1999

                                                                                                2000                   1999
                                                                                        --------------------   -------------------
Cash flows from operating activities:
    Net income                                                                               $  3,157,085          $  2,779,169
                                                                                        --------------------   -------------------
    Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization                                                            38,956                45,222
          Provision for credit losses                                                             394,677               197,030
          Gain on sale of repossessed equipment                                                   (10,177)              (27,683)
          Loss (gain) on disposal of discontinued operations                                      180,217               (13,201)
          Deferred income tax expense                                                                  --               172,500
          Change in other assets                                                                 (122,738)              268,906
          Change in accrued interest payable                                                     (127,703)               38,313
          Change in other liabilities                                                              61,412              (782,435)
                                                                                        --------------------   -------------------
             Total adjustments                                                                    414,644              (101,348)
                                                                                        --------------------   -------------------
             Net cash provided by operating activities                                          3,571,729             2,677,821
                                                                                        --------------------   -------------------
Cash flows from investing activities:
    Expenditures for furniture, fixtures and equipment                                             (3,834)              (50,168)
    Finance contracts receivable funded                                                       (33,998,142)          (30,065,520)
    Collection of finance contracts receivable                                                 23,965,931            18,880,015
    (Payments) proceeds from sale of repossessed equipment, net                                    (7,039)              274,979
    (Payments) proceeds on disposal of discontinued operations                                   (180,217)              318,551
                                                                                        --------------------   -------------------
             Net cash used in investing activities                                            (10,223,301)          (10,642,143)
                                                                                        --------------------   -------------------
Cash flows from financing activities:
    Increase in revolving loan, net                                                             7,430,242             6,361,635
    Proceeds from term loans                                                                   22,400,000            23,300,000
    Repayment of term loans                                                                   (19,831,303)          (22,161,981)
    Purchase of treasury stock                                                                   (330,880)              (23,500)
    Reissuance of treasury stock                                                                  126,900                48,640
    Distribution to shareholders                                                               (2,780,559)           (1,408,557)
                                                                                        --------------------   -------------------
             Net cash provided by financing activities                                          7,014,400             6,116,237
                                                                                        --------------------   -------------------
             Net change in cash and cash equivalents                                              362,828            (1,848,085)

Cash and cash equivalents:
               Beginning of year                                                               1,250,490                3,098,575
                                                                                        --------------------   -------------------

               End of year                                                                 $   1,613,318             $  1,250,490
                                                                                        ====================   ===================

Supplemental cash flow information:
               Cash paid during the year for interest                                      $   4,039,004                2,625,247
               Cash paid during the year for income taxes                                             --                  735,288
               Transfer of finance contracts receivable to
                 repossessed equipment                                                         1,084,410                1,120,800
               Financing of repossessed equipment sales                                          822,397                1,121,944



See accompanying notes to consolidated financial statements.

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2000 and 1999

(1)     DESCRIPTION OF BUSINESS

        Equipment Finance, Inc.'s (the Company and formerly FinDaTex, Inc.) primary continuing business activity is the commercial financing of equipment that serves as collateral for the receivables. Customers are located within the eastern half of the United States from Maine to Florida. Substantially all of the Company's receivables were derived from the forestry and land-clearing industries.

(2)     DISPOSAL OF SEGMENT

        In 1998, the Company modified its business plan to focus on its equipment financing operations and dispose of its mutual fund servicing and brokerage businesses. Also, the Company reorganized through a series of mergers of its wholly owned subsidiaries. Accordingly, the impact on operating results of the mutual fund servicing and brokerage businesses has been shown separately as discontinued operations in the financial statements.

        On February 23, 1998, the Company sold the assets of FPS Services, Inc. (which changed its name to FinDaSub, Inc.) for cash and the assumption of certain liabilities. The Company also agreed to sell the stock of FPS Broker Services, Inc., a wholly owned subsidiary of FPS Services, Inc. The sale of FPS Broker Services, Inc. was consummated on January 4, 1999, for cash of $318,551. The Company realized a gain of $13,201 on this sale in 1999. During 2000, the Company incurred a loss of $180,217 on settlement of a claim in connection with the sale of FPS Services, Inc.

        The specific mergers of subsidiaries that occurred were as follows. Prior to December 31, 1998, the former Equipment Finance, Inc. was a wholly owned subsidiary of FinDaTex Holdings, Inc., which was a wholly owned subsidiary of the former FinDaTex, Inc. On December 31, 1998, FinDaSub, Inc. (formerly FPS Services, Inc.) was merged into FinDaTex, Inc. On January 1, 1999, Equipment Finance, Inc. was merged into FinDaTex, Inc., which changed its name to Equipment Finance, Inc. Also on January 1, 1999, FinDaTex Holdings, Inc. was merged into EFI Holdings, Inc., which was a subsidiary of the former Equipment Finance, Inc. EFI Holdings, Inc. is a wholly owned subsidiary of the Company as a result of these transactions.

(3)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (A)     BASIS OF ACCOUNTING AND CONSOLIDATION

                The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which have been applied on a consistent basis. The Company's wholly owned subsidiary, EFI Holdings, Inc., is included in the accompanying financial statements. All intercompany transactions are eliminated in consolidation.

        (B)     INCOME RECOGNITION

                Finance charges on discount-basis finance contracts receivable, receivables from dealers and others are recognized on an accrual basis using the interest method. The Company follows the policy of generally suspending the recognition of income on receivables that are over 120 days contractually delinquent. Subsequently, income is recognized on the collection basis. Delinquency fees are recognized as income when payments are received.

        (C)     ALLOWANCE FOR CREDIT LOSSES

                Losses on receivables are charged to the allowance for credit losses to the extent that accounts become uncollectible and the underlying collateral is considered insufficient to liquidate the receivable balance. The allowance for credit losses is monitored on a regular basis by the Company and is maintained at an amount deemed adequate to cover estimated known and inherent losses on outstanding receivables. Actual losses could differ significantly from the estimates. Repossessed equipment is carried at the lower of the net book value of the remaining receivable or the estimated fair value of the equipment less disposition costs. As of December 31, 2000 and 1999, the recorded investment in impaired finance contracts receivables was approximately $810,000 and $1,124,000, respectively. The recorded investment in impaired finance contracts receivables for which there was a related allowance was $283,614 and $675,300, respectively. The related allowance for credit losses was $100,000 and $100,000, respectively. The average investment in impaired finance contracts receivables was approximately $1,038,000 and $1,044,000 during 2000 and 1999, respectively.
                The Company recognizes finance income on a cash basis during the time finance contracts receivables are impaired. It is not practicable to determine the amount of such finance income recognized.

        (D)     DEPRECIATION AND AMORTIZATION

                Furniture, fixtures and computer equipment are depreciated over their estimated useful lives using accelerated and straight-line methods. The cost of maintenance and repairs is charged to income as incurred. Significant renewals or improvements are capitalized.

        (e)     CASH EQUIVALENTS

                The Company considers cash and interest-bearing deposits with original maturities of three months or less to be cash equivalents.

        (f)     INCOME TAXES

                As discussed in note 6, effective January 1, 1999, the Company elected to be taxed under Subchapter "S," and therefore is not subject to income taxes directly. Prior to January 1, 1999, deferred tax assets and liabilities were recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities were measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences were expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates was recognized in income in the period that includes the enactment date.

        (g)     ESTIMATES

                The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        (h)     RECENT ACCOUNTING PRONOUNCEMENTS

                In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 standardizes the accounting for derivative instruments, including certain derivative instruments imbedded in other contracts, and those used for hedging activities by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. SFAS No. 133 provides that if certain conditions are met, a derivative may be designated as a hedge. As discussed in note 5, the Company utilizes interest rate swaps to hedge the exposure to variable cash flows of variable rate debt. For a derivative designated as hedging the exposure to variable cash flows of a forecasted transaction, the effective portion of the derivative's gain or loss is initially reported as a component of other comprehensive income (outside earnings) and subsequently reclassified into earnings when the forecasted transaction offsets earnings. The ineffective portion of the gain or loss is reported in earnings immediately. Prospective application of SFAS No. 133, as amended, is required for all fiscal quarters of fiscal years beginning after June 15, 2000, with earlier adoption permitted. The Company adopted SFAS No. 133 as of January 1, 2001. Upon adoption, the Company recorded a liability for the market value of interest rate swaps and a related transition adjustment loss in accumulated other comprehensive income of $519,117.

        (i)     RECLASSIFICATIONS

                Certain reclassifications have been made to previously issued financial statements to conform to current presentation.

(4)     RECEIVABLES

        Finance contracts receivables at December 31, 2000 and 1999, included discount-basis contracts having maximum terms of 48 months, as follows:

                                                2000                   1999
                                        --------------------   --------------------

Discount-basis                             $  73,195,612          $  62,520,202
Less:  unearned finance charges                9,902,581              8,823,342
                                        --------------------   --------------------

                                           $  63,293,031          $  53,696,860
                                        ====================   ====================



        For the years ended December 31, 2000 and 1999, the weighted average finance charges on finance contracts receivable were 14.4% and 14.6%, respectively.

        Maturities of finance contracts receivable, including unearned finance charges, at December 31, 2000, are as follows:

                         2001            $    36,442,237
                         2002                 23,439,176
                         2003                 10,845,137
                         2004                  2,469,062
                                            ----------------

                                         $    73,195,612
                                            ================


        Borrowers do not necessarily pay in accordance with contractual terms since some finance contracts are renewed and some are paid in advance; therefore, the foregoing table should not be considered a forecast of cash collections.

        Changes in the allowance for credit losses were as follows:

                                               2000           1999
                                          -------------   ------------

Balance at beginning of year           $       632,503    $   477,152
Provision for credit losses                    394,677        197,030
Write-offs                                    (251,746)       (41,679)
                                          -------------   ------------

Balance at end of year                 $       775,434    $   632,503
                                          =============   ============


(5)     NOTES PAYABLE

        Notes payable at December 31, 2000 and 1999, comprised the following:

                                                                                                2000              1999
                                                                                        -----------------   ---------------
       Revolving loan, interest payable monthly at .25% and .50%, respectively, less than the bank's prime lending rate (9.50%
           and 8.50% at December 31, 2000 and 1999, respectively)                       $    23,982,384    $   16,552,142
       Term loans                                                                            25,742,602        23,173,905
                                                                                        -----------------   ---------------
                                                                                        $    49,724,986    $   39,726,047
                                                                                        =================   ===============


        During 2000, the Company arranged a financing agreement with four banks that provides a maximum borrowing level of $60,000,000 ($25,000,000, $15,000,000, $10,000,000 and $10,000,000, respectively). No more than
        $30,000,000 of the facility may be outstanding on the revolving loan. Amounts may be converted to term loans not to exceed 48 months, subject to (i) a fixed rate of 275 basis points over the specified treasury yield, (ii) a floating rate at the Prime Rate minus 50 to plus 25 basis points, or (iii) a floating rate of 150 to 225 basis points over the specified LIBOR rate. The rate is determined by the ratio of senior debt to tangible net worth. These facilities expire September 30, 2001. The revolving loan can be converted to term loans up until March 1, 2001.

        Substantially all of the assets of the Company have been pledged as collateral. The Company has agreed to maintain tangible net worth of not less than $13,500,000, a ratio of senior debt to tangible net worth of not greater than 4.5 to 1 and an interest coverage ratio of not less than 1 to 1. The maximum borrowing available for these loans, subject to a borrowing base calculation, is $60,000,000, of which $10,275,014 was unused at December 31, 2000.

        Scheduled payments and maturities of term debt as of December 31, 2000, are as follows:


                         2001                        $         3,300,053
                         2002                                 13,692,549
                         2003                                  8,750,000
                                                        --------------------
                                                     $        25,742,602
                                                        ====================


        The Company utilizes interest rate swaps to hedge the variability of future cash outflows attributable to changes in market interest rates on its debt. Amounts payable or receivable under interest rate swaps are included in interest expense in the consolidated statements of earnings. At December 31, 2000 and 1999, the notional amount of swap agreements that effectively convert outstanding floating rate debt to fixed rate debt was $43,011,310 and $8,958,370, respectively.

        The Company enters into swap agreements with creditworthy counterparties and anticipates that counterparties will be able to fully satisfy their obligations under the agreements. The Company is exposed to loss (additional interest expense) in the event of nonperformance by counterparties to its agreements, whenever the rate receivable exceeds the rate payable as specified in the agreements. The Company does not utilize collateral or other security to support these agreements.

        The effective weighted-average interest rate on notes payable as of December 31, 2000 and 1999, including the effect of interest rate swaps, was 8.48% and 7.84%, respectively.

(6)     INCOME TAXES

        Effective January 1, 1999, the Company adopted a resolution to file an election with the Internal Revenue Service to be taxed, for federal income tax purposes, under Subchapter "S" of the Internal Revenue Code. This election was also effective for state income tax purposes in each of the states in which the Company operates. Under SFAS No. 109, deferred tax assets and liabilities are eliminated when a taxable enterprise becomes a nontaxable enterprise. Accordingly, in 1999 the Company eliminated its deferred income tax asset balance of $172,500 as of December 31, 1998, and charged the balance to expense.

        Income tax expense on continuing operations for the year ended December 31, 1999 consisted of:

                                                           1999
                                                 --------------------
Current                                               $    (8,980)
Deferred                                                  172,550
                                                 --------------------
Total                                                 $   163,570
                                                 ====================


        Current expense in 1999 represents adjustments to prior years' tax provisions.

(7)     LEASE COMMITMENTS

        The Company is obligated under rental agreements for four vehicles, equipment and office space. Future minimum payments under the operating leases are: 2001 - $76,946; 2002 - $63,083; 2003 - $18,981; and 2004 -
        $1,883.

        Total rent expense for the years ended December 31, 2000 and 1999, amounted to $91,319, and $92,468, respectively.

(8)     EMPLOYEE BENEFIT PLAN

        The Company maintains an employee savings plan under Section 401(k) of the Internal Revenue Code. Employer matching contributions amounted to $57,364 and $61,653 for the years ended December 31, 2000 and 1999, respectively.

(9)     FAIR VALUE OF FINANCIAL INSTRUMENTS

        SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires that the Company disclose estimated fair values for its financial instruments. The carrying amount of cash, accrued interest and other liabilities approximates fair value because of the short maturity of these instruments. The carrying value of notes payable approximates fair value as the interest rates are floating.

        The fair value of finance contract receivables is estimated by discounting scheduled cash flows based on contractual maturities at current rates offered by the Company for receivables of the same or similar remaining maturities. The estimated fair value of the Company's receivables at December 31, 2000 and 1999 approximates their carrying amount, as the weighted-average finance charge on such receivables approximates the current rate offered to customers on such dates.

        The fair values of interest rate swap agreements are obtained from dealer quotes. These values represent the estimated amounts that the Company would receive or pay to terminate the agreements, taking into consideration current interest rates at December 31, 2000 and 1999:

                                                          2000
                                 -------------------------------------------------------
                                      NOTIONAL           CARRYING        ESTIMATED
                                       AMOUNT             AMOUNT        FAIR VALUE
                                 -------------------------------------------------------
Net payable position              $   43,011,310                --          519,117

                                                           1999
                                 -------------------------------------------------------
                                      NOTIONAL           CARRYING        ESTIMATED
                                       AMOUNT             AMOUNT        FAIR VALUE
                                 -------------------------------------------------------
Net payable position              $    8,958,370                --            7,780

(10)       SUBSEQUENT EVENT - SALE OF THE COMPANY

           On November 2, 2001, the Company entered into an agreement to be acquired by Sterling Financial Corporation (Sterling). Under the terms of the agreement, shareholders of the Company will receive consideration of approximately $30 million of which approximately 70% will be paid in stock of Sterling and approximately 30% in cash. The transaction is subject to various conditions, including, among others, approval by the shareholders of the Company and by the applicable regulatory authorities, including the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System. The transaction is expected to be completed in the first quarter of 2002.

           Under the terms of the acquisition agreement, the Company has agreed to terminate its interest rate swap agreements and pay any associated costs prior to closing of the transaction.

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY

                           Consolidated Balance Sheet
                                   (unaudited)
                               September 30, 2001

ASSETS                                                                              2001
                                                                             --------------
Cash and cash equivalents                                                    $      596,935
                                                                             --------------
Receivables:
   Finance contracts, net of unearned finance charges
       of $9,629,181                                                             70,907,681
   Less:  allowance for credit losses                                              808,862
                                                                             --------------
                                                                                 70,098,819
                                                                             --------------
Repossessed equipment                                                               266,657
Furniture, fixtures and equipment, at cost, less accumulated
   depreciation of $296,834                                                         43,867
Other assets                                                                        194,513
                                                                             --------------
Total assets                                                                 $   71,200,791
                                                                             ==============
LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                                                                $   55,339,442
                                                                             --------------
Accrued interest                                                                    301,350
Interest rate swaps                                                               1,282,062
Other liabilities                                                                   593,893
                                                                             --------------
                                                                                  2,177,305
                                                                             --------------
              Total liabilities                                                  57,516,747
                                                                             --------------
Stockholders' equity:
    Common stock, no par value, 10,000,000 shares authorized;
       2,540,000 shares issued; and 2,323,392  shares outstanding                    25,400
    Additional paid-in capital                                                    1,346,279
    Retained earnings                                                            14,091,080
    Accumulated other comprehensive loss                                          (272,369)
    Less: treasury stock, at cost, 216,608 shares                               (1,506,346)
                                                                             --------------
              Total stockholders' equity                                         13,684,044
                                                                             --------------
Total liabilities and stockholders' equity                                   $   71,200,791
                                                                             ==============
See accompanying notes to consolidated financial statements.

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY

                       Consolidated Statements of Earnings
                                   (unaudited)
                  Nine months ended September 30, 2001 and 2000


                                                                     2001           2000
                                                               --------------  ------------
   Finance income                                              $   7,562,171   $  6,733,320
   Interest expense                                                3,150,469      2,768,140
                                                               --------------  ------------
                Net finance income                                 4,411,702      3,965,180

   Provision for credit losses                                       133,530        181,177
                                                               --------------  ------------
                Net finance income after provision for
                            credit losses                          4,278,172      3,784,003

   Other income                                                      112,356         53,235
   Other expenses - general and administrative expenses            1,632,647      1,473,555
   Other expense - interest rate swaps                             1,009,693             --
                                                               --------------  ------------
                Income from continuing operations              $   1,748,188   $  2,363,683

   Discontinued operations:
      Loss on disposal of discontinued divisions                        --        (62,736)
                                                               --------------  ------------
   Net income                                                  $   1,748,188   $  2,300,947
                                                               ==============  ============



   See accompanying notes to consolidated financial statements.

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY

                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                  Nine months ended September 30, 2001 and 2000

                                                                                    2001                 2000
                                                                              --------------------  ----------------
Cash flows from operating activities:

   Net income                                                               $   1,748,188            $  2,300,947
                                                                              --------------------  ----------------
   Adjustments to reconcile net income to net cash
       provided by operating activities:
       Depreciation and amortization                                               23,209                  33,825
       Provision for credit losses                                                133,530                 181,177
       Gain on sale of repossessed equipment                                      (17,039)                (10,177)
       Interest rate swaps expense                                              1,009,693                      --
       Change in other assets                                                         669                (144,333)
       Change in accrued interest payable                                         168,821                  (2,610)
       Change in other liabilities                                                137,628                 337,039
                                                                              --------------------  ----------------

                         Total adjustments                                      1,456,511                 394,921
                                                                              --------------------  ----------------
                         Net cash provided by operating activities              3,204,699               2,695,868
                                                                              --------------------  ----------------

Cash flows from investing activities:

   Finance contracts receivable funded                                        (20,898,316)            (25,873,013)
   Collection of finance contracts receivable                                  13,511,973              16,724,030
   Proceeds from sale of repossessed equipment, net                                82,713                  87,511
   Payments on disposal of discontinued operations                                     --                 (62,736)
                                                                              --------------------  ----------------
                          Net cash used in investing activities                (7,303,630)             (9,124,208)
                                                                              --------------------  ----------------

Cash flows from financing activities:

   Increase(Decrease) in revolving loan, net                                   (1,522,401)             10,676,877
   Proceeds from term loans                                                    27,000,000              13,400,000
   Repayment of term loans                                                    (19,863,143)            (14,521,394)
   Purchase of treasury stock                                                          --                (330,880)
   Reissuance of treasury stock                                                        --                 126,900
   Distribution to shareholders                                                (2,531,908)             (2,082,954)
                                                                              --------------------  ----------------
                          Net cash provided by financing activities             3,082,548               7,268,549
                                                                              --------------------  ----------------
                          Net change in cash and cash equivalents              (1,016,383)                840,209

Cash and cash equivalents:
   Beginning of year                                                            1,613,318               1,250,490
                                                                              --------------------  ----------------

   End of nine months                                                       $     596,935            $  2,090,699
                                                                              ====================  ================



Supplemental cash flow information:

   Cash paid during the nine months for interest                            $   2,981,648           $  2,770,750
   Transfer of finance contracts receivable to
        repossessed equipment                                                   1,004,133                611,644
   Financing of repossessed equipment sales                                     1,280,508                690,184




See accompanying notes to consolidated financial statements.

                     EQUIPMENT FINANCE, INC. AND SUBSIDIARY
                                   (unaudited)

               Summary Notes to Consolidated Financial Statements

                  Nine months ended September 30, 2000 and 2001


1.    BASIS OF PRESENTATION

The financial information for the interim period included herein is unaudited; however, such information reflects all adjustments, consisting only of normal recurring adjustments, which, in the opinion of management, are necessary to a fair presentation of the financial position, results of operations and cash flow for the interim periods included herein. The results of operations for the nine months ended September 30, 2001, are not necessarily indicative of results of operations to be expected for the twelve months ended December 31, 2001.

These financial statements should be read in conjunction with the financial statements and notes thereto for the years ended December 31, 2000 and 1999 contained in this registration statement.

2.    ACCOUNTING CHANGE

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 standardizes the accounting for derivative instruments, including certain derivative instruments imbedded in other contracts, and those used for hedging activities by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. SFAS No. 133 provides that if certain conditions are met, a derivative may be designated as a hedge. The Company utilizes interest rate swaps to economically hedge the exposure to variable cash flows of variable rate debt. However, the interest rate swaps are not designated as hedges as defined under SFAS No. 133. The Company adopted SFAS No. 133 as of January 1, 2001. Upon adoption, the Company recorded a liability for the market value of interest rate swaps and a related transition adjustment loss in accumulated other comprehensive income of $519,117. The Company recorded expense of $1,009,693 during the nine months ended September 30, 2001 to account for swaps under SFAS No. 133. This expense represents the reclassification into earnings during 2001 of $246,748 of the transition adjustment loss as of January 1, 2001 as well as the charge to earnings during 2001 due to the increase of $762,945 in the liability recorded for the market value of interest rate swaps.

                                                                         ANNEX A





                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION



                         STERLING FINANCIAL CORPORATION,

                      STERLING EFI ACQUISITION CORPORATION,

                                       AND

                             EQUIPMENT FINANCE, INC.




                                NOVEMBER 2, 2001

                                                 TABLE OF CONTENTS

                                                                                                                  Page
SECTION 1   The Reorganization, The Merger, Closing, Effective Time.............................................    2

SECTION 2   Conversion and Exchange of Shares...................................................................    3

SECTION 3   Representations and Warranties of Sterling..........................................................   11

SECTION 4   Representations and Warranties of EFI...............................................................   15

SECTION 5   Covenants of EFI....................................................................................   29

SECTION 6   Covenants of Sterling...............................................................................   36

SECTION 7   Conditions to the Obligations of Sterling and EFI ..................................................   38

SECTION 8   Termination.........................................................................................   42

SECTION 9   Effect of Termination...............................................................................   43

SECTION 10. Expenses............................................................................................   44

SECTION 11. Confidentiality.....................................................................................   44

SECTION 12. Intentionally Omitted...............................................................................   45

SECTION 13. Survival of Representations and Warranties, Etc ....................................................   45

SECTION 14. Employees ..........................................................................................   45

SECTION 15. Officer ............................................................................................   46

SECTION 16. Board of Directors .................................................................................   46

SECTION 17. Escrow Account .....................................................................................   46

SECTION 18. Entire Agreement ...................................................................................   47

SECTION 19. Publicity ..........................................................................................   47

SECTION 20. Amendment and Waiver ...............................................................................   47

SECTION 21. Governing Law ......................................................................................   48

SECTION 22. Communication ......................................................................................   48

SECTION 23. Successors and Assigns..............................................................................   48

SECTION 24. Headings, Etc........................................................................................  49

SECTION 25. Certain Definitions; Interpretation..................................................................  49

SECTION 26. Severability.........................................................................................  49

SECTION 27.  No Third Party Beneficiary..........................................................................  49

SECTION 28. Counterparts.........................................................................................  49

SECTION 29. Further Assurances...................................................................................  50



EXHIBITS

EXHIBIT 1         Agreement and Plan of Merger

EXHIBIT 2         George W. Graner Employment Agreement

EXHIBIT 3         Michael J. Schlager Employment Agreement

EXHIBIT 4         Joseph M. Braas Employment Agreement

EXHIBIT 5         Support Agreement

EXHIBIT 6         Affiliates Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") dated as of November 2, 2001, by and among STERLING FINANCIAL CORPORATION, a
Pennsylvania business corporation and registered financial holding company having its principal office in Lancaster, Pennsylvania ("Sterling"), STERLING EFI ACQUISITION CORPORATION (In Organization) ("Acquisition Corporation"), a Pennsylvania business corporation and wholly-owned subsidiary of Sterling, and EQUIPMENT FINANCE, INC., a Pennsylvania business corporation having its principal office in Lancaster, Pennsylvania ("EFI") (collectively referred to as the "Parties").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Sterling and EFI have each determined that it is in the best interests of their respective companies to consummate the transactions provided for in this Agreement and the exhibits and schedules hereto in the manner provided herein and therein;

         WHEREAS, Sterling shall incorporate and capitalize Acquisition Corporation with sufficient funds as Sterling's direct, wholly-owned subsidiary prior to the effectuation of the transactions contemplated by this Agreement and the exhibits and schedules thereto;

         WHEREAS, the respective Boards of Directors of Sterling and EFI have approved, and deem it advisable and in the best interests of their respective shareholders for EFI to statutorily merge with and into Acquisition Corporation pursuant to the terms and subject to the conditions set forth in this Agreement and the Agreement and Plan of Merger of EFI with and into Acquisition Corporation in the form attached hereto as Exhibit 1 (the "Merger Agreement") and to consummate such plan in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Such merger of EFI with and into Acquisition Corporation on the terms and conditions provided in this Agreement and the Merger Agreement shall be referred to herein and therein as the "Merger";

         WHEREAS, subsequent to and immediately after the effectiveness of the Merger, Sterling shall make a capital contribution of the Acquisition Corporation Common Stock (as defined herein) held by Sterling to Bank of Lancaster County, N.A., a national banking association chartered under the laws of the United States and a wholly-owned subsidiary of Sterling ("BLC"), as a result of which Acquisition Corporation will become a wholly-owned subsidiary of BLC, all upon the terms and subject to the conditions set forth herein;

         WHEREAS, as a condition to Sterling's entry into this Agreement and to induce such entry, George W. Graner, Michael J. Schlager and Joseph M. Braas, each adult individuals and officers and employees of EFI are entering into Employment Agreements with Sterling (the "Employment Agreements") attached hereto as Exhibits 2, 3, and 4, respectively;

         WHEREAS, as a condition to Sterling's entry into this Agreement and to induce such entry, James W. Stratton, John T. Detwiler, John S. Estey, George W. Graner, Gerard E. Hefferman, Frank T. Stratton, Michael J. Schlager and Joseph
M. Braas, each adult individuals and directors or officers of EFI are entering into Support Agreements with Sterling (the "Support Agreements") in the form attached hereto as Exhibit 5; and

         WHEREAS, the Parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby and governing the transactions contemplated herein.

         NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:


         1.       THE REORGANIZATION, THE MERGER, CLOSING, EFFECTIVE
                  TIME.

         (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the Commonwealth of Pennsylvania, at the Effective Time (as defined in Section 1(c)). EFI shall merge with and into Acquisition Corporation and the separate corporate existence of EFI shall thereupon cease (the "Merger"). Acquisition Corporation shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania and the separate corporate existence of Acquisition Corporation with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Corporation shall be "Equipment Finance, Inc." The Merger shall have the effects specified in Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL").

         (b) Provided that all conditions precedent set forth in this Agreement shall have been satisfied or shall have been waived in accordance with Section 20 of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Sterling at 101 North Pointe Boulevard, Lancaster, Pennsylvania, or such other mutually agreed upon location, on such date and at such time as shall be agreed upon by the Parties, following three (3) business days' notice to EFI, which date shall, unless otherwise agreed upon by the Parties, be the last business day of a calendar month and not be later than the 15th business day after the latest to occur of (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) all shareholder approvals required by the Parties hereunder are received. At the Closing, the Parties shall deliver the certificates required by Sections 7(b) and 7(c) of this Agreement and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement. The "Closing Date" when used herein means the day on which the Closing occurs.

         (c) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to
                  Section 8 hereof, Acquisition Corporation and EFI will cause articles of merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger of EFI with and into Acquisition Corporation shall become effective on 11:59 p.m. on the day on which the Closing occurs and the Articles of Merger are filed with the Department of State or such later date and time as may be mutually agreed upon by the Parties and specified in the Articles of Merger (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs. At the Effective Date, EFI shall cease to exist as a separate business corporation, and Acquisition Corporation shall become the surviving corporation of the Merger.


         2.       CONVERSION AND EXCHANGE OF SHARES; FRACTIONAL SHARE
                  INTERESTS.

         (a) MERGER CONSIDERATION. On the Effective Date, each share of the common stock of EFI, par value $.01 per share, ("EFI Common Stock") issued and outstanding immediately prior to the Closing Date (except as provided in paragraph (b) of this Section 2, and subject to paragraphs (e) and (f) of this
                  Section 2), shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive (i) without interest, $12.48 in cash (the "Cash Consideration"), (ii)
                  0.5869 shares (the "Exchange Ratio") of common stock of Sterling, par value $5.00 per share ("Sterling Common Stock") (the "Stock Consideration") or (iii) a combination of cash and shares of Sterling Common Stock as provided in Sections 2(c)(5)(A), (B) and (C) below. In addition, each EFI shareholder shall receive a pro rata share of the Escrow Reserve Fund, as defined in Section 17 hereof (the "Reserve Consideration"). Subject to paragraph (e) of this Section 2, the Stock Consideration to be issued under this Agreement shall not exceed 954,914 shares of Sterling Common Stock and subject to paragraphs (f) and (i) of this Section 2, the aggregate Cash Consideration shall be approximately $8,000,000. The Cash Consideration, the Stock Consideration and the Reserve Consideration are sometimes referred to herein collectively as the "Merger Consideration".

         (b)      TREASURY STOCK, DISSENTING SHAREHOLDERS.

                  (1) On the Effective Date, all shares of EFI Common Stock held in the treasury of EFI and all shares of EFI Common Stock owned by Sterling or owned beneficially by any subsidiary of Sterling shall be cancelled and no cash, stock, debt or other property shall be delivered in exchange therefore.

                  (2) Notwithstanding any other provision contained in this Agreement, no shares of EFI Common Stock that are issued and outstanding as of the Effective Date and that are held by a shareholder who has properly exercised his appraisal rights (any such shares being referred to herein as "Dissenting Shares") under applicable law shall be converted into the right to receive the Merger Consideration as provided in paragraph (a) of this Section 2 unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under applicable law and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of applicable law. If any such holder shall have so failed to perfect or effectively withdrawn or lost such right prior to the Election Deadline (as defined herein), each of such holder's shares of

                           EFI Common Stock shall thereupon be deemed to be Non-Election Shares (as defined herein) for all purposes under this Section 2. If any holder of Dissenting Shares shall have so failed to perfect or effectively withdrawn or lost such holder's right to dissent from the Merger after the Election Deadline, each of such holder's shares of EFI Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Date, the right to receive the Stock Consideration or the Cash Consideration or a combination thereof as determined by Sterling in its sole discretion.

         (c)      EXCHANGE OF STOCK CERTIFICATES, ELECTION.

                  (1) An election form (an "Election Form") and other appropriate and customary transmittal materials, which shall specify how delivery shall be effected, and risk of loss and title to the certificates theretofore representing EFI Common Stock ("Certificates") shall pass, only upon proper delivery of such Certificates to a bank or trust company designated by Sterling and reasonably satisfactory to EFI (the "Exchange Agent") in such form as EFI and Sterling shall mutually agree shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of EFI Common Stock (other than holders of Dissenting Shares or shares of EFI Common Stock to be cancelled as provided in paragraph (b)(1) of this Section 2) as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of EFI Common Stock.

                  (2) Each Election Form shall entitle the holder of shares of EFI Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election") (subject to Section 2(c)(4), the aggregate number of shares of EFI Common Stock that will be converted into the right to receive cash in the Merger (the "Cash Election Number") will be approximately 27.6% of the total number of shares of EFI Common Stock issued and outstanding as of the Closing Date), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election") (subject to Section 2(c)(4), the aggregate number of shares of EFI Common Stock that will be converted into the right to receive shares of Sterling Common Stock in the Merger (the "Stock Election Number") shall be approximately 72.4% of the total number of shares of EFI Common Stock issued and outstanding as of the Closing Date), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and elect to receive the Stock Consideration with respect to such holder's remaining shares (a "Mixed Election"), or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "Non- Election"). Holders of record of shares of EFI Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of EFI Common Stock held by that Representative for a particular beneficial owner. Shares of EFI Common Stock as to which a Cash Election has been made are referred to herein as "Cash Election Shares". Shares of EFI Common Stock as to which a Stock Election has been made are referred to herein as "Stock Election Shares". In the case of a Mixed Election, the number of shares of EFI Common Stock for which the holder making the Mixed Election has indicated an election to receive Cash Consideration will be treated as Cash Election Shares and the number of shares of EFI Common Stock for which the holder making the Mixed Election has indicated an election to receive Stock Consideration will be treated as Stock Election Shares. Shares of EFI Common Stock as to which no election or a Non-Election has been made are referred to as "Non-Election Shares".

                  (3) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m. Eastern Standard Time on the 15th calendar day following the Mailing Date (or such other time and date as EFI and Sterling may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by Sterling pursuant to paragraph (g) of this Section 2, indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of EFI Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any EFI shareholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any EFI shareholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Sterling and EFI that this Agreement has been terminated. If a shareholder either
                         (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes its Election Form and does not thereafter duly deliver a properly completed Election Form to the Exchange Agent prior to the Election Deadline, the shares of EFI Common Stock held by such shareholder shall be designated "Non-Election Shares". Sterling shall cause the Certificates representing EFI Common Stock described in clause (ii) of this paragraph (c)(3) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

                  (4)    Notwithstanding any other provision contained in this
                         Section 2 to the contrary (other than Sections 2(e),
                         (f) and (i)), a minimum of 72.4% of the Merger Consideration shall be in the form of the Stock Consideration and a maximum of 27.6% of the Merger Consideration shall be in the form of the Cash Consideration; provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy requirements under applicable federal income tax principles relating to reorganizations under
                         Section 368(a) of the Code, as reasonably determined by Ernst & Young LLP ("E&Y"), after consultation with KPMG LLP ("KPMG"), Sterling shall increase the number of outstanding EFI shares that will be converted into the Stock Consideration and reduce the number of outstanding EFI shares that will be converted into the right to receive the Cash Consideration.

                  (5) Within fifteen (15) days after the Election Deadline, Sterling shall cause the Exchange Agent to effect the allocation among the holders of EFI Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                         (A) Oversubscribed Cash Election. If the aggregate number of Cash Election Shares (including the shares for which a Cash Election was deemed to be made pursuant to a Mixed Election) exceeds the Cash Election Number, (1) each Cash Election Share shall be converted into (i) the right to receive an amount of cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Sterling Common Stock equal to the product of
                         (a) the Exchange Ratio and (b) a fraction equal to one minus the Cash Fraction and (2) each Stock Election Share and each Non Election Share (each as defined below) shall be converted into the right to receive a number of shares of Sterling Common Stock equal to the Exchange Ratio.

                         (B) Oversubscribed Stock Election. If the aggregate number of Stock Election Shares (including the shares for which a Stock Election was deemed to be made pursuant to a Mixed Election) exceeds the Stock Election Number, (1) each Stock Election Share shall be converted into (i) the right to receive a number of shares of Sterling Common Stock, equal to the product of (a) the Exchange Ratio and (b) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and
                         (ii) an amount of cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction equal to one minus the Stock Fraction and (2) each Cash Election Share and each Non Election Share shall be converted into the right to receive an amount of cash, without interest, equal to the Cash Consideration.

                         (C) Undersubscribed Cash Election and Stock Election. If (x) the aggregate number of Cash Election Shares is equal to or less than the Cash

                           Election Number and (y) the aggregate number of Stock Election Shares is equal to or less than the Stock Election Number, (1) each Cash Election Share shall be converted into the right to receive an amount of cash, without interest, equal to the Cash Consideration, (2) each Stock Election Share shall be converted into the right to receive a number of shares of Sterling Common Stock equal to the Exchange Ratio and (3) each Non Election Share shall be converted into the right to receive (A) an amount of cash, without interest, equal to the product of (i) the Cash Consideration and (ii) a fraction (x) the numerator of which shall be the Cash Election Number less the number of Cash Election Shares and (y) the denominator of which shall be the aggregate number of Non Election Shares and (B) a number of shares of Sterling Common Stock equal to the product of (i) the Exchange Ratio and (ii) a fraction (x) the numerator of which shall be the Stock Election Number less the number of Stock Election Shares and (y) the denominator of which shall be the aggregate number of Non Election Shares.

                  (6) All of the shares of EFI Common Stock converted into and exchangeable for the Merger Consideration pursuant to this Section 2 shall no longer be outstanding and shall automatically be cancelled and cease to exist as of the Effective Date. Each Certificate previously representing any such shares of EFI Common Stock shall thereafter represent the right to receive the Merger Consideration pursuant to this Section 2, as allocated among the holders of EFI Common Stock in accordance with this paragraph 2(c).

                  (7) At the Effective Date, Sterling shall deposit, or shall cause to be deposited, with the Exchange Agent, for exchange in accordance with this paragraph 2(c),
                           (i) certificates representing the aggregate number of shares of Sterling Common Stock into which the outstanding shares of EFI Common Stock shall be converted pursuant to this Section 2, and (ii) cash in the amount of the aggregate Cash Consideration, and the aggregate amount of cash to be paid in lieu of fractional shares. As soon as practicable after the Effective Date, the Exchange Agent shall mail to all holders of record of EFI Common Stock who did not previously submit completed Election Forms letters of transmittal specifying the procedures for the delivery of such holders' certificates to the Exchange Agent and describing the Merger Consideration such holders will receive therefor. Also as soon as practicable after the Effective Date (with allowance for the mailing of the letters of transmittal described in the preceding sentence), the Exchange Agent shall distribute to holders of shares of EFI Common Stock, upon surrender to the Exchange Agent (to the extent not previously surrendered with an Election Form) of one or more Certificates for cancellation, (i) a certificate representing that number of whole shares of Sterling Common Stock, if any, that such holder has the right to receive pursuant to this Agreement and (ii) a check for an amount equal to the cash, if any, which such holder has the right to receive pursuant to this Agreement (including any cash in lieu of any fractional shares of Sterling Common Stock to which such holder is entitled pursuant to paragraph (f) hereof and any dividends or other distributions to which such holder is entitled pursuant to the provisions set forth below). In no event shall the holder of any such surrendered Certificates be entitled to receive interest on any of the Cash Consideration or cash in lieu of fractional share interests to be received in the Merger. If a check is to be issued in the name of a person other than the person in whose name the Certificates surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer taxes required by reason of issuance of such check to a person other than the registered holder of the Certificates surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. No dividends or other distributions declared after the Effective Date with respect to Sterling Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 2; after the surrender of such Certificate in accordance with this Section 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Sterling Common Stock, if any, represented by such Certificate. Certificates surrendered for exchange by any person who is an "affiliate" of EFI for purposes of Rule 145(c) under the Securities Act of 1933, as amended, (the "1933 Act") shall not be exchanged for certificates representing shares of Sterling Common Stock until Sterling has received the written agreement of such person in the form attached hereto as Exhibit 6. If any certificate for shares of Sterling Common Stock is to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Certificate surrendered or provide funds for their purchase or establish to the reasonable satisfaction of Sterling or its agent that such taxes have been paid or are not payable.

         (d) CLOSING OF STOCK TRANSFER BOOKS; CANCELLATION OF EFI CERTIFICATES. At the Effective Date, the stock transfer books of EFI shall be closed and no transfer of EFI Common Stock shall thereafter be made or recognized. If, after the Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in this Section 2. Any other provision of this Agreement notwithstanding, neither Sterling or its agent nor any party to the Merger shall be liable to a holder of EFI Common Stock for any amount paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) ANTIDILUTION PROVISION. In the event that prior to the Effective Date, the outstanding shares of Sterling Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Sterling's capitalization, then an appropriate and proportionate adjustment shall be made to the Stock Consideration (including the Exchange Ratio).

         (f) NO FRACTIONAL SHARES. Notwithstanding any other provision hereof, each holder of shares of EFI Common Stock who would otherwise have been entitled to receive pursuant to this
                  Section 2 a fraction of a share of Sterling Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to the pro-rata cash consideration value for each share as established in paragraph 2(a) of this Agreement. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of such fractional share.

         (g) LOST OR DESTROYED CERTIFICATES. In the event any Certificate, as of the Closing Date, shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Sterling, the posting by such person of a bond in such amount as Sterling may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Sterling Common Stock constituting the Stock Consideration and cash in lieu of fractional shares.

         (h)      OTHER MATTERS.

                  (1) Notwithstanding any term of this Agreement to the contrary, Sterling may, in its discretion at any time prior to the Effective Date, designate a direct or indirect wholly-owned subsidiary to substitute for Acquisition Corporation as the constituent corporation in the Merger by written notice to EFI so long as the exercise of this right does not cause a material delay in the consummation of the transactions contemplated herein or otherwise adversely affect the consummation or the tax consequences of the transactions contemplated herein. Sterling shall also have the right to cause EFI or such substitute to be the Surviving Corporation of the Merger described at Section 1(a), so long as the exercise of such right does not have a Material Adverse Effect on the interests of the EFI shareholders or cause a material delay in, or otherwise adversely affect, consummation or the tax consequences of the transactions contemplated herein; if such right is exercised, this Agreement shall be deemed to be modified to accord such change.

                  (2) Nothing set forth in this Agreement or any exhibit or schedule hereto shall be construed:

                           (i) to preclude Sterling or any Sterling affiliate from acquiring or assuming, or to limit in any way the right of Sterling or any Sterling affiliate to acquire or assume, prior to or following the Effective Date, the stock, or assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of Sterling Common Stock, or otherwise;

                           (ii) to preclude Sterling from issuing, or to limit in any way the right of Sterling to issue, prior to or following the Effective Date, Sterling Common Stock or other securities;

                           (iii) to preclude Sterling from granting employee, director or compensatory options at any time with respect to Sterling Common Stock or other securities;

                           (iv) to preclude option holders of Sterling from exercising options at any time with respect to Sterling Common Stock or other securities; or

                           (v) to preclude Sterling or any Sterling affiliate from taking, or to limit in any way the right of either of them to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

         (i)      POST CLOSING ADJUSTMENTS.

                  (1) As soon as practicable, but in no event more than one hundred twenty (120) days after Closing, KPMG shall deliver to Sterling and E&Y a balance sheet of EFI as of the Closing Date (the "EFI Closing Balance Sheet"), prepared by KPMG, after consultation with E&Y, in accordance with generally accepted accounting principles ("GAAP") consistently applied.

                  (2) Within ten (10) business days after the receipt of the EFI Closing Balance Sheet (the "Settlement Date"), (i) if the equity capital account of EFI on the Closing Date as shown on the EFI Closing Balance Sheet exceeds Twelve Million, Seven Hundred Ninety-five Thousand Dollars ($12,795,000), then the aggregate Cash Consideration to be paid to EFI shareholders will be increased, dollar-for-dollar by the amount by which the equity capital account on the EFI Closing Balance Sheet exceeds Twelve Million, Seven Hundred Ninety-five Thousand Dollars ($12,795,000) or (ii) if the equity capital account of EFI on the Closing Date as shown on the EFI Closing Balance Sheet is less than Twelve Million, Seven Hundred Ninety-five Thousand Dollars ($12,795,000), then Sterling shall receive from the Escrow Account (as defined in Section 17), an amount equal to the difference between Twelve Million, Seven Hundred Ninety- five Thousand Dollars ($12,795,000) and the equity capital account of EFI on the Closing Date as shown on the EFI Closing Balance Sheet. The increased Cash Consideration, if any, will be distributed as a cash payment to all holders of shares of EFI Common Stock on a pro rata basis in the same manner as described in paragraph (c)(7) of this Section 2 within 25 days after the Settlement Date.

                  (3) The EFI Closing Balance Sheet shall be final and binding for all purposes unless, within five (5) days after delivery of the EFI Closing Balance Sheet by KPMG, E&Y shall notify Sterling and KPMG in writing of its disagreement with any item or amount included therein or omitted therefrom, in which case, if E&Y and KPMG are unable to resolve the disputed issues within five (5) days after the receipt by Sterling and E&Y of notice of such disagreement, such objection(s) shall be resolved by an independent accounting firm selected by mutual agreement between E&Y and KPMG, provided that any accounting firm which shall have provided services to Sterling or EFI or any of their respective affiliates during the twelve month period ending on the Closing Date shall be disqualified. The determination of such accounting firm shall be final and binding for all purposes. The difference between E&Y's and KPMG's determination and the arbitrating accounting firm's determination of any adjustments shall be calculated and the fees of such firm shall be paid by the party whose calculation of the equity capital account differs by the greater amount from the amount determined by the arbitrating accounting firm.

                  (4) The Reserve Consideration shall be paid in the manner described in Section 17 hereof and the Escrow Agreement as defined therein.

         3. REPRESENTATIONS AND WARRANTIES OF STERLING. Sterling represents and warrants to EFI as follows:

         (a) AUTHORITY. Sterling has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Merger Agreement. The execution and delivery of this Agreement, the Merger Agreement and the Employment Agreements and the consummation of the transactions contemplated herein and therein, respectively, have been duly and validly authorized by the Board of Directors of Sterling, and except for the approval of this Agreement and the Merger Agreement, as the sole shareholder of Acquisition Corporation, Sterling has taken all corporate action necessary on its part to authorize this Agreement, the Merger Agreement and the Employment Agreements and the performance of the transactions contemplated herein and therein, respectively. This Agreement, the Merger Agreement and the Employment Agreements have been duly executed and delivered by Sterling and, assuming due authorization, execution and delivery by EFI, and receipt of required regulatory and shareholder approvals, constitute valid and binding obligations of Sterling in each case enforceable against Sterling in accordance with their respective terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles. Subject to regulatory approval, the execution, delivery and consummation of this Agreement, the Merger Agreement and the Employment Agreements will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of Sterling or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which Sterling is a party or by which Sterling or any of its properties are bound, nor constitute a material default under or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Sterling pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation.

         (b) ORGANIZATION AND STANDING. Sterling is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sterling is a registered financial holding company under the Bank Holding Company Act of 1956, as amended, and has full power and lawful authority to own and hold its properties and to carry on its present business. Sterling is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Sterling requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on Sterling and its subsidiaries, taken as a whole. Sterling owns, directly or indirectly all of the issued and outstanding shares of capital stock of BLC, Bank of Hanover and Trust Company ("Hanover") and The First National Bank of North East. BLC and The First National Bank of North East are national banking associations duly organized, validly existing and in good standing under the laws of the United States. Hanover is a Pennsylvania chartered bank and trust company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. BLC, Hanover and The First National Bank of North East are duly authorized to engage in the banking business as an insured bank under the Federal Deposit Insurance Act, as amended.

         (c) CAPITALIZATION. The authorized capital stock of Sterling, as of the date of this Agreement, consists solely of 35,000,000 shares of common stock, par value $5.00 per share of which, as of September 30, 2001, 12,516,307 shares were issued and outstanding. Sterling maintains a Stock Incentive Plan of which 323,849 shares, subject to antidilution provisions, were reserved for issuance at December 31, 2000. All outstanding shares of Sterling Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The shares of Sterling Common Stock to be issued in connection with this Agreement and the Merger Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement and the Merger Agreement will be validly issued, fully paid and nonassessable.

         (d) ARTICLES OF INCORPORATION AND BYLAWS. The copies of the Articles of Incorporation, as amended, of the Bylaws, as amended, which have been delivered to EFI are true, correct, and complete.

         (e) FINANCIAL STATEMENTS. Sterling has delivered to EFI the following financial statements: (i) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows as of and for the years ended December 31, 2000 and December 31, 1999, certified by independent public accountants and set forth in the Annual Report to the shareholders of Sterling for the year ended December 31, 2000; and (ii) a Consolidated Statement of Condition and a Consolidated Statement of Income for the six-month period ended June 30, 2001, set forth in a "Quarterly Report" to the shareholders of Sterling (the foregoing Consolidated Statement of Condition being hereinafter referred to as the "Sterling Financial Statements"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of Sterling at their respective dates and for the respective periods then ended and has been prepared in accordance with GAAP consistently applied, except as otherwise noted in a footnote thereto and subject in the case of the interim financial statements contained in the aforesaid Quarterly Report to normal recurring year-end adjustments, which are not Material individually or in the aggregate.

         (f)      ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
                  Schedule 3(f) or as reflected, noted or adequately reserved against in the Sterling Financial Statements, at December 31, 2000, Sterling had no Material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under GAAP or which are in any case or in the aggregate Material. Except as described in Schedule 3(f), since December 31, 2000, Sterling has not incurred any such liability other than liabilities of the same nature as those set forth in the Sterling Financial Statements, all of which have been reasonably incurred in the Ordinary Course of Business (as defined in Section 5(a)(1) of this Agreement.)

         (g) ABSENCE OF CHANGES. Since December 31, 2000, there has not been any change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling that would have a Material Adverse Effect on it.

         (h) LITIGATION. Except as disclosed in Schedule 3(h): (i) there is no litigation, investigation or proceeding pending, or to the knowledge of Sterling threatened, that involves Sterling or its properties and that, if determined adversely to Sterling, would have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against Sterling which would have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling or restrict in any manner the right of Sterling to conduct its business as presently conducted; and (iii) Sterling is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to Sterling, would have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling. All litigation in which Sterling is involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business in which the amount sought to be recovered is less than $25,000) is identified in Schedule 3(h).

         (i) COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS. Except as disclosed in Schedule 3(i) or where noncompliance would not have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling: (i) Sterling is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Sterling or to any of its properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Sterling as presently conducted have been duly obtained and are in full force and effect and there are no proceedings pending, or to the knowledge of Sterling threatened, which may result in the revocation, cancellation, suspension or Material adverse modification of any thereof.

         (j) COMPLETE AND ACCURATE DISCLOSURE. Neither this Agreement (insofar as it relates to Sterling, Sterling Common Stock and Sterling's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including, without limitation, Schedule 3(j)), certificate, or other statement or document delivered by Sterling to EFI in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any Material fact or omits to state any Material fact necessary to make the statements contained herein or therein not Materially false or misleading.

         (k) REGISTRATION UNDER THE SECURITIES EXCHANGE ACT OF 1934. Sterling Common Stock is registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), and is subject to the periodic reporting requirements imposed by
                  Section 13 of the 1934 Act.

         (l) PROXY STATEMENT/PROSPECTUS. At the time the Proxy Statement/Prospectus (as defined in Section 6(a)(2) of this Agreement) is mailed to the shareholders of EFI and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to Sterling, Sterling Common Stock, and actions taken and statements made by Sterling in connection with the transactions contemplated herein (other than information provided by EFI to Sterling), will: (i) comply in all Material respects with applicable provisions of the 1933 Act and the 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any Material fact, or omits to state any Material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

         (m) ACCURACY OF REPRESENTATIONS. Until Closing, Sterling will promptly notify EFI if any of the representations contained in this Section 3 cease to be true and correct subsequent to the date hereof.

         (n) REPORTS. Sterling has delivered to EFI complete copies of (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, and June 30, 2001 and (iii) the proxy statement relating to the 2001 Annual Meeting of Shareholders.

         (o) BROKERS. Neither Sterling nor any of its officers, directors, employees or agents have employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

         (p) NATIONAL MARKET SYSTEM. Sterling Common Stock is traded on the NASDAQ/NMS.

         (q)      REPRESENTATIONS AND WARRANTIES AS TO ACQUISITION CORPORATION.

                  (1) Organization. Acquisition Corporation is a corporation duly organized, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania. All of the outstanding shares of capital stock of Acquisition Corporation have been validly issued, are fully paid and nonassessable and are owned directly by Sterling free and clear of any lien, charge or other encumbrance. Acquisition Corporation has acquired no assets and has conducted no business except in furtherance of the transactions contemplated by this Agreement.

                  (2) Authority. Acquisition Corporation has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Acquisition Corporation and the consummation of the transactions described herein have been duly and validly authorized by all necessary corporate actions (including without limitation shareholder action) in respect thereof on the part of Acquisition Corporation. This Agreement is a valid and binding obligation of Acquisition Corporation, enforceable against Acquisition Corporation in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditor's rights or general principles of equity.

                  (3) Capitalization. The authorized capital stock of Acquisition Corporation consists of one thousand (1,000) shares of common stock, par value $1.00 per share ("Acquisition Corporation Common Stock"). All outstanding shares of Acquisition Corporation Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable and are owned by Sterling as sole shareholder.

         4. REPRESENTATIONS AND WARRANTIES OF EFI. EFI represents and warrants to Sterling as follows:

         (a) CORPORATE ORGANIZATION AND QUALIFICATION. EFI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by EFI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on EFI and its subsidiary, taken as a whole. EFI owns, directly or indirectly all of the issued and outstanding shares of capital stock of E.F.I. Holdings, Inc. ("EFI Holdings"). EFI Holdings is a Delaware holding company, duly organized, validly existing and in good standing under the laws of the State of Delaware. EFI and EFI Holdings, each have the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on their respective businesses as now being conducted and to own its properties and assets. EFI has made available to Sterling a complete and correct copy of the articles of incorporation and bylaws of EFI, and EFI Holdings has made available to Sterling a complete and correct copy of the charter and bylaws of EFI Holdings and such charter or articles, as applicable, and such bylaws are in full force and effect as of the date hereof.

         (b) AUTHORIZED CAPITAL. The authorized capital stock of EFI consists of 10,000,000 shares of EFI Common Stock, $.01 par value per share, of which 2,540,000 shares of EFI Common Stock were issued, 216,608 shares of EFI Common Stock were held in the treasury of EFI and 2,323,392 shares of EFI Common Stock were issued and outstanding as of the date of this Agreement. The stock of EFI Holdings consists of 1,000 shares of common stock, $1.00 par value per share, of which 100 shares of common stock were issued and outstanding as of the date of this Agreement; all of these shares are owned by EFI. All of the outstanding shares of capital stock of EFI have been duly authorized and are validly issued, fully paid and nonassessable. No shares of EFI are held in connection with a debt previously contracted. Neither EFI nor EFI Holdings has any shares of capital stock reserved for issuance. Neither EFI nor EFI Holdings has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. Except as disclosed on Schedule 4(b) hereto, the shares of EFI Holdings common stock owned by EFI are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of EFI have not been issued in violation of any preemptive rights. There are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of EFI. After the Effective Time, EFI will have no obligation which is being assumed by Sterling which will result in any obligation to issue, transfer or sell any shares of capital stock pursuant to any EFI/EFI Holdings Employee Plan (as defined in Section 4 (m)).

         (c)      INTENTIONALLY OMITTED

         (d) CORPORATE AUTHORITY. Subject only to approval of this Agreement by the holders of the number of votes required by EFI's articles of incorporation or bylaws cast by all holders of EFI Common Stock (without any minority, class or series voting requirement), EFI has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to EFI contemplated hereby. This Agreement has been duly and validly executed and delivered by EFI and constitutes the valid and binding obligations of EFI enforceable against it, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

         (e) NO VIOLATIONS. Except as disclosed on Schedule 4(e) hereto, the execution, delivery and performance of this Agreement by EFI does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) subject to receipt of any required regulatory approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which EFI (or any of its properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under EFI's Articles of Incorporation, or bylaws, or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of EFI under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, capital lease, security agreement, loan agreement, or commitment for the borrowing of money, or the deferred purchase price of assets, or other agreement, instrument or obligation to which EFI is a party, or to which any of

                  EFI's properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on EFI or enable any person to enjoin the Merger; and, except as disclosed on Schedule 4(e) hereto, the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (x) all required approvals, consents and waivers of governmental authorities, (y) any such approval, consent or waiver that already has been obtained, and (z) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on EFI or enable any person to enjoin the Merger.

         (f)      REPORTS AND FINANCIAL STATEMENTS.

                  (1) EFI has delivered to Sterling the following financial statements and reports: (i) Consolidated Balance Sheets, Consolidated Statements of Earnings, Consolidated Statements of Changes in Shareholder's Equity, and Consolidated Statements of Cash Flows as of and for the years ended December 31, 2000, December 31, 1999, and December 31, 1998, certified by independent public accountants, and (ii) a Consolidated Balance Sheet and a Consolidated Statement of Income for the six-month period ended June 30, 2001 (the foregoing consolidated financial statements being hereinafter referred to as the "EFI Financial Statements"). Each of the EFI Financial Statements fairly presents the consolidated financial position, assets, liabilities and results of operations of EFI at their respective dates and for the respective periods then ended and has been prepared in accordance with GAAP consistently applied, except as otherwise noted in a footnote thereto and subject in the case of the interim financial statements: (A) to normal recurring year-end adjustments, which are not Material individually or in the aggregate, and (B) the application of FAS 133. No documents to be filed by EFI with any regulatory agency in connection with this Agreement or the transactions contemplated hereby will contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that EFI is responsible for filing with any regulatory agency in connection with the Merger will comply as to form in all Material respects with the requirements of applicable law.

                  (2) Since January 1, 2000, EFI has not been required to file any Material report, registration or statement with any state, federal or local regulatory authority and any other regulatory authority, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any state or municipality where EFI conducts business, and has no fees and assessments required to be paid in connection therewith.

         (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2000, EFI has not incurred any Material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

         (h) TAXES. EFI's federal income tax returns have been examined and closed or otherwise closed by operation of law through 1998. All federal, state, local and foreign tax returns, including, but not limited to, any and all Pennsylvania and Delaware tax filings and all sales and use and payroll tax returns required to be filed by it or on its behalf, have been timely filed, or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all Material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with GAAP) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with GAAP) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of EFI's management, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with GAAP). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

         (i) LITIGATION AND LIABILITIES. Except as disclosed on Schedule 4(i) hereto, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against EFI or (ii) obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it), that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any Material respect, consummation of the transactions contemplated by this Agreement.

         (j) ABSENCE OF REGULATORY ACTIONS. EFI is not subject to any federal or state governmental authority charged with the supervision or regulation of commercial finance companies.

         (k)      AGREEMENTS.

                  (l) Except as disclosed on Schedule 4(k) hereto, EFI is not a party to, or bound by, any oral or written:

                           (A) "Material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC");

                           (B) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

                           (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are Materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                           (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $10,000;

                           (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                           (G) agreement, contract or understanding, other than this Agreement, regarding the capital stock of EFI or committing to dispose of some or all of the capital stock or substantially all of the assets of EFI; or

                           (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

                  (2) EFI is not in default under or in violation of any provision of any note, bond, indenture, deed of trust, capital lease, security agreement, loan agreement, or commitment for the borrowing of money, or the deferred purchase price of assets, lease or other agreement to which it is a party or to which any of its properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

         (l) LABOR MATTERS. EFI is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

         (m) EMPLOYEE BENEFIT PLANS. Schedule 4(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, in respect to any of EFI's present or former directors, officers or other employees (hereinafter referred to collectively as the "Employee Plans").

                  (1) All of the Employee Plans comply in all Material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any Material penalties, taxes or other events under
                           Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

                  (2) No liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001 (a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with EFI under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

                  (3) No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by
                           Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the

                           30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

                  (4) Neither has it provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (5) Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (6) Each Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under
                           Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all Material respects with all applicable requirements of Section 401(a) of the Code.

                  (7) Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

                  (8) Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a Material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

                  (9) There is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan, other than routine claims for benefits.

                  (10) There has been no announcement or legally binding commitment by it to create an additional Employee Plan, or to amend an Employee Plan, except for amendments required by applicable law which do not Materially increase the cost of such Employee Plan, and, except as disclosed on Schedule 4(m) hereto, it does not have any obligations for retiree health and life benefits under any Employee Plan that cannot be terminated without incurring any liability thereunder.

                  (11) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by EFI to any person which is an "excess parachute under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

                  (12) All annual reports have been filed timely with respect to each Employee Plan, it has made available to Sterling a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1996, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto,
                           (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

                  (13) Except as disclosed on Schedule 4(m) hereto, there are no retiree health benefit plans except as required to be maintained by COBRA.

         (n) TITLE TO ASSETS. EFI has good and marketable title to its properties and assets (other than property as to which it is lessee), except for (i) such items shown in the EFI financial statements or notes thereto; (ii) liens on real property for current real estate taxes not yet delinquent, or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

         (o) COMPLIANCE WITH LAWS. EFI has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

         (p) BROKERS. Except as set forth in Schedule 4(p), neither EFI nor any of its officers, directors, employees or agents have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

         (q) ENVIRONMENTAL MATTERS. For purposes of this Section 4(q), the following terms shall have the indicated meaning:

                  "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. Section 1531, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., and all comparable state and local laws; and any common law (including, without limitation, common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any Material containing any such substance as a component. Hazardous Substances include, without limitation, petroleum or any derivative or by-product thereof, asbestos, radiologically contaminated Material, and polychlorinated biphenyls (PCBs).

                  Except as set forth in Schedule 4(q) hereto, to the knowledge of EFI's management:

                  (1) EFI has not been, nor is, in violation of or liable under any Environmental Law.

                  (2) EFI has no knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including, without limitation, any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by EFI. In particular, without limiting the generality of the foregoing sentence, EFI has no knowledge that: (i) any Materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including, without limitation, any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by EFI; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including, without limitation, any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by EFI; (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including, without limitation, any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by EFI.

                  (3) There is no legal, administrative, arbitration or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that, to the knowledge of EFI, could result in the imposition on EFI of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against EFI; to the knowledge of EFI, there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and EFI is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

         (r) ALLOWANCE. The allowance for loan losses shown on EFI's Financial Statements as of December 31, 2000, was, and the allowance for loan losses shown on EFI's Financial Statements for periods ending after the date of this Agreement and up to the date of Closing will be, in the opinion of EFI's management, adequate, as of the date thereof, under GAAP applicable to commercial finance companies and all other applicable regulatory requirements for all losses reasonably anticipated in the Ordinary Course of Business as of the date thereof based on information available as of such date. EFI has disclosed to Sterling in writing prior to the date hereof the amounts of all loans, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Delinquent", Recovery/Workout", "Repossession" or words of similar import, and it shall disclose promptly to Sterling after the end of each quarter after the date hereof and on the Effective Date the amount of each such classification.

         (s) ADDITIONAL TAX MATTERS. EFI is, and has been at all times since January 1, 1999, an "S" corporation within the meaning of Code Section 1361(a). A valid election under Code Section 1362 (and a comparable election under state or local law in each jurisdiction where EFI is required to file tax returns and reports that provides for such an election) has been in effect with respect to EFI at all times since January 1, 1999. Each shareholder of EFI has filed, in a timely fashion, with each of the IRS and any other applicable state taxing authority a consent to such "S" corporation election with respect to EFI. EFI has not been, and will not be, subject to tax under Code Section 1374 or 1375 (or any comparable provision of state or local law) for any period prior to Closing. Further, except to the extent provided and accrued in the provision for taxes reflected on EFI's Financial Statements, no additional federal, state or local tax liability will accrue to Sterling for that portion of tax year 2002 occurring prior to the Effective Date. The federal, state and local allocable share of income of each shareholder of EFI has been or will be accurately and completely stated on the Forms K-1 issued by EFI to each of its shareholders for the tax years 1999 through 2002.

         (t) MATERIAL INTERESTS OF CERTAIN PERSONS. None of EFI's officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the 1934 Act) of any such officer or director, has any Material interest in any Material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

         (u) INSURANCE. EFI is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Schedule 4(u). All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all Material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

         (v) DIVIDENDS AND DISTRIBUTIONS. The only dividends or other distributions which it has made on its capital stock since January 1, 1999, are set forth in Schedule 4(v).

         (w) BOOKS AND RECORDS. EFI's books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all Material respects the substance of events and transactions that should be included therein.

         (x) BOARD ACTION. EFI's Board of Directors (at a meeting duly called and held) has been duly convened and by the requisite vote of the directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement and the transactions contemplated hereby and (c) directed that the Agreement be submitted for consideration by its shareholders at a Special Shareholders' Meeting with the recommendation of the Board of Directors that the shareholders approve the Merger and the transactions contemplated thereby.

         (y)      INTENTIONALLY OMITTED

         (z)      EQUIPMENT FINANCING CONTRACTS BY EFI.

                  (1) Since December 31, 1996, in the aggregate, the equipment financing contracts entered into by EFI (i) are in compliance in all Material respects with all applicable federal and state statutes and regulations and with the underwriting and servicing guidelines of the various state and federal credit and collection and bankruptcy laws and the Uniform Commercial Code, including but not limited to those statutes, regulations and guidelines governing the origination, recordation or servicing of financing contracts entered into, originated or serviced by EFI ("Financing Contracts") and the obtaining of appropriate documentation and insurance policies,
                           (ii) have been lawfully made (iii) constitute valid debts of the obligors, (iv) have been incurred in the Ordinary Course of Business, (v) are subject to the terms of payment as shall have been agreed upon between EFI and each customer, and (vi) EFI does not know of any applicable set-off or counterclaim which in the aggregate would have a Material Adverse Effect on it.

                  (2) To the knowledge of EFI's management, there exists no physical damage to any collateral for a Financing Contract, which physical damage is not insured against in compliance with EFI's internal policies and which would have a Material Adverse Effect on the value or marketability of any Financing Contract, or on the underlying collateral.

                  (3) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any license currently possessed by EFI, constitute a default (or an event which with the passage of tim or the giving of notice or both would constitute a default) under any servicing agreement to which EFI is currently a party, or result in any such servicing agreement being terminable by any party thereto, in each case except where such invalidity, default or termination would not have Material Adverse Effect on the business, financial condition or results of operations of EFI and EFI's subsidiary taken as a whole.

                  (4) As of the date of this Agreement, EFI has recorded and filed all financing statements (and continuation statement with respect to such financing statements when applicable) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of a valid first priority Purchase Money Security Interest or first lien security interest in the collateral related to each of its Financing Contracts, which is enforceable in accordance with the applicable state Uniform Commercial Code, free and clear of any lien, except as disclosed on Schedule 4(z) hereto.

                  (5) EFI has no Financing Contracts containing terms providing for interest rate adjustments.

                  (6) A list of all EFI Financing Contracts in aging report format is attached hereto as Schedule 4(z).

                  (7) EFI is not a party to any loan participation, pooling, servicing or other agreements which obligate it to make advances with respect to a defaulted or delinquent Financing Contract.

                  (8) There are no pending, or, to the knowledge of EFI's management, threatened or expected actions in connection with any Financing Contract or credit commitments presently or previously made by EFI relating to claims based on theories of "lenders' liability" or any other basis.

                  (aa)     INTENTIONALLY OMITTED

                  (bb)     INTENTIONALLY OMITTED

                  (cc)     INTENTIONALLY OMITTED

                  (dd) PROXY STATEMENT/PROSPECTUS, ETC. At the time the Proxy Statement/Prospectus (as defined in Section 6(a)(2) of this Agreement) is mailed to the shareholders of EFI and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to EFI, EFI Common Stock, and actions taken an statements made by EFI in connection with the transactions contemplated herein (except for information relating to Sterling and its subsidiaries and pro forma financial information reflecting the combined operations of Sterling and EFI,), will (i) comply in all material respects with applicable provisions of the 1933 Act and the 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to stat any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or
                           (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

                  (ee) COMPLETE AND ACCURATE DISCLOSURE. Neither this Agreement (insofar as it relates to EFI, EFI Common Stock an EFI's involvement in the transactions contemplated hereby) nor EFI's representations, warranties or covenants, nor any financial statement schedule (including, without limitation, the Schedules attached hereto), certificate, or other statement or document delivered by EFI to Sterling in connection herewith contains any statement which, at the time and i light of the circumstances under which it is made, is incorrect, false or misleading with respect to any Material fact or omits to state any Material fact necessary to make the statements contained herein or therein not false or misleading.

                  (ff) NON-REGISTRATION UNDER THE 1934 ACT. EFI Common Stock is neither registered nor required to be registered under Section 12 of the 193 Act and is not subject to the periodic reporting requirements imposed by
                           Section 13 or 15(d) of the 1934 Act.

                  (gg)     INTENTIONALLY OMITTED

                  (hh) ABSENCE OF QUESTIONABLE PAYMENTS. Fro and after December 31, 1994, EFI has not, nor has any director, officer, agent, employee, consultant o other person associated with or acting on behalf of EFI (i) used any EFI or EFI subsidiary corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii made any direct or indirect unlawful payments to governmental officials from any EFI corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from EFI or any EFI subsidiary.

                  (ii) POWERS OF ATTORNEY; GUARANTEES. EFI does not have any power of attorney outstanding, or any obligation or liability either actual, constructive or contingent, as guarantor, surety, cosigner, endorser, co- maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

                  (jj) OWNED SOFTWARE. The current software applications used by EFI in the operation of its business are set fort and described in Schedule 4(jj) (the "Software). To the extent that any of the Software has been designed or developed by EFI's management information or development staff or by consultants on EFI's behalf, EFI has complete rights to and ownership of such Software, including possession of or ready access to, the source code for such Software in its most recent version. No part of any such Software infringes upon the software of any other person or entity, or violates or infringes upon any common law or statutory rights of any other person o entity, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. EFI has not sold, assigned licensed, distributed or in any other way disposed of or encumbered any of the Software.

                  (kk) LICENSED SOFTWARE. The Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by EFI legitimately and is fully transferable hereunder without any third party consent. All of EFI's computer hardware has legitimately licensed software installed therein.

                  (ll) NO ERRORS; NONCONFORMITY. To the knowledge of EFI's management, the Software is free from any significant defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the state specifications thereof, and, with respect to owned Software, the applications can be recreated from their associated source codes.

                  (mm) NO BUGS OR VIRUSES. EFI has not knowingly altered its data, or any Software or supporting software which may, in turn, damage the integrity of the data, stored in electronic, optical, or magnetic or other form. EFI has no knowledge of the existence of any bugs or viruses with respect to the Software.

                  (nn) DOCUMENTATION. EFI has furnished Sterling with true and accurate copies of all documentation (end user or otherwise) relating to the use, maintenance and operation of the Software and as to the Software owned by EFI, the source code.

                  (oo) BULK SALES. The execution, delivery and performance of this Agreement do not require compliance with any "bu sales" law by EFI.

                  (pp) OTHER NAMES. Except as disclosed on Schedule 4(pp) hereto, the legal name of EFI is as set forth in this Agreement and within the preceding three years EFI has not used, and EFI currently does not use, any trade names, fictitious names, assumed names or "doing business as" names.

                  (qq) PLACE OF BUSINESS. The principal executive offices of EFI are in Lancaster, Pennsylvania and the office where EFI keeps its records are in Lancaster, Pennsylvania.

                  (rr)     INTENTIONALLY OMITTED

                  (ss) NO GUARANTEES. Except as disclosed on Schedule 4(ss), neither EFI nor its subsidiary, officers, directors, shareholders or affiliates is obligate as guarantor, co-signor or surety (or otherwise in a secondary liability capacity) for any obligation of any kind of any other person or entity wit respect to EFI or EFI Holdings.

                  (tt) TRADEMARKS, TRADE NAMES. EFI does not own or use any trademarks, trade names or copyrights in the Ordinary Course of Business. EFI has no claims against it pending for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same.

                  (uu)     INTENTIONALLY OMITTED

                  (vv) REPURCHASE AGREEMENTS. EFI is not a - party to any agreement pursuant to which EFI has purchased securities subject to an agreement to resell.

                  (ww) ANTI-TAKEOVER PROVISIONS NOT APPLICABLE The provisions of Chapter 25 of the PBCL relating to protection of shareholders do not apply to EFI, this Agreement, the Merger and the transactions contemplated hereby.

                  (xx) DIRECTORS FIDUCIARY DUTIES. The directors of EFI have taken all action required by them to fulfill their fiduciary duties to the EFI shareholders under Pennsylvania law.

                  (yy) DERIVATIVES. Except as disclosed on Schedule 4(yy) hereto, EFI does not own or hold any derivatives, including SWAPs, "caps", or "floors".

             5. COVENANTS OF EFI. From the date of this Agreement until the Effective Date, EFI covenants and agrees to do the following:

                  (a) CONDUCT OF BUSINESS. Except as otherwise consented to by Sterling in writing and except as otherwise permitted in this Agreement, EFI shall from the date of this Agreement until the Effective Date:

                         (1) use all reasonable efforts to carry on its business in, and only in, the ordinary course of business consistent with its past customary business practices (hereinafter referred to as " Ordinary Course of Business");

                         (2) to the extent consistent with prudent business judgment, us all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with EFI;

         (3) maintain all of EFI's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidably casualty;

         (4) use all reasonable efforts to preserve or collect all claim and causes of action belonging to EFI;

         (5) keep in full force and effect all insurance policies now carried by EFI;

         (6) perform in all Material respects EFI's obligations under all agreements, contracts, instruments and other commitments to which it is a party or by which it may be bound or which relate to or affect its properties, assets and business;

         (7) maintain its books of account financial statements and other financial records in accordance with GAAP;

         (8) comply in all Material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to EFI and to the conduct of its business;

         (9)      not amend EFI's Articles of Incorporation or Bylaws;

         (10) except as disclosed on Schedule 5(a)(10), not enter into or assume any Material contract, incur any Material liability or obligation, make any Material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of EFI's properties or assets to any Material lien, claim, charge, or encumbrance of any kind whatsoever;

         (11) not take or permit to be take any action which would constitute a breach of any representation, warranty or covenant set fort in this Agreement;

         (12) not declare, set aside or pay any dividend or make any other distribution in respect of EFI Common Stock, except as provided in Section 5(j);

         (13) not authorize, purchase, issue, transfer or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of EFI Common Stock or any other equity or debt securities of EFI or any securities convertible into EFI Common Stock;

         (14) not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, employee or consultant of EFI, except as described on Schedule 5(a)(14) hereto;

         (15) not enter into any related party transaction except such related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectability or present other unfavorable features;

         (16) not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization

         (17) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

         (18) not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, lease, sell, convey, transfer or dispose (or agree to acquire, liquidate, sell o dispose) in any way of any assets or any rights thereof of EFI to any party other than Sterling or an affiliate of Sterling, other than in the Ordinary Course of Business and consistent with prior practice unless the failure to do so shall constitute a breach of fiduciary duty by EFI's directors under Pennsylvania law;

         (19) not, directly or indirectly, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, initiate, engage in discussions or participate in any negotiations concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of EFI or an business combination with EFI other than as contemplated by this Agreement, or concerning the fact of, or the terms and conditions of, this Agreement or authorize or permit any officer, director, employee, agent, consultant, counsel, affiliate or other representative of it to do an of the above (except that EFI officers may respond to inquiries from regulatory authorities and holders of EFI Common Stock in the Ordinary Course of Business); or fail to notify Sterling immediately i any such inquiries or proposals are received by, any such information is requested from or any such negotiations are sought to be initiated with EFI; provided, however, that EFI may respond to an unsolicited, bona fide, written offer, if the directors of EFI have determined in good faith based on the written opinion of outside counsel that the failure to respond shall constitute a breach of the EFI directors' fiduciary duty under Pennsylvania law;

         (20) not change any method, practice or principle of accounting except as may be required by GAAP or any applicable regulation;

         (21) not make any loan or other credit facility commitment (including, without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any such outstanding commitment;

         (22) not enter into any SWAP or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit risk or interest rate risk over the levels existing at December 31, 2000;

         (23) not enter into any derivative SWAP, cap or floor or similar commitment, agreement or arrangement, except in the Ordinary Course of Business and consistent with past practices;

         (24) except as described in Schedule 5(a)(24) hereto, not enter into any participation arrangements or approvals of extensions of credit inconsistent with past practice, renew, expand or modify any outstanding participation arrangements or approvals;

         (25) not waive, release, grant or transfer any rights of value or modify or change in any Material respect any existing agreement to which EFI is a party, other than in the Ordinary Course of Business consistent with past practice

         (26) not take any action that would, under any statute, regulation or administrative practice of an regulatory agency, have a Material Adverse Effect on the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction;

         (27) not take any action that would result in the failure of the transactions contemplated in this Agreement to qualify as tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code;

         (28)     not agree to any of the foregoing items (9) through (27).

(b) BEST EFFORTS. EFI shall cooperate with Sterling and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the condition precedent set forth in
         Section 7 of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, EFI shall:

         (1) cooperate with Sterling in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6(a)(2) of this Agreement);

         (2) call a special or annual meeting of its shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement and the Merger Agreement by its shareholders at that meeting, including recommending the approval of such agreements by the shareholders of EFI and EFI Holdings;

         (3) cooperate with Sterling in making EFI's employees reasonably available for training by Sterling prior to the Effective Date, to the extent that such training is deemed reasonably necessary by Sterling;

         (4) terminate its Swap Agreements and pay any associated breakfunding fees in connection with such terminations prior to the Closing Date or such earlier date as shall be determined by EFI;

         (5) pay all of its merger-related expenses prior to the Closing Date or such earlier date as shall be determined by EFI; and

         (6) modify the Articles of Incorporation or Bylaws or any other documents of EFI reasonably requested by Sterling necessary to effectuate the transactions contemplated hereby.

(c) ACCESS TO PROPERTIES AND RECORDS. EFI shall afford to the officers and authorized representatives of Sterling access to properties, books and records pertaining to EFI in order that Sterling may have full opportunity to make such reasonable investigations at such reasonable times as it shall desire, of the properties, books, contracts, documents and records of EFI, and the officers of EFI will furnish Sterling with such additional financial and operating data, including test tapes, and other information as to its business and properties as Sterling shall from time to time reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect the Merger. Nothing in this Section 5(c) shall be deemed to require EFI to breach any obligation of confidentiality. Sterling shall maintain the confidentiality of all information furnished to it by EFI pursuant to this Section 5(c) and if the transactions contemplated by this

                  Agreement are not consummated for any reason, Sterling agrees, at the option of EFI, either to return all such information and any copies thereof, including any extracts therefrom or memoranda relating thereto prepared by Sterling, or to destroy all such information.

         (d) SUBSEQUENT FINANCIAL STATEMENTS. Between the date of execution of this Agreement and the Effective Date, EFI shall promptly prepare and deliver to Sterling as soon as practicable EFI's Quarterly Report for the quarter ended September 30, 2001, containing unaudited balance sheets of EFI as of such date, and unaudited statements of earnings and cash flows of EFI for the nine month period reflected therein, and all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities prepared by or for EFI, including all audit reports submitted to EFI by independent auditors in connection with each annual, interim or special audit of EFI's book made by such accountants. In particular, without limiting the generality of the foregoing sentence, EFI shall deliver to Sterling as soon as practicable a balance sheet as of September 30, 2001, and a related statement of income for the nine (9) months then ended (which financial statements are hereinafter referred to as the "September 30, 2001 Financial Statements"). EFI covenants to Sterling that the September 30, 2001 Financial Statements are true and correct and (i) comply in all Material respects with the requirements of GAAP, (ii) do not contain any untrue statement of a Material fact and (iii) do not omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) BOARD AND COMMITTEE MINUTES. EFI shall provide to Sterling within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of such meeting.

         (f) UPDATE SCHEDULE. EFI shall promptly disclose to Sterling in writing any change, addition, deletion or other modification to the information set forth in the schedules to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve EFI from any and all liabilities for prior statements and disclosures to Sterling.

         (g) NOTICE. EFI shall promptly notify Sterling in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Sterling in order to ensure the accuracy of the represen-tations and warranties set forth in this Agreement or which otherwise could have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business operations or future prospects of EFI.

         (h) AFFILIATE LETTERS. EFI shall deliver or cause to be delivered to Sterling, at or before the Closing (as defined in Section 1(b) of this Agreement), a letter or agreement from each officer, director and shareholder of EFI who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of EFI, in form attached hereto as Exhibit 6, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act an by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of Sterling Common Stock to be received by such person pursuant to this Agreement.

         (i)      INTENTIONALLY OMITTED

         (j) DISTRIBUTIONS AND DIVIDENDS. Except as otherwise provided in this Section 5(j), EFI shall not declare or pay any cash dividend or make any distributions to shareholders without the express, written approval of Sterling. Between the date of this Agreement and the Effective Date, so long as EFI retains its status as an "S" corporation for federal income tax purposes, EFI may declare and pay normal and ordinary cash dividends or make distributions to shareholders in amounts not to exceed an amount that would result in (i) EFI's capital account being less than $12,795,000 as of the Closing Date, and (ii) the transactions contemplated in this Agreement and the Merger Agreement to not qualify as a tax-free reorganization within the meaning of Section 368 of the Code.

         (k) PRESS RELEASES. EFI shall not issue any press release related to this Agreement or the transactions contemplated hereby as to which Sterling has not given its prior written consent, and shall consult with Sterling as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit EFI from making any disclosure which its counsel deems reasonably necessary.

         (l)      INTENTIONALLY OMITTED

         (m) PAYMENT OF TAXES. EFI, and to EFI's management's knowledge, its shareholders shall have made payment in full of all taxes, penalties and interest assessed by the Internal Revenue Service associated with its examination of returns filed for tax years 1999 and 2000. EFI shall accrue and reserve amounts necessary for tax liabilities for tax year 2001 and the short tax year 2002.

         (n) GOOD FAITH COOPERATIVE EFFORT TO REVISE STRUCTURE. EFI hereby agrees to cooperate with Sterling to approve any revision to this Agreement, or to the attached schedules and exhibits, involving a structural change to the Merger and the ransac-tions contemplated thereunder as contemplated by Section 2(h)(1) hereof.


         (o)      INTENTIONALLY OMITTED

         (p) ACCOUNTING TREATMENT. EFI acknowledges that Sterling presently intends to treat the business combination contemplated by this Agreement as purchase method accounting for financial reporting purposes. EFI shall not take (and shall use its best efforts not to permit any of its directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action which would preclude Sterling from treating such business combination as a purchase for financial reporting purposes.

         6.       COVENANTS OF STERLING.

                  From the date of this Agreement until the Effective Date, Sterling covenants and agrees to do the following:

                  (a) BEST EFFORTS. Sterling shall cooperate with EFI shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in
                           Section 7 of this Agreement and to consummate this Agreement and the Merger Agreement. In particular, without limiting the generality of the foregoing sentence, Sterling agrees to do the following:


                           (1) Applications for Regulatory Approval. Sterling shall promptly prepare and file, with the cooperation and assistance of EFI, all required applications for regulatory approval of the transactions contemplated by this Agreement and the Merger Agreement. Sterling shall not take any action that would, under any statute, regulation or administrative practice of any regulatory agency, have a Material Adverse Effect on the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction.

                           (2) Registration Statement. Sterling shall promptly prepare, with the cooperation and assistance of EFI, and file with the SEC, a registration statement under the 1933 Act (the "Registration Statement") for the purpose of registering the shares of Sterling Common Stock to be issued under the provisions of this Agreement. Sterling may rely upon all information provided to it by EFI in this connection and Sterling shall not be liable for any untrue statement of a Material fact or any omission to state a Material fact in the Registration Statement or in the proxy statement and prospectus (the "Proxy Statement/Prospectus") which is prepared as a part thereof, if such statement is made by Sterling in reliance upon any information provided to Sterling by EFI or by its agents and representatives. Sterling will advise EFI, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post-Effective Amendment thereto has become effective or any supplement or amendment has been filed.

                           (3) State Securities Laws. Sterling, with the cooperation of EFI, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

                  (b) SUBSEQUENT FINANCIAL STATEMENTS. Between the date of signing this Agreement and the Effective Date, Sterling shall promptly prepare and deliver to EFI, as soon as practicable, each report prepared and filed by Sterling with the SEC. The representations and warranties set forth in Section 3(e) of this Agreement shall apply to the financial statements set forth in the foregoing Quarterly Reports and any Annual Report to Sterling's shareholders.

                  (c) UPDATE SCHEDULE. Sterling shall promptly disclose to EFI in writing any change, addition, deletion or other modification to the information set forth in the schedules to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve Sterling from any and all liabilities for prior statements and disclosures to EFI.

                  (d) NOTICE. Sterling shall promptly notify EFI in writing of any actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to EFI in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling.

                  (e) LAWS, RULES, ETC. Sterling shall comply with and perform all Material obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except in respects not Materially adverse to the business, operations, assets or financial condition of Sterling or which would not Materially impair the ability of Sterling to consummate the transaction contemplated hereby.

                  (f) APPROVAL. As the sole shareholder of Acquisition Corporation, Sterling will vote to approve this Agreement and the Merger.

                  (g) TAX MATTERS. Sterling shall not take any action that would result in the failure of the transactions contemplated in this Agreement to qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                  (h) TAX RETURNS AND TAX AUDITS. Sterling shall prepare or cause to be prepared and file or cause to be filed all tax returns for EFI for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Such returns shall be prepared by KPMG (or another tax preparer acceptable to the EFI Representatives as defined in Section 17(d) hereof, on behalf of the EFI shareholders), with the consultation and concurrence of E&Y. Sterling shall permit the EFI Representatives, on behalf of the shareholders of EFI, to review and comment on such tax returns described in the preceding sentences and shall, if required by law, obtain the consent of the EFI Representatives, on behalf of the shareholders of EFI, prior to filing such tax returns. Sterling shall not amend, refile or otherwise modify any tax return for any period ending on or before the Closing Date without the prior consent of the EFI Representatives, on behalf of the shareholders of EFI, unless such amendment or modification is necessary to comply with law or to prevent termination of EFI's pre-Closing Date status as an "S" corporation. Sterling and the EFI Representatives, on behalf of the shareholders of EFI, shall cooperate fully to the extent reasonably requested by the other parties in connection with the filing of tax returns pursuant to this Section 6(h), and any audit, litigation or other proceeding with respect to such taxes. Such cooperation shall include the retention and (upon any party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and the making available of employees on a mutually convenient basis to provide additional information and explanation of any records or information provided hereunder.

                           Sterling agrees to provide notice to the EFI
                           Representatives, on behalf of the shareholders of EFI, if Sterling receives a tax audit notice (within 25 days of receipt of such tax audit notice) with respect to a tax period ending on or before the Closing Date. In the case of an audit or administrative or judicial proceeding involving any asserted liability or adjustment for taxes relating to any taxable years or periods ending on or before the Closing Date, the EFI Representatives, on behalf of the shareholders of EFI, shall have the right (but not the obligation), at their expense, to participate with Sterling in the conduct of such audit or proceeding. Sterling shall not settle any audit or proceeding relating to any tax period ending on or before the Closing Date that could have a Material Adverse Effect on the shareholders of EFI without the consent of the EFI Representatives, on behalf of the shareholders of EFI, whose consent shall not be unreasonably withheld or delayed unless such settlement is necessary to comply with law or to prevent termination of EFI's pre-Closing Date status as an "S" corporation. Sterling will also jointly participate in the conduct of such audit or proceeding at its own expense and if such audit or proceeding would be reasonably expected to result in an increase in tax liability of the shareholders of EFI for which Sterling or one of its affiliates would be liable, the EFI Representatives, on behalf of the shareholders of EFI shall not settle any such audit or proceeding without the consent of Sterling, whose consent shall not be unreasonably withheld or delayed.

         7.       CONDITIONS TO THE OBLIGATIONS OF STERLING AND EFI.

                  (a) COMMON CONDITIONS. The obligations of the parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 20 of this Agreement:

                           (1)      This Agreement shall have been duly
                                    authorized, approved and adopted by the
                                    shareholders of EFI, as required by
                                    applicable provisions of the PBCL, and the required provisions of EFI's Articles of Incorporation. This Agreement shall have been duly authorized, approved and adopted by Sterling, as required by the applicable provisions of the PBCL and the applicable provisions of

                                    Sterling's Articles of Incorporation and the applicable provisions of the rules and requirements of the NASD. This Agreement shall have been duly authorized, approved and adopted by Sterling as the sole shareholder of Acquisition Corporation.

                           (2) The Parties hereto shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the Merger Agreement and all notice periods and waiting periods required after the granting of such approval shall have passed; provided, however, that no such approval shall have imposed any condition or requirement which in the opinion of the Board of Directors of Sterling renders consummation of the Merger inadvisable.

                           (3) No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise have a Material Adverse Effect on the transactions contemplated by this Agreement.

                           (4) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

                           (5) All applicable notifications, statutory and regulatory antitrust law requirements have been met.

                           (6) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by Sterling with the SEC under the 1933 Act, and shall have been declared effective prior to the time the Proxy Statement/Prospectus is first mailed to the shareholders of EFI, and no stop order with respect to the effectiveness of the registration statement shall have been issued; the Sterling Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of EFI entitled to receive such shares.

                           (7) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

                           (8) An Escrow Agreement (as defined in Section 17 hereof) which is mutually acceptable to Sterling and EFI shall have been executed by Sterling and EFI prior to Closing.

         (b) CONDITIONS TO OBLIGATIONS OF STERLING. The obligations of Sterling to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following additional conditions:

                  (1) Each of the representations and warranties of EFI contained in this Agreement shall be true and correct in all Material respects as of the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); EFI shall have performed each of its respective covenants and agreements contained in this Agreement; and Sterling shall have received certificates signed by the President and Secretary of EFI, dated as of the date of the Closing, to the foregoing effect.

                  (2) Holders of no more than five percent (5%) of the issued and outstanding shares of EFI (116,170 shares) shall have exercised their statutory appraisal or Dissenters' Rights.

                  (3) As of the Closing Date, EFI's capital account, as determined in accordance with GAAP, must equal or exceed $12,795,000.

                  (4) There shall not have occurred any change in the financial condition, properties, assets, business, results of operation or future prospects of EFI which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on EFI.

                  (5)      No environmental problem of a kind contemplated in
                           Section 4(q) of this Agreement and not previously disclosed in Schedule 4(q) shall have been discovered which would, or which potentially could, have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of EFI; provided, that for purposes of determining the Materiality of an undisclosed environmental problem or problems, the definition of "Material" shall be governed by the proviso to Section 25 of this Agreement.

                  (6) Except as disclosed on Schedule 7(b), all litigation pending against EFI which, individually or in the aggregate, would have a Material Adverse Effect on EFI's operations, business or future prospects, shall have been settled or otherwise resolved on terms satisfactory to Sterling.


                  (7) EFI shall have performed and complied in all Material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (8) Sterling shall have received an opinion from E&Y reasonably satisfactory in form and substance to Sterling as to the tax matters relating to this Agreement and the transactions contemplated thereby to the effect that:

                                    (i)    The transactions contemplated by this
                                           Agreement and by the Merger Agreement
                                           will constitute a reorganization
                                           within the meaning of Sections
                                           368(a)(1)(A) and 368(a)(2)(D) of the
                                           Code;

                                    (ii)   The Merger will constitute a
                                           reorganization within the meaning of
                                           Section 368(a) of the Code and
                                           Sterling and Acquisition Corporation
                                           will each be a "party to a
                                           reorganization" within the meaning of
                                           Section 368(b) of the Code;

                                    (iii)  No gain or loss will be recognized by
                                           Sterling or Acquisition Corporation
                                           as a result of the reorganization;
                                           and

                                    (iv)   Subject to any limitations imposed
                                           under Sections 381 and 382 of the
                                           Code, Acquisition Corporation, as the
                                           survivor to the Merger, will
                                           carry-over and take into account all
                                           accounting items and tax attributes
                                           of EFI including but not limited to
                                           earning and profits, methods of
                                           accounting, and tax basis and holding
                                           periods of EFI.

                           (9) All applicable securities law of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with to the reasonable satisfaction of Sterling or Sterling's counsel.

                           (10) Sterling shall have received from each of the persons identified by EFI pursuant to
                                    Section 5(h) hereof an executed counterpart of an affiliate's agreement in the form attached hereto as Exhibit 6.

                           (11) Sterling shall have received from EFI a balance sheet as of December 31, 2001, and a related statement of income for the twelve
                                    (12) months then ended (which financial
                                    statements are hereinafter referred to as the "December 31, 2001 Financial Statements"). The representations and warranties set forth in Section 4(f) of this Agreement shall apply to the December 31, 2001 Financial Statements.

                  (c) CONDITIONS TO THE OBLIGATIONS OF EFI. The obligations of EFI to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following additional conditions:

                           (1) Each of the representations, warranties and covenants of Sterling contained in this Agreement shall be true and correct in all Material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Sterling shall have performed each of its covenants and agreements, which are Material to its operation and prospects, contained in this Agreement; and EFI shall have received certificates signed by the President or Vice President and Secretary or Assistant Secretary of Sterling dated as of the date of the Closing, to the foregoing effect.

                           (2) EFI shall have received an opinion from KPMG reasonably satisfactory in form and substance to EFI to the effect that:

                                    (i) The Merger will constitute a
                                    reorganization within the meaning of Section
                                    368(a) of the Code and EFI, Sterling an
                                    Acquisition Corporation will each be a
                                    "party to a reorganization" within the
                                    meaning of Section 368(b) of the Code;

                                    (ii) No gain or loss will be recognized by EFI by reason of the Merger;

                                    (iii) Except for cash received in lieu of fractional shares, cash received by EFI shareholders who exercise their dissenter' rights or cash received by EFI shareholders pursuant to the Cash Election, no gain or loss will be recognized by the shareholders of EFI who receive Sterling Common Stock upon the exchange of their shares of EFI Common Stock for shares of Sterling Common Stock;

                                    (iv) The tax basis of the Sterling Common
                                    Stock to be received by the EFI shareholders will be, in each instance, the same as the basis of the EFI Common Stock surrendered in exchange therefor;

                                    (v) The holding period of the Sterling
                                    Common Stock received by a EFI shareholder receiving Sterling Common Stock will include the period during which the EFI Common Stock surrendered in exchange therefor was held; and

                                    (vi) Cash received by an EFI shareholder in lieu of a fractional share interest of Sterling Common Stock, upon exercise of dissenter's rights, or cash received pursuant to the Cash Election, will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Sterling Common Stock, or the tax basis in the shares surrendered, as the case may be, which he would otherwise be entitled to receive and will qualify as capital gain or loss.

                           (3) Sterling shall have performed and complied in all Material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

8. TERMINATION. This Agreement and the Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date, whether before or after the receipt of required approvals only if one or more of the following events shall occur:

         (a)      by the mutual written consent of the parties hereto;

         (b) by EFI, if (i) by written notice to Sterling that there has been a Material breach of any obligation of Sterling contained herein and such breach has not been remedied within 20 days after receipt by Sterling of written notice specifying the nature of such breach and requesting that it be remedied or
                  (ii) by written notice to Sterling that any condition in
                  Section 7(a) and 7(c) to EFI's obligations hereunder has not been satisfied prior to Closing or such earlier date as may be specified herein;

         (c) by Sterling, if (i) by written notice to EFI that there has been a Material breach of any obligation of EFI contained herein and such breach has not been remedied within 20 days after receipt by EFI of written notice specifying the nature of such breach and requesting that it be remedied or (ii) by written notice to EFI that any condition in Section 7(a) and 7(b) to Sterling's obligations hereunder has not been satisfied prior to Closing or such earlier date as may be specified herein;

         (d) by Sterling or EFI, if the Closing shall not have occurred on or prior to April 1, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements as set forth in this Agreement required to be performed or observed by such party on or before the Closing; provided, however, that such date may be extended by the written agreement of the parties; or

         (e) by Sterling, if the conditions set forth in Section 7(a)(2) are unable to be fulfilled as a result of Sterling's inability to obtain necessary regulatory approvals and consents by April 1, 2002.

9.       EFFECT OF TERMINATION.

         (a) EFFECT. In the event of termination this Agreement and the Merger Agreement as provided above, this Agreement and the Merger Agreement shall immediately become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to brokers (Sections 3(o) and 4(p)), limited liability (Section 9(b)), confidentiality (Section 9(c) and Section 11), publicity (Section 19), and expenses (Section 10) of this Agreement shall survive.

         (b) LIMITED LIABILITY. The termination of this Agreement in accordance with the terms of Section 8 shall create no liability on the part of any party, or on the part of any party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by Sterling by reason of a Material breach by EFI, or if this Agreement is terminated by EFI by reason of a Material breach by Sterling, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the nonbreaching party or parties for all costs or such liability as may be pursued and found as a matter of law or in equity, including but not limited to, reasonable out-of-pocket costs and expenses reasonably incurred by the nonbreaching party or parties in connection with the
                                    preparation, execution and consummation of this Agreement, including the fees of its or their counsel, accountants, consultants and other representatives.

         (c) CONFIDENTIALITY. In the event of the termination of this Agreement, neither Sterling nor EFI shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties.

10.      EXPENSES.

         (a) Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby in the event of termination of this Agreement pursuant to Section 8 and this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except as provided in Section 9(b) and (c) hereof, and except that any such termination shall be without prejudice to the rights of any party hereto arising out of the intentional or willful breach of any covenant or intentional or willful misrepresentation contained in this Agreement by any other party hereto.

         (b) So long as Sterling shall not have breached its obligations hereunder, if this Agreement is terminated by Sterling pursuant to Section 8(c)(i) or if EFI exercised its rights under Section 5(a)(18) hereof, EFI shall promptly, but in no event later than two (2) business days after such termination, pay Sterling a fee of $1,000,000, which amount shall be payable by wire transfer of same day funds. If EFI fails to promptly pay the amount due pursuant to this Section 10(b), and, in order to obtain payment, Sterling commences a suit which results in judgment against EFI for all or a substantial portion of the fee set forth in this Section 10(b), EFI shall pay to Sterling all costs and expenses (including reasonable attorney's fees) incurred by Sterling in connection wit such suit.

         (c) So long as EFI shall not have breached its obligations hereunder, if this Agreement is terminated by EFI pursuant to
                  Section 8(b)(i) hereof, Sterling shall promptly, but in no event later than two (2) business days after such termination, pay EFI a fee of $500,000, which amount shall be payable by wire transfer of same day funds. If Sterling fails to promptly pay the amount due pursuant to this Section 10(c), and, in order to obtain payment, EFI commences a suit which results in judgment against Sterling for all or a substantial portion of the fee set forth in this Section 10(c), Sterling shall pay to EFI all costs and expenses (including reasonable attorney's fees) incurred by EFI in connection with such suit.

11. CONFIDENTIALITY. Any non-public or confidential information disclosed by either EFI or by Sterling pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement, or otherwise disclosed, or to which any other party has acquired or may acquire access, and indicated (either expressly, in writing or orally, or by the context of the disclosure or access) by the disclosing party to be non-public or confidential, or which by the context thereof reasonably appears to be non-public or confidential, shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Agreement. To that end, the parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained or created hereunder by any party shall be returned as soon as practicable after any termination of this Agreement.

12.      INTENTIONALLY OMITTED

13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC Except as otherwise provided in this Section 13, the representations and warranties set forth in Sections 3 and 4 hereof shall be deemed to have been relied upon by the party to whom they are made and shall only survive Closing in the event of a breach thereof resulting from fraud, willful or reckless misrepresentation, in which case they shall survive until the expiration of the applicable statute of limitations. The representations and warranties contained in Sections 4(h) and 4(s) hereof shall survive until the third anniversary of the Effective Date except in the case of a breach thereof resulting from fraud, willful or reckless misrepresentation, in which case they shall survive until the expiration of the applicable statute of limitations. All covenants and duties which relate to a time after Closing, including but not limited to those contained in Sections 2(i), 6(h), 13, 14, 15, 16, and 17 shall survive Closing an all other covenants and duties which do not relate to a time after Closing shall not survive Closing. No investigation made by or on behalf of either party shall affect the representations and warranties made pursuant to this Agreement.

14.      EMPLOYEES.

         (a) Except as may be otherwise specifically agreed to in writing by the Parties and subject to Sterling's satisfactory review of personnel records, Sterling and any of its affiliates (collectively, the "Sterling Affiliate ) shall employ all persons who are officers an employees of EFI immediately before the Effective Date as officers and employees of Sterling or the Sterling Affiliates immediately following the Effective Date. Except for George W. Graner, Michael J. Schlager and Joseph M. Braas, the hired officers and employees will be employees at-will with no express or implied right to continued employment. It shall be a condition to employment by Sterling or any Sterling Affiliate that any former officer or employee of EFI agree to cancel any existing employment contract, agreement or understanding between him or herself and EFI, including, without limitation, all benefits related to severance arrangements, upon a change of control or otherwise and release Sterling, Sterling Affiliates and EFI from all contractual obligations under such agreements, prior to accepting such new employment and without accepting any of the severance benefits or other benefits or payments associated with such contract, agreement or understanding.

                  (b) Immediately following the Effective Date, former EFI employees who are employed by Sterling or a Sterling Affiliate as provided in Section 14(a) as "continuing employees" shall continue to participate in EFI's health, welfare and benefit plans in effect at the Effective Time for employees of EFI in accordance with the terms of such plans at the Effective Time.

                  (c) Sterling reserves any and all rights it may have regarding modification, amendment or termination of EFI's present health, welfare, benefit, pension and profit sharing plans. Any rights that Sterling has to modify, amend or terminate such plans are unconditional if they are done to alleviate or correct any problems or deficiencies in the structure or administration of the plans. All other modifications, amendments or terminations of the plans are subject to the plans remaining, in the aggregate, at least equal to or better than EFI's existing plans.

         15. OFFICERS. Mr. George W. Graner shall be employed as Chief Executive Officer and President of the Surviving Corporation. Mr. Michael J. Schlager shall be employed as Senior Vice President of the Surviving Corporation and Mr. Joseph M. Braas shall be employed as Senior Vice President of the Surviving Corporation, each pursuant to the terms and conditions of their respective Employment Agreements.

         16. BOARD OF DIRECTORS. On the Effective Date, J. Roger Moyer, Jr., Thomas Dautrich, George W. Graner and other individuals mutually agreed upon by EFI and Sterling shall be appointed to the board of directors of EFI and shall serve until such time as their successors have been duly elected, qualified, or appointed.

         17. ESCROW ACCOUNT. On or prior to the Closing Date, Sterling and EFI shall enter into an Escrow Agreement appointing and designating a bank and trust company mutually agreed upon by Sterling and EFI as escrow agent to hold and disperse sums deposited with the escrow agent (the "Escrow Reserve Fund") in accordance with the terms and conditions thereof, which terms and conditions shall not contradict the following:

                  (a) On the Closing Date, Sterling shall deliver to the escrow agent the sum of One Million Sixty-five Thousand Dollars ($1,065,000) representing the Reserve Consideration. The escrow agent will hold the Escrow Reserve Fund in an interest-bearing account. All interest earned on the Escrow Reserve Fund shall accrue to and be disbursed to Sterling.

                  (b) The escrow agent shall distribute sums from the Escrow Reserve Fund as follows:

                       (i) a distribution shall be made if post-closing adjustment payment to Sterling is due as described in
                       Section 2(i) hereof;

                       (ii) distributions shall be made if losses, liabilities, expenses and cost are incurred by Sterling relating to an investigation, audit or examination by the IRS or any other applicable state taxing authority or an assessment or other imposition of additional tax liability to Sterling resulting from a determination by the IRS or any other applicable state taxing authority that any of the representations made in Sections 4(h) or 4(s) hereof are untrue, incorrect or incomplete or have been otherwise breached. The Escrow Reserve Fund is the exclusive remedy to Sterling for a breach of Sections 4(h) and 4(s) hereof, except in cases of fraud or intentional or reckless misrepresentation.

                       (iii) a distribution shall be made on the second anniversary of the Closing Date of fifty percent (50%) of the amount remaining in the Escrow Reserve Fund, minus accrued interest, on such date if and only if there is no investigation, audit, examination or litigation pending on that date with respect to the representations made in Sections 4(h) or 4(s) hereof.

                       (iv) a distribution shall be made on the third anniversary of the Closing Date of the entire amount, minus accrued interest, remaining in the Escrow Reserve Fund on such date if and only if there is no investigation, audit, examination or litigation pending on that date with respect to the representations made in Sections 4(h) or 4(s) hereof.

                       (v) in the event that the distribution described in subsection (b)(iv) of this Section 17 is not made, the final distribution shall be made upon the final disposition of any investigation, audit, examination or litigation in connection with a breach of Section 4(h) or 4(s) hereof.

               (c) All distributions to the former shareholders of EFI shall be on a pro rata basis.

               (d) All former shareholders of EFI shall be represented by three former directors of EFI to be named in the Escrow Agreement (the "EFI Representatives") who shall serve in such capacity without compensation.

         18. ENTIRE AGREEMENT. This Agreement, and all exhibits and schedules attached hereto, embody the entire agreement among the parties hereto with respect to the matters agreed to herein. All prior negotiations, discussions and agreements by and among the Parties hereto with respect to matters agreed to in this Agreement, or the exhibits or schedules hereto, are hereby superseded and shall have no force or effect.

         19. PUBLICITY. The content and timing of all publicity and announcements concerning this Agreement, and all transactions contemplated by this Agreement, shall be subject to joint consultation and approval of the Parties hereto, subject, however, to the legal obligations applicable to public companies.

         20. AMENDMENT AND WAIVER. Neither this Agreement, nor any term, covenant, condition or other provision hereof, may be amended, modified, supplemented, waived, discharged or terminated except by a document in writing signed by responsible officers and duly authorized by the respective boards of directors of the Parties hereto.

         21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania except to the extent that federal law is controlling.

         22. COMMUNICATIONS. All notices, claims, requests, demands, consents and other communications which are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, sent by recognized overnight delivery service, sent by certified or registered mail, postage prepaid, return receipt requested, or by confirmed telecopy as follows:

                       (a) IF TO STERLING, to:

                           STERLING FINANCIAL CORPORATION
                           101 North Pointe Boulevard
                           Lancaster, PA 17601
                           Attn: J. Roger Moyer, Jr., Senior
                           Executive Vice President and Chief
                           Operating Officer

                           or to such other person or place as shall be designated to EFI in writing, and with a copy to:


                           Nicholas Bybel, Jr., Esquire
                           SHUMAKER WILLIAMS, P.C.
                           3425 Simpson Ferry Road
                           Camp Hill, PA 17011


                      (b)  IF TO EFI, to:

                           EQUIPMENT FINANCE, INC.
                           P.O. Box 5366
                           Lancaster, PA 17606
                           Attn: George W. Graner, President

                           or to such other person or place as shall be designated to Sterling in writing, and with a copy to:

                           Jesse C. Robinson, Esquire
                           BARLEY, SNYDER, SENFT & COHEN, LLC
                           126 East King Street
                           Lancaster, PA 17602


                      Any such notice or other communication so addressed shall be deemed to have been received by the addressee (i) if hand-delivered or sent by overnight delivery, on the next business day following the date so delivered or sent, (ii) if sent by registered or certified mail, five (5) business days following the date sent, or (iii) if sent by telecopy, upon verbal telephone confirmation of receipt thereof by an individual authorized to accept telecopy communications at the above-specified telecopy number as of the date of such receipt or confirmation.

                23. SUCCESSORS AND ASSIGNS. The rights and obligations of the Parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party.

                  24. HEADINGS, ETC. The headings of the Sections and
                      Subsections of this Agreement have been inserted for convenience only and shall not be deemed to be a part of this Agreement.

                  25. CERTAIN DEFINITIONS; INTERPRETATION. As used in this
                      Agreement, the following terms shall have the meanings indicated:

                      "Material" means Material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

                      "Material Adverse Effect," with respect to a Person, means any condition, event, change or occurrence that has or results in an effect which is Material and adverse to (A) the financial condition, properties, assets, business or results of operations and future prospects of such Person and its subsidiaries, taken as a whole, or (B) the ability of such Person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

                      "Person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

                      "Subsidiary," with respect to a Person, means any other Person controlled by such Person.

                  26. SEVERABILITY. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

                  27. NO THIRD PARTY BENEFICIARY. Except as expressly provided for herein, nothing in this Agreement is intended to confer upon any person who is not a Party hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  28. COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all Persons required to bind any Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each Party, or that the signatures of the Persons required to bind any Party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the Parties hereto.

                  29. FURTHER ASSURANCES. Each Party will execute and deliver such instruments and take such other actions as the other Party hereto may reasonably request in order to carry out the intent and purposes of this Agreement.



IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed, as of the date set forth above.




ATTEST:                                      STERLING FINANCIAL
                                             CORPORATION

By:      /s/ Ronald L. Bowman                By: /s/ J. Roger Moyer, Jr.
-------------------------------              ---------------------------
                                             J. Roger Moyer, Jr.,
                                             Senior Executive Vice
                                             President and Chief Operating
                                             Officer



ATTEST:                                      STERLING EFI
                                             ACQUISITION CORPORATION


By:                                         By:  /s/ J. Roger Moyer, Jr.
-------------------------------              ---------------------------




ATTEST:                                     EQUIPMENT FINANCE, INC.


By:   /s/ Michael J. Schlager            By:      /s/  George W. Graner
-------------------------------              ---------------------------
                                             George W. Graner, President

                                                                       EXHIBIT 1
                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                             EQUIPMENT FINANCE, INC.

                                  WITH AND INTO

                         STERLING EFI ACQUISITION CORP.



         THIS AGREEMENT AND PLAN OF MERGER ("Merger Agreement") is dated as of November 2, 2001, by and between EQUIPMENT FINANCE, INC., a Pennsylvania business corporation, having its principal office at 118 West Airport Road, Suite A, Lititz, Pennsylvania 17543 ("EFI"), and STERLING EFI ACQUISITION CORP., a Pennsylvania business corporation and wholly-owned subsidiary of Sterling Financial Corporation ("Sterling"), having its principal office at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601 ("Acquisition Corporation") each acting pursuant to resolutions approved and adopted by the vote of a majority of its directors.

                                   WITNESSETH:

         WHEREAS, EFI, Sterling and Acquisition Corporation are parties to an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement") which provides, among other things, for the execution of the Merger Agreement and the merger of EFI with and into Acquisition Corporation (the "Merger") in accordance with the terms and conditions set forth therein and herein; and

         WHEREAS, the respective Boards of Directors of EFI, Sterling and Acquisition Corporation deem the Merger in accordance with the Reorganization Agreement and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the parties and their respective shareholders; and

         WHEREAS, the respective Boards of Directors of EFI, Sterling and Acquisition Corporation have adopted resolutions approving and adopting this Merger Agreement, and the respective Boards of Directors of EFI, Sterling and Acquisition Corporation have adopted resolutions approving and adopting the Reorganization Agreement, and the Boards of Directors of EFI and Acquisition Corporation have directed that this Merger Agreement and the Reorganization Agreement be submitted to their respective shareholders; and


                                      1 - 1

         WHEREAS, the approval of this Merger Agreement and the Reorganization Agreement requires the affirmative vote of the holders of at least majority of the outstanding shares of EFI Common Stock and the holders of at least a majority of the outstanding shares of Acquisition Corporation Common Stock;

         NOW, THEREFORE, in consideration of their mutual covenants and agreements contained herein and in the Reorganization Agreement, and for the purpose of stating the method, terms and conditions of the Merger, including the rights of the shareholders of EFI, and such other details and provisions as are deemed desirable, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. The Merger. Subject to the terms and conditions of this Merger Agreement and the Reorganization Agreement, and in accordance with the provisions of Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended ("PBCL"), EFI shall be merged with and into Acquisition Corporation under the PBCL, and Acquisition Corporation shall be the surviving corporation. On the Effective Date, the separate existence of EFI shall cease and Acquisition Corporation shall be the surviving corporation (the "Surviving Corporation"); the principal offices of EFI shall become the principal offices of Acquisition Corporation; and all the property (real, personal and mixed), rights, powers, duties, and obligations of EFI and Acquisition Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation, Acquisition Corporation, without further act or deed, as provided by applicable laws and regulations.

         2. Name and Location of Principal Office. Subject to any necessary prior regulatory approval, the name of the Surviving Corporation shall be Equipment Finance, Inc. and the location of its principal office shall be 118 West Airport Road, Suite A, Lititz, Pennsylvania 17543.

         3. Articles of Incorporation. The Articles of Incorporation of Acquisition Corporation as in effect immediately prior to the Effective Date, at the Effective Date and thereafter, shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with applicable law.

         4. Bylaws. The Bylaws of Acquisition Corporation as in effect immediately prior to the Effective Date, at the Effective Date and thereafter, shall be the Bylaws of the Surviving Corporation, until amended in accordance with applicable law.

         5. Conversion of Shares. The manner and basis of converting shares of common stock of EFI and Sterling shall be as follows:

                  5.1. Conversion of EFI Common Stock. On the Effective Date (as defined in Section 1(c) of the Reorganization Agreement), the shares of EFI Common Stock then outstanding and eligible for conversion shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into cash and shares of Sterling


                                      1 - 2

                  Common Stock in accordance with the terms of and as provided in Section 2 of the Reorganization Agreement. From and after the Effective Date, each certificate which, prior to the Effective Time, represented shares of EFI Common Stock shall evidence ownership of shares of Sterling Common Stock on the basis set forth therein.

                  5.2. Stock of Acquisition Corporation. The shares of Acquisition Corporation Common Stock issued and outstanding immediately prior to the Effective Date shall continue to be issued and outstanding shares of Common Stock of the Surviving Corporation. From and after the Effective Date, each certificate that, prior to the Effective Date, represented shares of Acquisition Corporation Common Stock, shall evidence ownership of shares of such Common Stock of the Surviving Corporation.

         6. Surrender and Exchange of EFI Certificates. On the Effective Date, EFI Common Stock certificates shall be exchanged for Sterling Common Stock certificates pursuant to a Stock Election (as defined in the Reorganization Agreement).

         7. Effect of Merger. On the Effective Date, the Surviving Corporation shall succeed, without further act or deed, to all of the property, rights, powers, duties and obligations of EFI in accordance with the PBCL. Any claim existing or action pending by or against either of EFI or Acquisition Corporation may be prosecuted to judgment as if the Merger had not taken place, and the Surviving Corporation may be substituted in its place.

         8. Continuation of Business. The Surviving Corporation shall continue in business with the assets and liabilities of each of EFI and Acquisition Corporation. The Surviving Corporation shall be a business corporation organized and having perpetual existence under the laws of the Commonwealth of Pennsylvania. As of the Effective Date, the separate existence of EFI shall cease.

         9. Board of Directors and Officers. The directors of Acquisition Corporation as in effect immediately prior to the Effective Date and George W. Graner shall be the directors of the Surviving Corporation, and such other persons mutually agreed upon by EFI and Sterling shall be appointed to serve as directors of Acquisition Corporation until such time as their successors have been duly elected, qualified, or appointed. The officers of EFI as in effect immediately prior to the Effective Date shall be the officers of the Surviving Corporation, with such changes as shall be made from time to time by the Board of Directors of Acquisition Corporation.


                                      1 - 3

         10. Effective Date of the Merger. The Effective Date of the Merger shall be as defined and provided for in Section 1(c) of the Reorganization Agreement.

         11. Further Assurances. If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of EFI, or otherwise carry out the provisions hereof, the proper officers and directors of EFI, as of the Effective Date, on behalf of EFI shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.

         12. Shareholder Approval. This Merger Agreement shall be approved and adopted by the affirmative vote of shareholders of each of EFI and Acquisition Corporation owning at least a majority of its common stock outstanding.

         13. Termination and Amendment. This Merger Agreement may be terminated as provided in Section 8 of the Reorganization Agreement. This Merger Agreement shall be terminated and the Merger shall be abandoned in the event that prior to the Effective Date the Reorganization Agreement is terminated as provided therein. Because time is of the essence to this Merger Agreement, if for any reason the transaction shall not have been consummated by April 1, 2002, this Merger Agreement shall terminate automatically as of that date unless extended, in writing, prior to said date by mutual action of the Boards of Directors of the Parties. If there is termination after the filing of Articles of Merger with the Pennsylvania Department of State ("PA Dept. of State"), the Parties shall execute and file with the PA Dept. of State prior to the Effective Date a statement of termination of the Merger. Notwithstanding prior approval by the shareholders of EFI, this Merger Agreement may be amended in any respect in the manner and subject only to the limitations set forth in Section 20 of the Reorganization Agreement.

         14. Obligations. The obligations of Sterling, Acquisition Corporation and EFI to effect the Merger shall be subject to all terms and conditions contained in the Reorganization Agreement, except as may be provided by applicable law.

         15. Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the party hereto, and may waive compliance with any obligations of the other party contained in this Merger Agreement.

         16. Notices. Any notice or other communication required or permitted under this Merger Agreement shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.


                                      1 - 4

         17. Counterparts; Headings. This Merger Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which will constitute an original. The headings and captions contained herein are for reference purposes only and do not constitute a part hereof.

         18. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent governed or controlled by federal law.


         IN WITNESS WHEREOF, the signatures and seals of said merging corporations this 2nd day of November, 2001, each hereunto set by its President or a Vice President and attested by its duly authorized officer, pursuant to a resolution of its Board of Directors, acting by a majority thereof.


ATTEST:                                 STERLING EFI ACQUISITION
                                        CORPORATION

By:                                     By:      /s/ J. Roger Moyer, Jr.
         __________________________              _______________________________


{SEAL}



ATTEST:                                 EQUIPMENT FINANCE, INC.


By:      /s/ Joseph M. Braas            By:      /s/ George W. Graner
         __________________________              _______________________________



{SEAL}








                                      1 - 5

                                                                       EXHIBIT 2
                                                                        11/01/01

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of this 2nd day of November, 2001, among STERLING FINANCIAL CORPORATION ("Sterling"), a Pennsylvania business corporation having a principal place of business at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601; EQUIPMENT FINANCE, INC. ("EFI"), a Pennsylvania corporation having a principal place of business at 118 West Airport Road, Suite A, Lititz, Pennsylvania 17543; and GEORGE W. GRANER ("Executive"), an individual residing at 402 Chowning Place, Lancaster, Pennsylvania 17601, but this Agreement shall not become effective until the date identified in Section 3(a) of this Agreement and unless the conditions identified in Section 3(a) occur.



         WHEREAS, Sterling is a registered financial holding company;

         WHEREAS, Sterling is acquiring EFI in a transaction qualifying as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended;

         WHEREAS, Sterling and EFI desire to employ Executive to serve in the capacity of President and Chief Executive Officer of EFI under the terms and conditions set forth herein;

         WHEREAS, Executive desires to accept employment with Sterling and EFI on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. EMPLOYMENT. Sterling and EFI employ Executive and Executive accepts employment with Sterling and EFI, under the terms and conditions set forth in this Agreement.

2. DUTIES OF EMPLOYEE. Executive shall perform and discharge well and faithfully such duties as an executive officer of EFI as may be assigned to Executive from time to time by the Board of Directors of Sterling and EFI, so long as the assignment is consistent with the Executive's office and duties. Executive shall be employed as President and Chief Executive Officer of EFI, and shall hold such other titles as may be given to him from time to time by the Boards of Directors of Sterling and EFI. Executive shall devote his full time, attention and energies to the business of Sterling and EFI during the Employment Period (as defined in Section 3 of this Agreement); provided, however, that this Section 2 shall not be construed as preventing Executive from
         (a) engaging in activities incident or necessary to personal investments so long as such investment does not exceed 5% of the outstanding shares of any publicly held company, or (b) being involved in any other activity with the prior approval of the Board of Directors of EFI, which approval shall not be unreasonably withheld. The Executive shall not engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of Sterling or EFI or any of their subsidiaries or affiliates, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with Sterling or EFI or any of their subsidiaries or affiliates.


                                      2-1

3.       TERM OF AGREEMENT.

         (a)      This Agreement shall be for a three (3) year period
                  (the "Employment Period"), beginning on the Effective Date as set forth in Section 1(c) (the "Effective Date") of the Agreement and Plan of Reorganization between Sterling and EFI (the "Agreement and Plan of Reorganization"), and if not previously terminated pursuant to the terms of this Agreement, the Employment Period shall end three (3) years later; provided, however, that this Agreement will be automatically renewed on the third anniversary date of the Effective Date (the "Renewal Date") for a one-year period, commencing on the Renewal Date and ending one year later, unless either party gives written notice of non-renewal to the other party at least three hundred sixty-five (365) days prior to the Renewal Date (in which case this Agreement will terminate on the Renewal Date). If this Agreement is renewed on the Renewal Date, it will be automatically renewed on the first anniversary date of the Renewal Date and each subsequent year (the "Annual Renewal Date") for a period ending one (1) year from each Annual Renewal Date, unless either party gives written notice of non-renewal to the other party at least three hundred sixty-five (365) days prior to the Annual Renewal Date (in which case this Agreement will terminate on the Annual Renewal Date immediately following such notice). If the Agreement and Plan of Reorganization is terminated pursuant to its terms, the parties hereto shall have no further obligations under this Agreement and this Agreement shall be null and void.

         (b) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein) upon written notice from the Board of Directors of each of Corporation and Bank to Executive. As used in this Agreement, "Cause" shall mean any of the following:

                  (i) the willful failure by the Executive to substantially perform his duties under this Agreement (other than a failure resulting from the Executive's incapacity because of physical or mental illness, as provided in this Agreement), after notice from Sterling or EFI, and a failure to cure such violation within twenty
                           (20) days of said notice

                  (ii) the willful engaging by the Executive in misconduct injurious to Sterling or EFI, after notice from Sterling or EFI, and a failure to cure such conduct within twenty (20) days;

                  (iii) the willful violation by the Executive of the provisions of this Agreement, after notice from Sterling or EFI, and a failure to cure such violation within twenty (20) days of said notice;

                  (iv) the dishonesty of the Executive in the performance of his duties;

                  (v) the breach of Executive's fiduciary duty involving personal profit;


                                      2-2

                  (vi) the violation of any material law, rule or regulation applicable to EFI or any final cease and desist order issued by a bank regulatory authority;

                  (vii) conduct on the part of Executive that brings public discredit to Sterling or EFI or that is clearly contrary to the best interests of Sterling or EFI, as determined by a vote of two-thirds of the directors of the Board of Directors of Sterling;

                  (viii) unlawful discrimination by the Executive, including harassment against Sterling or EFI's employees, customers, business associates, contractors, or vendors, which could result in liability to Sterling or EFI;

                  (ix) theft or material abuse by Executive of Sterling or EFI's property or the property of Sterling or EFI's customers, employees, contractors, vendors, or business associates;

                  (x) failure of the Executive to follow the good faith lawful instructions of the Board of Directors of Sterling or EFI with respect to its operations, after notice from Sterling or EFI, and a failure to cure such violation within twenty (20) days of said notice;

                  (xi) the written direction or written recommendation of a state or federal bank regulatory authority to remove the Executive from his position with Sterling and/or EFI, as identified herein;

                  (xii) any final removal or prohibition order to which the Executive is subject, by a federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act;

                  (xiii) the Executive's conviction of or plea of guilty or nolo contendere to a felony, crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive for ten (10) days or more;

                  (xiv)    any act of fraud or misappropriation;

                  (xv) intentional misrepresentation of a material fact, or intentional omission of information necessary to make the information supplied not materially misleading, in an application or other information provided by the Executive to Sterling, EFI or any representative of Sterling or EFI in connection with the Executive's employment with Sterling and EFI; or

                  (xvi) the existence of any material conflict between the interests of Sterling, EFI and the Executive that is not disclosed in writing by the Executive to Sterling and EFI and approved in writing by the Boards of Directors of Sterling and EFI and, after


                                       2-3
                  notice from Sterling or EFI, a failure to cure such conflict within twenty (20) days of said notice.

                  If this Agreement is terminated for Cause, all of Executive's rights under this Agreement shall cease as of the effective date of such termination.

         (c) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement and all of Sterling and EFI's compensation and employment obligations under this Agreement shall terminate automatically upon Executive's voluntary termination of employment other than for Good Reason (as defined in Section 3(d) of this Agreement).

         (d) Notwithstanding the provisions of Section 3(a) of this Agreement, the Executive may terminate his employment under this Agreement for Good Reason. The term "Good Reason" shall mean any of the following: (1) any removal of the Executive from any of the positions indicated in Section 2 of this Agreement, except as a result of his regulatory removal and/or in connection with termination of the Executive's employment for Cause; (2) any reduction in the Executive's Annual Base Salary as set forth in Section 4(a) of this Agreement or as the same may be increased from time to time, except such reductions that are the result of a national financial depression or national or bank emergency or when a reduction has been implemented by the Board of Directors of Sterling for Sterling's senior management; (3) the assignment of duties and responsibilities to Executive inconsistent with the positions indicated in Section 2 of this Agreement, except if such assignment is directed by a regulatory authority in writing;
                  (4) a requirement that Executive relocate his residence more than thirty (30) miles from the location of his primary residence at the time that this Agreement is executed; (5) any reduction or elimination of benefits, except incentive compensation, that reduces the aggregate value of benefits below the value of the benefits that Executive enjoyed at the time this Agreement is executed, unless such reduction has been implemented by the Board of Directors of Sterling for Sterling's senior management; or (6) any material breach of this Agreement by Sterling or EFI and, after notice from Executive, a failure to cure the breach within thirty (30) days of said notice. If Executive terminates his employment for Good Reason, then he may give notice of intention to collect benefits under this Agreement by delivering a notice in writing (the "Notice of Termination") to Sterling and EFI and the provisions of Section 7 of this Agreement shall apply.

         (e) Notwithstanding the provisions of Section 3(a) of this Agreement, if, as a result of physical or mental injury or impairment, Executive is unable to perform all of the essential job functions of his position, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, for a period up to ninety
                  (90) days, all obligations of Sterling and EFI to pay Executive an Annual Base Salary as set forth in Section 4(a) of this Agreement are suspended. Any paid time off, sick leave, or short term disability pay that Executive may be entitled to receive, pursuant to an established disability plan or program of EFI shall be considered part of the compensation Executive shall receive while disabled and shall not be in addition to the compensation received by


                                      2-4

                  Executive under this Agreement. Notwithstanding any other provisions of this Agreement, Executive agrees that should he remain unable to perform all of the essential functions of his position, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, for a period greater than ninety (90) days, Sterling and EFI will suffer an undue hardship by continuing Executive in his position. Upon this event, all compensation and employment obligations of Sterling and EFI under this Agreement shall cease (with the exception of Executive's rights under EFI's then existing short term and/or long term disability plans, if any), and this Agreement shall terminate.

         (f) Executive agrees that in the event his employment under this Agreement is terminated, regardless of the reason for termination, Executive shall resign as a director of Sterling, EFI, or any affiliate or subsidiary thereof, if he is then serving as a director of any such entities.

         (g) The term "Agreed Compensation" shall mean an amount equal to the annual compensation (including, without limitation, Annual Base Salary and bonuses) payable by Sterling and EFI to Executive and which is included by Executive in gross income for the preceding taxable year, except, however, Agreed Compensation shall mean $300,000 for the taxable year in which the Effective Date occurs.

4.       EMPLOYMENT PERIOD COMPENSATION.

         (a) Annual Base Salary. For services performed by Executive under this Agreement, Sterling or EFI shall pay Executive an Annual Base Salary during the Employment Period at the rate of Two Hundred Twenty-Eight Thousand Dollars ($228,000) per year (subject to applicable withholdings and deductions), payable at the same times as salaries are payable to other executive employees of EFI. Sterling or EFI may increase Executive's Annual Base Salary, from time to time, and any and all such increases shall be deemed to constitute amendments to this
                  Section 4(a) to reflect the increased amounts, effective as of the date established for such increases by the Board of Directors of Sterling or EFI or any committee of such Board in the resolutions authorizing such increases.

         (2) Bonus. Executive may be eligible for incentive compensation under the terms and conditions of EFI's incentive compensation plan that will be designed by Sterling and EFI between the time that the Agreement and Plan of Reorganization is executed and the time of Closing, as defined in the Agreement and Plan of Reorganization. The incentive compensation plan cannot be modified without the consent of the parties to this Agreement.

         (c) Paid Time Off and/or Vacations. During the term of this Agreement, Executive shall be entitled to paid time off and/or vacation in accordance with the policies as established from time to time by the Board of Directors of Sterling or EFI for EFI's senior management. For purposes of any paid time off or vacation policies of Sterling that may apply to Executive, Executive shall receive credit for his years of service with EFI. However, Executive shall not be entitled to receive any additional compensation from Sterling or EFI for failure to


                                       2-5
                  take paid time off and/or vacation, nor shall Executive be able to accumulate unused paid time off and/or vacation time from one year to the next, except to the extent authorized by the Boards of Directors of Sterling and EFI.

         (d) Employee Benefit Plans. During the term of this Agreement, Executive shall be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at EFI, subject to the terms of said plan, until such time that the Board of Directors of Sterling or EFI authorize a change in such benefits. Sterling and EFI shall not make any changes in such plans or benefits that would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of Sterling and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of Sterling. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 4(a) of this Agreement.

         (e) Automobile. The Executive shall be provided with a company-owned or leased vehicle during the Employment Period. The vehicle is to be used for Sterling or EFI business and/or business development. The vehicle that was provided to the Executive as of October 16, 2001 or one of similar make and model shall satisfy Sterling and EFI's obligations under this
                  Section 4(e).

         (f) Club Memberships. Sterling or EFI shall provide the Executive with a membership to Bent Creek Country Club, paying only membership dues and business-related expenses. Any initiation fees or contributions associated with the Bent Creek Country Club membership are the sole responsibility of the Executive and are to be paid by the Executive. Sterling or EFI shall further provide the Executive with a membership to Hamilton Club, paying only membership dues and business-related expenses. Any initiation fees or contributions associated with the Hamilton Club membership are the sole responsibility of the Executive and are to be paid by the Executive.

         (g) Business Expenses. During the term of this Agreement, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Boards of Directors of Sterling or EFI for EFI's executive officers.

         (h) Stock Options. Executive will be eligible to participate in Sterling's stock option plans that may be in effect from time to time under the terms and conditions of those plans.

5.       TERMINATION OF EMPLOYMENT FOLLOWING CHANGE IN CONTROL.

         (a) If a Change in Control (as defined in Section 5(b) of this Agreement) occurs, then Executive may terminate his employment and give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to


                                      2-6

                  Sterling and EFI within one (1) year following the Change in Control and the provisions of Section 6 of this Agreement shall apply.

         (b) As used in this Agreement, "Change in Control" shall mean the occurrence of any of the following:

                  (i) (A) a merger, consolidation or division involving EFI or (B) a sale, exchange, transfer or other disposition of substantially all of the assets of EFI; provided, however, that this subsection (i) shall not apply to Sterling's acquisition of EFI's stock or other transactions as set forth in or contemplated by the Agreement and Plan of Reorganization or Sterling's assignment of EFI stock to any of its subsidiaries or affiliates;

                  (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934
                           (the "Exchange Act")), other than Sterling or an affiliate of Sterling who becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                           Act), directly or indirectly, of securities of EFI representing twenty-five (25%) percent or more of the combined voting power of EFI's then outstanding securities; provided, however, that this subsection
                           (ii) shall not apply to Sterling's acquisition of EFI's stock or other transactions as set forth in or contemplated by the Agreement and Plan of Reorganization; or

                  (iii) any other change in control of EFI, similar in effect to any of the foregoing; provided, however that this subsection shall not apply to Sterling's acquisition of EFI's stock or other transactions as set forth in or contemplated by the Agreement and Plan of Reorganization.

6.       RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT FOLLOWING CHANGE IN
         CONTROL.

         (a) In the event that Executive delivers a Notice of Termination (as defined in Section 5(a) of this Agreement) to Sterling and EFI, following a Change in Control, Executive shall be entitled to receive the compensation and benefits set forth below:

                  Sterling or EFI shall pay Executive a lump sum amount equal to and no greater than one (1) times the Executive's Annual Base Salary as defined in Section 4(a), the payment of which shall be subject to applicable taxes and withholdings. However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code
                  Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Sterling or EFI's independent auditors, Executive shall remit to Sterling the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations


                                      2-7
                  promulgated under Section 280G of the Code, Sterling and EFI shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

         (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 6 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

7.       RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT ABSENT CHANGE IN CONTROL.

         (a) In the event that Executive's employment is involuntarily terminated by Sterling and/or EFI without Cause or Executive delivers Notice of Termination as provided in Section 3(d) of this Agreement after terminating his employment for Good Reason, Sterling or EFI shall pay Executive an amount equal to two (2) times Agreed Compensation as defined in Section 4(g) (the payment of which shall be subject to applicable taxes and withholdings), payable in twenty-four (24) equal monthly installments. Executive only becomes entitled to receive these payments if he executes a General Release in favor of Sterling, EFI and their subsidiaries and affiliates. However, in the event the payments described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code
                  Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Sterling or EFI's independent auditors, Executive shall remit to Sterling the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, Sterling and EFI shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

         (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 7 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

8.       COVENANT NOT TO COMPETE.

         (a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Sterling and EFI and accordingly agrees that, during and for the applicable


                                      2-8
                  period set forth in Section 8(d) hereof, Executive shall not, except as otherwise permitted in writing by the Board of Directors for Sterling:

                  (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise by any person, firm, corporation or enterprise engaged in (1) the banking (including financial and bank holding company) or financial services industry; or
                           (2) any other activity in which Sterling or any of its subsidiaries or affiliates, except EFI, T&C Leasing, Inc. and Town & Country, Inc., is engaged on the Effective Date, at any time during the Employment Period, or on the effective date of termination of the Executive's employment. Executive shall not engage in any such activity in any county, in which, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, Sterling or any of its subsidiaries or affiliates, except EFI, T&C Leasing, Inc. and Town & Country, Inc., has conducted business, or in any county contiguous to such a county, including counties located outside the Commonwealth of Pennsylvania, except Baltimore County, Maryland (the "Sterling Non-Competition Area"); or

                  (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including financial and bank holding company) or financial services industry, or (2) any other activity in which Sterling or any of its subsidiaries or affiliates, except EFI, is engaged on the Effective Date, at any time during the Employment Period, or on the effective date of termination of the Executive's employment, in the Sterling Non-Competition Area; or

                  (iii) directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of Sterling or any of its subsidiaries or affiliates, except EFI, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment; or

                  (iv) directly or indirectly solicit, induce or encourage any employee of Sterling or any of its subsidiaries or affiliates, except EFI, who is employed on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, to leave the employ of Sterling or any of its subsidiaries or affiliates, except EFI, or to seek, obtain or accept employment with any person other than Sterling or any of its subsidiaries or affiliates.


                                      2-9

(b) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Sterling and EFI and accordingly agrees that, during and for the applicable period set forth in Section 8(d) hereof, Executive shall not, except as otherwise permitted in writing by the Board of Directors of EFI:

         (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise by any person, firm, corporation or enterprise engaged in the financing of forestry, land-clearing or construction equipment, in any state in the United States in which, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, a customer of EFI is located or where EFI has conducted business, including personal marketing of potential customers (the "EFI Non-Competition Area"); or

         (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in the financing of forestry, land-clearing or construction equipment, in the EFI Non-Competition Area; or

         (iii) directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of EFI or any of its subsidiaries or affiliates on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment; or

         (iv) directly or indirectly solicit, induce or encourage any employee of EFI or any of its subsidiaries or affiliates, who is employed on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, to leave the employ of EFI or any of its subsidiaries or affiliates, or to seek, obtain or


                                      2-10
                  accept employment with any person other than EFI or any of its subsidiaries or affiliates.

         (c) It is expressly understood and agreed that, although Executive, Sterling and EFI consider the restrictions contained in Sections 8(a), (b) and (d) of this Agreement to be reasonable for the purpose of preserving for Sterling, EFI and their subsidiaries and affiliates, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 8(a), (b) and
                  (d) of this Agreement is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Sections 8(a), (b) and (d) shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

         (d) The provisions of this Section 8 shall be applicable commencing on the Effective Date and ending two (2) years following the effective date of Executive's termination of employment, regardless of the reason for termination.

9. UNAUTHORIZED DISCLOSURE. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Boards of Directors of Sterling and EFI or a person authorized by those Boards, knowingly disclose to any person, other than an employee of Sterling or EFI or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of EFI, any material confidential information obtained by him while in the employ of Sterling and EFI with respect to any of the services, products, improvements, formulas, designs or styles, processes, customers, customer lists, methods of business or any business practices of Sterling, EFI, or any of their subsidiaries or affiliates, the disclosure of which could be or will be damaging to Sterling, EFI or any of their subsidiaries or affiliates; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Sterling or EFI or any information that must be disclosed as required by law.

10. WORK MADE FOR HIRE. Any work performed by the Executive under this Agreement should be considered a "Work Made for Hire" as that phrase is defined by the U.S. patent laws and shall be owned by and for the express benefit of Sterling, EFI and their subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to Sterling, EFI and their affiliates and subsidiaries, all


                                      2-11
         of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and proprietary rights.

11. RETURN OF COMPANY PROPERTY AND DOCUMENTS. The Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to Sterling, EFI and their subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, pagers, computers, devices, confidential information (as defined in this Agreement), records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

12. LIABILITY INSURANCE. Sterling and EFI shall use their best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of EFI against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require Sterling and/or EFI to obtain such insurance, if the Board of Directors of Sterling and/or EFI determine that such coverage cannot be obtained at a reasonable price.

13. NOTICES. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, as follows:

                If to the Executive:             George W. Graner
                                                 402 Chowning Place
                                                 Lancaster, Pennsylvania 17601

                If to EFI:                       Chairman of the Board
                                                 Equipment Finance, Inc.
                                                 P.O. Box 5366
                                                 Lancaster, Pennsylvania 17606

                If to Sterling:                  President and CEO
                                                 Sterling Financial Corporation
                                                 101 North Pointe Boulevard
                                                 Lancaster, Pennsylvania 17601

14. WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Sterling and EFI. No waiver by any party to this Agreement, at any time, of any breach by another party to this Agreement, or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


                                      2-12

15. ASSIGNMENT. This Agreement shall be assignable by Sterling and/or EFI to their successors and affiliates.

16. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear his or its own attorney's fees, costs, and expenses incurred in connection with the litigation, unless mandated by statute.

17. INDEMNIFICATION. Sterling and EFI will indemnify the Executive as required by Pennsylvania law and as provided by the Articles and By-laws of Sterling, with respect to any threatened, pending or completed legal or regulatory action, suit or proceeding brought against him by reason of the fact that he is or was a director, officer, employee or agent of Sterling or EFI, or is or was serving at the request of Sterling or EFI as a director, officer, employee or agent of another person or entity.

18. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by Sterling and/or EFI and this Agreement contains all the covenants and agreements between the parties with respect to employment.

19. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive=s devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

20. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.

21. ARBITRATION. Sterling, EFI and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement (except for any enforcement sought with respect to Sections 8, 9, 10 or 11, which may be litigated in court), lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Philadelphia, Pennsylvania, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Sterling, EFI or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Sterling, EFI and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of


                                      2-13
         proper jurisdiction. Following written notice of a request for arbitration, Sterling, EFI and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 8, 9, 10 or 11.

22. NO MITIGATION OR OFFSET. The Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise; nor will any amounts or benefits payable or provided hereunder be reduced in the event he does not secure employment, except as otherwise provided herein.

23. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

24. HEADINGS. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                      2-14

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ATTEST:                                    STERLING FINANCIAL CORPORATION


/s/ Ronald L. Bowman                          /s/ J. Roger Moyer, Jr.
_____________________________              By__________________________________
                                             J. Roger Moyer, Jr.,
                                             Sr. Executive Vice President





                                           EQUIPMENT FINANCE, INC.


                                              /s/ James A. Stratton
_____________________________              By__________________________________
                                             James A. Stratton,
                                             Chairman of the Board





WITNESS:

/s/ Jesse C. Robinson                       /s/ George W. Graner
_____________________________              ____________________________________
                                              GEORGE W. GRANER
                                              "Executive"
:135847


                                      2-15

                                                                       EXHIBIT 3
                                                                        11/01/01


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of this 2nd day of November, 2001, among STERLING FINANCIAL CORPORATION ("Sterling"), a Pennsylvania business corporation having a principal place of business at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601; EQUIPMENT FINANCE, INC. ("EFI"), a Pennsylvania business corporation having a principal place of business at 118 West Airport Road, Suite A, Lititz, Pennsylvania 17543; and MICHAEL J. SCHLAGER ("Executive"), an individual residing at 1011 Lehn Drive, Lancaster, Pennsylvania 17601, but this Agreement shall not become effective until the date identified in Section 3(a) of this Agreement and unless the conditions identified in Section 3(a) occur.

         WHEREAS, Sterling is a registered financial holding company;

         WHEREAS, Sterling is acquiring EFI in a transaction qualifying as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended;

         WHEREAS, Sterling and EFI desire to employ Executive to serve in the capacity of Senior Vice President of EFI under the terms and conditions set forth herein;

         WHEREAS, Executive desires to accept employment with Sterling and EFI on the terms and conditions set forth herein,

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. EMPLOYMENT. Sterling and EFI employ Executive and Executive accepts employment with Sterling and EFI, under the terms and conditions set forth in this Agreement.

2. DUTIES OF EMPLOYEE. Executive shall perform and discharge well and faithfully such duties as an executive officer of EFI as may be assigned to Executive from time to time by the Boards of Directors of Sterling and EFI and the Presidents of Sterling and EFI, so long as the assignment is consistent with the Executive's office and duties. Executive shall be employed as Senior Vice President of EFI, and shall hold such other titles as may be given to him from time to time by the Board of Directors of Sterling and EFI. Executive shall devote his full time, attention and energies to the business of Sterling and EFI during the Employment Period (as defined in Section 3 of this Agreement); provided, however, that this Section 2 shall not be construed as preventing Executive from (a) engaging in activities incident or necessary to personal investments so long as such investment does not exceed 5% of the outstanding shares of any publicly held company or (b) being involved in any other activity with the prior approval of the Board of Directors of EFI, which approval will not be unreasonably withheld. The Executive shall not engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of Sterling or EFI or any of their subsidiaries or affiliates, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with Sterling or EFI or any of their subsidiaries or affiliates.


                                      3-1

3.       TERM OF AGREEMENT.

         (a) This Agreement shall be for a five (5) year period (the "Employment Period"), beginning on the Effective Date as set forth in Section 1(c) (the "Effective Date") of the Agreement and Plan of Reorganization between Sterling and EFI (the "Agreement and Plan of Reorganization"), and if not previously terminated pursuant to the terms of this Agreement, the Employment Period shall end five (5) years later; provided, however, that this Agreement will be automatically renewed on the fifth anniversary date of the Effective Date (the "Renewal Date") for a one (1) year period, commencing on the Renewal Date and ending one year later, unless either party gives written notice of non-renewal to the other party at least ninety (90) days prior to the Renewal Date (in which case this Agreement will terminate on the Renewal Date). If this Agreement is renewed on the Renewal Date, it will be automatically renewed on the first anniversary date of the Renewal Date and each subsequent year (the "Annual Renewal Date") for a period ending one (1) year from each Annual Renewal Date, unless either party gives written notice of non-renewal to the other party at least ninety (90) days prior to the Annual Renewal Date (in which case this Agreement will terminate on the Annual Renewal Date immediately following such notice). If Sterling or EFI gives notice of non-renewal, Executive shall receive a lump sum amount equal to one (1) times the Executive's Annual Base Salary (subject to applicable taxes and withholdings and reduction for any payments that he receives under any severance plan or policy) following termination of employment. Executive only becomes entitled to receive this payment if he executes a General Release in favor of Sterling, EFI and their subsidiaries and affiliates. If the Agreement and Plan of Reorganization is terminated pursuant to its terms, the parties to this Agreement shall have no further obligations under this Agreement and this Agreement shall be null and void.

         (b) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein), upon written notice from the Board of Directors of Sterling or EFI. As used in this Agreement, "Cause" shall mean any of the following:

                  (i) the willful failure by the Executive to substantially perform his duties hereunder (other than a failure resulting from the Executive's incapacity because of physical or mental illness, as provided in this Agreement), after notice from Sterling or EFI, and a failure to cure such violation within twenty (20) days of said notice;

                  (ii) the willful engaging by the Executive in misconduct injurious to Sterling or EFI, after notice from Sterling or EFI, and a failure to cure such conduct within twenty (20) days of said notice;

                  (iii) the willful violation by the Executive of the provisions of this Agreement, after notice from Sterling or EFI, and a failure to cure such violation within twenty (20) days of said notice;


                                      3-2

                  (iv) the dishonesty of the Executive in the performance of his duties;

                  (v) the breach of Executive's fiduciary duty involving personal profit;

                  (vi) the violation of any material law, rule or regulation applicable to EFI or any final cease and desist order issued by a bank regulatory authority;

                  (vii) conduct on the part of Executive that brings public discredit to Sterling or EFI or that is clearly contrary to the best interests of Sterling or EFI, as determined by a vote of two-thirds of the directors of the Board of Directors of Sterling;

                  (viii) unlawful discrimination by the Executive, including harassment against Sterling or EFI's employees, customers, business associates, contractors, or vendors, which could result in liability to Sterling or EFI;

                  (ix) theft or material abuse by Executive of Sterling or EFI's property or the property of Sterling or EFI=s customers, employees, contractors, vendors, or business associates;

                  (x) failure of the Executive to follow the good faith lawful instructions of the Board of Directors of Sterling or EFI with respect to its operations, after notice from Sterling or EFI, and a failure to cure such violation within twenty (20) days of said notice;

                  (xi) the written direction or written recommendation of a state or federal bank regulatory authority to remove the Executive from his position with Sterling and/or EFI, as identified herein;

                  (xii) any final removal or prohibition order to which the Executive is subject, by a federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act;

                  (xiii) the Executive's conviction of or plea of guilty or nolo contendere to a felony, crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive for ten (10) days or more;

                  (xiv)    any act of fraud or misappropriation;

                  (xv) intentional misrepresentation of a material fact, or intentional omission of information necessary to make the information supplied not materially misleading, in an application or other information provided by the Executive to Sterling, EFI or any representative of Sterling or EFI in connection with the Executive=s employment with Sterling and EFI; or


                                      3-3

                  (xvi) the existence of any material conflict between the interests of Sterling, EFI and the Executive that is not disclosed in writing by the Executive to Sterling and EFI and approved in writing by the Boards of Directors of Sterling and EFI and, after notice from Sterling or EFI, a failure to cure such conflict within twenty (20) days of said notice.

                  If this Agreement is terminated for Cause, all of Executive's rights under this Agreement shall cease as of the effective date of such termination.

         (c) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement and all of Sterling and EFI's compensation and employment obligations under this Agreement shall terminate automatically upon Executive's voluntary termination of employment.

         (d) Notwithstanding the provisions of Section 3(a) of this Agreement, the Executive may terminate his employment under this Agreement for Good Reason. The term "Good Reason" shall mean any of the following: (1) any removal of the Executive from any of the positions indicated in Section 2 of this Agreement, except as a result of his regulatory removal and/or in connection with termination of the Executive's employment for Cause; (2) any reduction in the Executive's Annual Base Salary as set forth in Section 4(a) of this Agreement or as the same may be increased from time to time, except such reductions that are the result of a national financial depression or national or bank emergency or when a reduction has been implemented by the Board of Directors of Sterling for Sterling's senior management; (3) the assignment of duties and responsibilities to Executive inconsistent with the positions indicated in Section 2 of this Agreement, except if such assignment is directed by a regulatory authority in writing;
                  (4) a requirement that Executive relocate his residence more than thirty (30) miles from the location of his primary residence at the time that this Agreement is executed; (5) any reduction or elimination of benefits, except incentive compensation, that reduces the aggregate value of benefits below the value of the benefits that Executive enjoyed at the time this Agreement is executed, unless such reduction has been implemented by the Board of Directors of Sterling for Sterling's senior management; or (6) any material breach of this Agreement by Sterling or EFI and, after notice from Executive, a failure to cure the breach within thirty (30) days of said notice. If Executive terminates his employment for Good Reason, then he may give notice of intention to collect benefits under this Agreement by delivering a notice in writing (the "Notice of Termination") to Sterling and EFI and the provisions of Section 5(a) of this Agreement shall apply.

         (e) Notwithstanding the provisions of Section 3(a) of this Agreement, if, as a result of physical or mental injury or impairment, Executive is unable to perform all of the essential job functions of his position, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, for a period up to ninety
                  (90) days, all obligations of Sterling and EFI to pay Executive an Annual Base Salary as set forth in Section 4(a) of this Agreement are suspended. Any paid time off, sick leave, or short term disability pay that Executive may be entitled to receive, pursuant to an established disability


                                      3-4
                  plan or program of EFI shall be considered part of the compensation Executive shall receive while disabled and shall not be in addition to the compensation received by Executive under this Agreement. Notwithstanding any other provisions of this Agreement, Executive agrees that should he remain unable to perform all of the essential functions of his position, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, after ninety (90) days, Sterling and EFI will suffer an undue hardship by continuing Executive in his position. Upon this event, all compensation and employment obligations of Sterling and EFI under this Agreement shall cease (with the exception of Executive's rights under EFI's then existing short term and/or long term disability plans, if any), and this Agreement shall terminate.

         (f) Executive agrees that in the event his employment under this Agreement is terminated, regardless of the reason, Executive shall resign as a director of Sterling, EFI or any of their subsidiaries or affiliates, if he is then serving as a director of any such entities.

4.       EMPLOYMENT PERIOD COMPENSATION.

         (a) Annual Base Salary. For services performed by Executive under this Agreement, Sterling or EFI shall pay Executive an Annual Base Salary during the Employment Period at the rate of Ninety-Four Thousand Five Hundred Dollars ($94,500) per year (subject to applicable withholdings and deductions), payable at the same times as salaries are payable to other executive employees of EFI. Sterling or EFI may, from time to time, increase Executive's Annual Base Salary, and any and all such increases shall be deemed to constitute amendments to this
                  Section 4(a) to reflect the increased amounts, effective as of the date established for such increases by the Board of Directors of Sterling or EFI or any committee of such Board in the resolutions authorizing such increases.

         (b) Bonus. Executive may be eligible for incentive compensation under the terms and conditions of EFI's incentive compensation plan that will be designed by Sterling and EFI between the time that the Agreement and Plan of Reorganization is executed and the time of Closing, as defined in the Agreement and Plan of Reorganization. In addition, if Executive remains employed by Sterling and EFI for the initial five (5) year Employment Period identified in Section 3(a) of this Agreement, then one-half (2) of the principal of the loan that Executive has with E.F.I. Holdings, Inc. for the stock sale and purchase of six thousand (6,000) shares of EFI common stock will be cancelled. If this Agreement is renewed for a subsequent five
                  (5) year period and the Executive serves through the end of that period, then the remaining stock debt principal will be cancelled at the end of that period.

         (c) Paid Time Off and/or Vacations. During the term of this Agreement, Executive shall be entitled to paid time off and/or vacation in accordance with the policies as established from time to time by the Boards of Directors of Sterling or EFI for EFI's senior management. For purposes of any paid time off or vacation policies of Sterling that may apply to Executive, Executive shall receive credit for his years of service with EFI. However, Executive shall not be entitled to receive any additional compensation from Sterling or EFI


                                      3-5
                  for failure to take paid time off and/or vacation, nor shall Executive be able to accumulate unused paid time off and/or vacation time from one year to the next, except to the extent authorized by the Boards of Directors of Sterling and EFI.

         (d) Employee Benefit Plans. During the term of this Agreement, Executive shall be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at EFI, subject to the terms of said plan, including the LifeComp Plan, until such time that the Board of Directors of Sterling or EFI authorize a change in such benefits. Sterling and EFI shall not make any changes in such plans or benefits that would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of Sterling and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of Sterling. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 4(a) of this Agreement.

         (e) Automobile. The Executive shall be provided with a company-owned or leased vehicle during the Employment Period. The vehicle is to be used for Sterling or EFI business and/or business development. The vehicle that was provided to the Executive on October 16, 2001 or one of similar make and model shall satisfy Sterling and EFI's obligations under this
                  Section 4(e).

         (f) Club Memberships. Sterling or EFI shall provide the Executive with a membership to Conestoga Country Club, paying only membership dues and business-related expenses. Any initiation fees or contributions associated with the Conestoga Country Club membership are the sole responsibility of the Executive and are to be paid by the Executive.

         (g) Business Expenses. During the term of this Agreement, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Boards of Directors of Sterling and EFI for EFI's executive officers.

         (h) Stock Options. Executive will be eligible to participate in Sterling's stock option plans that may be in effect from time to time under the terms and conditions of those plans.

5.       RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT.

         (a) In the event that Executive's employment is involuntarily terminated by Sterling and/or EFI without Cause or Executive delivers Notice of Termination as provided in Section 3(d) of this Agreement after terminating his employment for Good Reason, Sterling or EFI shall pay Executive a lump sum amount equal to one (1) times the Executive's Annual Base Salary (subject to applicable taxes and withholdings). Executive only becomes entitled to receive these payments if he executes a General Release in favor of Sterling, EFI and their


                                      3-6
                  subsidiaries and affiliates. However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Sterling or EFI's independent auditors, Executive shall remit to Sterling, the amount of the reduction, plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, Sterling and EFI shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

         (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 5 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

6.       COVENANT NOT TO COMPETE.

         (a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Sterling and EFI and accordingly agrees that, during and for the applicable period set forth in Section 6(d) hereof, Executive shall not, except as otherwise permitted in writing by the Board of Directors for Sterling:

                  (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise by any person, firm, corporation or enterprise engaged in (1) the banking (including financial and bank holding company) or financial services industry; or
                           (2) any other activity in which Sterling or any of its subsidiaries or affiliates, except EFI, T&C Leasing, Inc. and Town & Country, Inc., is engaged on the Effective Date, at any time during the Employment Period, or on the effective date of termination of the Executive's employment. Executive shall not engage in any such activity in any county, in which, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, Sterling or any of its subsidiaries or affiliates, except EFI, T&C Leasing, Inc. and Town & Country, Inc., has conducted business, or in any county contiguous to such a county, including counties located outside the Commonwealth of Pennsylvania, except Baltimore County, Maryland (the "Sterling Non- Competition Area"); or


                                      3-7

                  (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including financial and bank holding company) or financial services industry, or (2) any other activity in which Sterling or any of its subsidiaries or affiliates, except EFI, is engaged on the Effective Date, at any time during the Employment Period, or on the effective date of termination of the Executive's employment, in the Sterling Non-Competition Area; or

                  (iii) directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of Sterling or any of its subsidiaries or affiliates, except EFI, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment; or

                  (iv) directly or indirectly solicit, induce or encourage any employee of Sterling or any of its subsidiaries or affiliates, except EFI, who is employed on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, to leave the employ of Sterling or any of its subsidiaries or affiliates, except EFI, or to seek, obtain or accept employment with any person other than Sterling or any of its subsidiaries or affiliates.

         (b) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Sterling and EFI and accordingly agrees that, during and for the applicable period set forth in Section 6(d) hereof, Executive shall not, except as otherwise permitted in writing by the Board of Directors of
                  EFI:

                  (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise by any person, firm, corporation or enterprise engaged in the financing of forestry, land-clearing or construction equipment, in any state in the United States in which, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, a customer of EFI is located or where EFI has conducted business, including personal marketing of potential customers (the "EFI Non-Competition Area"); or

                  (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in the financing of forestry, land-clearing or construction equipment, in the EFI Non-Competition Area; or


                                      3-8

                  (iii) directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of EFI or any of its subsidiaries or affiliates on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment; or

                  (iv) directly or indirectly solicit, induce or encourage any employee of EFI or any of its subsidiaries or affiliates, who is employed on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, to leave the employ of EFI or any of its subsidiaries or affiliates, or to seek, obtain or accept employment with any person other than EFI or any of its subsidiaries or affiliates.


         (c) It is expressly understood and agreed that, although Executive, Sterling and EFI consider the restrictions contained in Sections 6(a), (b) and (d) of this Agreement to be reasonable for the purpose of preserving for Sterling, EFI and their subsidiaries and affiliates, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 6(a), (b) and
                  (d) of this Agreement is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Sections 6(a), (b) and (d) shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.


                                       3-9

         (d) The provisions of this Section 6 shall be applicable commencing on the Effective Date and ending one (1) year following the effective date of Executive's termination of employment, regardless of the reason for termination.

7. UNAUTHORIZED DISCLOSURE. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Boards of Directors of Sterling and EFI or a person authorized by those Boards, knowingly disclose to any person, other than an employee of Sterling or EFI or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of EFI, any confidential information obtained by him while in the employ of EFI with respect to any of the services, products, improvements, formulas, designs or styles, processes, customers, customer lists, methods of business or any business practices of Sterling, EFI or any of their subsidiaries or affiliates, the disclosure of which could be or will be damaging to Sterling, EFI or any of their subsidiaries or affiliates; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Sterling or EFI or any information that must be disclosed as required by law.

8. WORK MADE FOR HIRE. Any work performed by the Executive under this Agreement should be considered a "Work Made for Hire" as that phrase is defined by the U.S. patent laws and shall be owned by and for the express benefit of Sterling, EFI and their subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to Sterling, EFI and their affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and proprietary rights.

9. RETURN OF COMPANY PROPERTY AND DOCUMENTS. The Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to Sterling, EFI and their subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, pagers, computers, devices, confidential information, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

10. LIABILITY INSURANCE. Sterling and EFI shall use their best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of EFI against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require Sterling and/or EFI to obtain such insurance, if the Board of Directors of Sterling and/or EFI determine that such coverage cannot be obtained at a reasonable price.


                                      3-10

11. NOTICES. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, as follows:

                  If to the Executive:        Michael J. Schlager
                                              1011 Lehn Drive
                                              Lancaster, Pennsylvania 17601

                  If to EFI:                  President and CEO
                                              Equipment Finance, Inc.
                                              P.O. Box 5366
                                              Lancaster, Pennsylvania 17606

                  If to Sterling:             President and CEO
                                              Sterling Financial Corporation
                                              101 North Pointe Boulevard
                                              Lancaster, Pennsylvania 17601

12. WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Sterling and EFI. No waiver by any party to this Agreement, at any time, of any breach by another party to this Agreement, or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

13. ASSIGNMENT. This Agreement shall be assignable by Sterling and/or EFI to their successors and affiliates.

14. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear his or its own attorney's fees, costs, and expenses incurred in connection with the litigation, unless mandated by statute.

15. INDEMNIFICATION. Sterling and EFI will indemnify the Executive as required by Pennsylvania law and as provided by the Articles and By-laws of Sterling, with respect to any threatened, pending or completed legal or regulatory action, suit or proceeding brought against him by reason of the fact that he is or was a director, officer, employee or agent of Sterling or EFI, or is or was serving at the request of Sterling or EFI as a director, officer, employee or agent of another person or entity.

16. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by Sterling and/or EFI and this Agreement contains all the covenants and agreements between the parties with respect to employment.


                                      3-11

17. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

18. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.

19. ARBITRATION. Sterling, EFI and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement (except for any enforcement sought with respect to Sections 6, 7, 8 or 9, which may be litigated in court), lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Philadelphia, Pennsylvania, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Sterling, EFI or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Sterling, EFI and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Sterling, EFI and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 6, 7, 8 or 9.

20. NO MITIGATION OR OFFSET. The Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise; nor will any amounts or benefits payable or provided hereunder be reduced in the event he does not secure employment, except as otherwise provided herein.

21. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

22. HEADINGS. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.


                                      3-12

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ATTEST:                     STERLING FINANCIAL CORPORATION

/s/ Ronald L. Bowman           /s/ J. Roger Moyer, Jr.
______________________      By ____________________________________________
                               J. Roger Moyer, Jr., Sr. Executive Vice President




ATTEST:                     EQUIPMENT FINANCE, INC.

/s/ Joseph M. Braas             /s/ George W. Graner
______________________      By ____________________________________________
                               George W. Graner, President and CEO



WITNESS:

/s/ Elaine P. Stanko         /s/ Michael J. Schlager
______________________      _______________________________________________
                               Michael J. Schlager
                                 "Executive"

:135968


                                      3-13

                                                                       EXHIBIT 4
                                                                        11/01/01

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of this 2nd day of November, 2001, among STERLING FINANCIAL CORPORATION ("Sterling"), a Pennsylvania business corporation having a principal place of business at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601; EQUIPMENT FINANCE, INC.("EFI"), a Pennsylvania business corporation having a principal place of business at 118 West Airport Road, Suite A, Lititz, Pennsylvania 17543; and JOSEPH M. BRAAS ("Executive"), an individual residing at 846 Furnace Hill Pike, Lititz, Pennsylvania 17543, but this Agreement shall not become effective until the date identified in Section 3(a) of this Agreement and unless the conditions identified in Section 3(a) occur.



         WHEREAS, Sterling is a registered financial holding company;

         WHEREAS, Sterling is acquiring EFI in a transaction qualifying as a reorganization under Section 368 of the IRC of 1986, as amended;

         WHEREAS, Sterling and EFI desire to employ Executive to serve in the capacity of Senior Vice President of EFI under the terms and conditions set forth herein;

         WHEREAS, Executive desires to accept employment with Sterling and EFI on the terms and conditions set forth herein,

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. EMPLOYMENT. Sterling and EFI employ Executive and Executive accepts employment with Sterling and EFI, under the terms and conditions set forth in this Agreement.

2. DUTIES OF EMPLOYEE. Executive shall perform and discharge well and faithfully such duties as an executive officer of EFI as may be assigned to Executive from time to time by the Boards of Directors of Sterling and EFI and the Presidents of Sterling and EFI, so long as the assignment is consistent with the Executive's office and duties. Executive shall be employed as Senior Vice President of EFI, and shall hold such other titles as may be given to him from time to time by the Board of Directors of Sterling and EFI. Executive shall devote his full time, attention and energies to the business of Sterling and EFI during the Employment Period (as defined in Section 3 of this Agreement); provided, however, that this Section 2 shall not be construed as preventing Executive from (a) engaging in activities incident or necessary to personal investments so long as such investment does not exceed 5% of the outstanding shares of any publicly held company or (b) being involved in any other activity with the prior approval of the Board of Directors of EFI, which approval shall not be unreasonably withheld. The Executive shall not engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of Sterling or EFI or any of their subsidiaries or affiliates, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with Sterling or EFI or any of their subsidiaries or affiliates.


                                      4-1

3.       TERM OF AGREEMENT.

         (a)      This Agreement shall be for a five (5) year period
                  (the "Employment Period"), beginning on the Effective Date as set forth in Section 1(c) (the "Effective Date") of the Agreement and Plan of Reorganization between Sterling and EFI (the "Agreement and Plan of Reorganization", and if not previously terminated pursuant to the terms of this Agreement, the Employment Period shall end five (5) years later; provided, however, that this Agreement will be automatically renewed on the fifth anniversary date of the Effective Date (the "Renewal Date") for a one (1) year period, commencing on the Renewal Date and ending one year later, unless either party gives written notice of non-renewal to the other party at least ninety (90) days prior to the Renewal Date (in which case this Agreement will terminate on the Renewal Date). If this Agreement is renewed on the Renewal Date, it will be automatically renewed on the first anniversary date of the Renewal Date and each subsequent year (the "Annual Renewal Date") for a period ending one (1) year from each Annual Renewal Date, unless either party gives written notice of non-renewal to the other party at least ninety (90) days prior to the Annual Renewal Date (in which case this Agreement will terminate on the Annual Renewal Date immediately following such notice). If Sterling or EFI gives notice of non-renewal, Executive shall receive a lump sum amount equal to one (1) times the Executive's Annual Base Salary (subject to applicable taxes and withholdings and reduction for any payments that he receives under any severance plan or policy) following termination of employment. Executive only becomes entitled to receive this payment if he executes a General Release in favor of Sterling, EFI and their subsidiaries and affiliates. If the Agreement and Plan of Reorganization is terminated pursuant to its terms, the parties to this Agreement shall have no further obligations under this Agreement and this Agreement shall be null and void.

         (b) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein), upon written notice from the Board of Directors of Sterling or EFI. As used in this Agreement, "Cause" shall mean any of the following:

                  (i) the willful failure by the Executive to substantially perform his duties hereunder (other than a failure resulting from the Executive's incapacity because of physical or mental illness, as provided in this Agreement), after notice from Sterling or EFI, and a failure to cure such violation within twenty (20) days of said notice;

                  (ii) the willful engaging by the Executive in misconduct injurious to Sterling or EFI, after notice from Sterling or EFI, and a failure to cure such conduct within twenty (20) days of said notice;

                  (iii) the willful violation by the Executive of the provisions of this Agreement, after notice from Sterling or EFI, and a failure to cure such violation within twenty (20) days of said notice;


                                      4-2

                  (iv) the dishonesty of the Executive in the performance of his duties;

                  (v) the breach of Executive's fiduciary duty involving personal profit;

                  (vi) the violation of any material law, rule or regulation applicable to EFI or any final cease and desist order issued by a bank regulatory authority;

                  (vii) conduct on the part of Executive that brings public discredit to Sterling or EFI or that is clearly contrary to the best interests of Sterling or EFI, as determined by a vote of two-thirds of the directors of the Board of Directors of Sterling;

                  (viii) unlawful discrimination by the Executive, including harassment against Sterling or EFI's employees, customers, business associates, contractors, or vendors, which could result in liability to Sterling or EFI;

                  (ix) theft or material abuse by Executive of Sterling or EFI's property or the property of Sterling or EFI's customers, employees, contractors, vendors, or business associates;

                  (x) failure of the Executive to follow the good faith lawful instructions of the Board of Directors of Sterling or EFI with respect to its operations, after notice from Sterling or EFI, and a failure to cure such violation within twenty (20) days of said notice;

                  (xi) the written direction or written recommendation of a state or federal bank regulatory authority to remove the Executive from his position with Sterling and/or EFI, as identified herein;

                  (xii) any final removal or prohibition order to which the Executive is subject, by a federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act;

                  (xiii) the Executive's conviction of or plea of guilty or nolo contendere to a felony, crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive for ten (10) days or more;

                  (xiv)    any act of fraud or misappropriation;

                  (xv) intentional misrepresentation of a material fact, or intentional omission of information necessary to make the information supplied not materially misleading, in an application or other information provided by the Executive to Sterling, EFI or any representative of Sterling or EFI in connection with the Executive's employment with Sterling and EFI; or


                                      4-3

                  (xvi) the existence of any material conflict between the interests of Sterling, EFI and the Executive that is not disclosed in writing by the Executive to Sterling and EFI and approved in writing by the Boards of Directors of Sterling and EFI and, after notice from Sterling or EFI, a failure to cure such conflict within twenty (20) days of said notice.

                  If this Agreement is terminated for Cause, all of Executive's rights under this Agreement shall cease as of the effective date of such termination.

         (c) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement and all of Sterling and EFI's compensation and employment obligations under this Agreement shall terminate automatically upon Executive's voluntary termination of employment.

         (d) Notwithstanding the provisions of Section 3(a) of this Agreement, the Executive may terminate his employment under this Agreement for Good Reason. The term "Good Reason" shall mean any of the following: (1) any removal of the Executive from any of the positions indicated in Section 2 of this Agreement, except as a result of his regulatory removal and/or in connection with termination of the Executive's employment for Cause; (2) any reduction in the Executive's Annual Base Salary as set forth in Section 4(a) of this Agreement or as the same may be increased from time to time, except such reductions that are the result of a national financial depression or national or bank emergency or when a reduction has been implemented by the Board of Directors of Sterling for Sterling's senior management; (3) the assignment of duties and responsibilities to Executive inconsistent with the positions indicated in Section 2 of this Agreement, except if such assignment is directed by a regulatory authority in writing;
                  (4) a requirement that Executive relocate his residence more than thirty (30) miles from the location of his primary residence at the time that this Agreement is executed; (5) any reduction or elimination of benefits, except incentive compensation, that reduces the aggregate value of benefits below the value of the benefits that Executive enjoyed at the time this Agreement is executed, unless such reduction has been implemented by the Board of Directors of Sterling or EFI for Sterling's senior management; or (6) any material breach of this Agreement by Sterling or EFI and, after notice from Executive, a failure to cure the breach within thirty (30) days of said notice. If Executive terminates his employment for Good Reason, then he may give notice of intention to collect benefits under this Agreement by delivering a notice in writing (the "Notice of Termination") to Sterling and EFI and the provisions of Section 5(a) of this Agreement shall apply.

         (e) Notwithstanding the provisions of Section 3(a) of this Agreement, if, as a result of physical or mental injury or impairment, Executive is unable to perform all of the essential job functions of his position, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, for a period up to ninety
                  (90) days, all obligations of Sterling and EFI to pay Executive an Annual Base Salary as set forth in Section 4(a) of this Agreement are suspended. Any paid time off, sick leave, or short term


                                      4-4
                  disability pay that Executive may be entitled to receive, pursuant to an established disability plan or program of EFI shall be considered part of the compensation Executive shall receive while disabled and shall not be in addition to the compensation received by Executive under this Agreement. Notwithstanding any other provisions of this Agreement, Executive agrees that should he remain unable to perform all of the essential functions of his position, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, after ninety (90) days, Sterling and EFI will suffer an undue hardship by continuing Executive in his position. Upon this event, all compensation and employment obligations of Sterling and EFI under this Agreement shall cease (with the exception of Executive's rights under EFI's then existing short term and/or long term disability plans, if any), and this Agreement shall terminate.

         (f) Executive agrees that in the event his employment under this Agreement is terminated, regardless of the reason, Executive shall resign as a director of Sterling, EFI or any of their subsidiaries or affiliates, if he is then serving as a director of any such entities.

4.       EMPLOYMENT PERIOD COMPENSATION.

         (a) Annual Base Salary. For services performed by Executive under this Agreement, Sterling or EFI shall pay Executive an Annual Base Salary during the Employment Period at the rate of Eighty-Eight Thousand Six Hundred Dollars ($88,600) per year (subject to applicable withholdings and deductions), payable at the same times as salaries are payable to other executive employees of EFI. Sterling or EFI may, from time to time, increase Executive's Annual Base Salary, and any and all such increases shall be deemed to constitute amendments to this
                  Section 4(a) to reflect the increased amounts, effective as of the date established for such increases by the Board of Directors of Sterling or EFI or any committee of such Board in the resolutions authorizing such increases.

         (b) Bonus. Executive may be eligible for incentive compensation under the terms and conditions of EFI's incentive compensation plan that will be designed by Sterling and EFI between the time that the Agreement and Plan of Reorganization is executed and the time of Closing as defined in the Agreement and Plan of Reorganization. In addition, if Executive remains employed by Sterling and EFI for the initial five (5) year Employment Period identified in Section 3(a) of this Agreement, then one-half (2) of the principal of the loan that Executive has with E.F.I. Holdings, Inc. for the stock sale and purchase of seven thousand five-hundred (7,500) shares of EFI common stock will be cancelled. If this Agreement is renewed for a subsequent five (5) year period and the Executive serves through the end of that period, then the remaining stock debt principal will be cancelled at the end of that period.

         (c) Paid Time Off and/or Vacations. During the term of this Agreement, Executive shall be entitled to paid time off and/or vacation in accordance with the policies as established from time to time by the Board of Directors of Sterling or EFI for EFI's senior management. For purposes of any paid time off or vacation policies of Sterling that may apply to


                                      4-5

                  Executive, Executive shall receive credit for his years of service with EFI. However, Executive shall not be entitled to receive any additional compensation from Sterling or EFI for failure to take paid time off and/or vacation, nor shall Executive be able to accumulate unused paid time off and/or vacation time from one year to the next, except to the extent authorized by the Boards of Directors of Sterling and EFI.

         (d) Employee Benefit Plans. During the term of this Agreement, Executive shall be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at EFI, subject to the terms of said plan, including the LifeComp Plan, until such time that the Board of Directors of Sterling or EFI authorize a change in such benefits. Sterling and EFI shall not make any changes in such plans or benefits that would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of Sterling and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of Sterling. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 4(a) of this Agreement.

         (e) Automobile. The Executive shall be provided with a company-owned or leased vehicle during the Employment Period. The vehicle is to be used for Sterling or EFI business and/or business development. The vehicle that was provided to the Executive on October 16, 2001 or one of similar make and model shall satisfy Sterling and EFI's obligations under this
                  Section 4(e).

         (f) Business Expenses. During the term of this Agreement, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Boards of Directors of Sterling and EFI for EFI's executive officers.

         (g) Stock Options. Executive will be eligible to participate in Sterling's stock option plans that may be in effect from time to time under the terms and conditions of those plans.

5.       RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT.

         (a) In the event that Executive's employment is involuntarily terminated by Sterling and/or EFI without Cause or Executive delivers Notice of Termination as provided in Section 3(d) of this Agreement after terminating his employment for Good Reason, Sterling or EFI shall pay Executive a lump sum amount equal to one (1) times the Executive's Annual Base Salary (subject to applicable taxes and withholdings). Executive only becomes entitled to receive these payments if he executes a General Release in favor of Sterling, EFI and their subsidiaries and affiliates. However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced


                                      4-6
                  to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Sterling or EFI's independent auditors, Executive shall remit to Sterling, the amount of the reduction, plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under
                  Section 280G of the Code, Sterling and EFI shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

         (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 5 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

6.       COVENANT NOT TO COMPETE.

         (a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Sterling and EFI and accordingly agrees that, during and for the applicable period set forth in Section 6(d) hereof, Executive shall not, except as otherwise permitted in writing by the Board of Directors for Sterling:

                  (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise by any person, firm, corporation or enterprise engaged in (1) the banking (including financial and bank holding company) or financial services industry; or
                           (2) any other activity in which Sterling or any of its subsidiaries or affiliates, except EFI, T&C Leasing, Inc. and Town & Country, Inc., is engaged on the Effective Date, at any time during the Employment Period, or on the effective date of termination of the Executive's employment. Executive shall not engage in any such activity in any county, in which, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, Sterling or any of its subsidiaries or affiliates, except EFI, T&C Leasing, Inc. and Town & Country, Inc., has conducted business, or in any county contiguous to such a county, including counties located outside the Commonwealth of Pennsylvania, except Baltimore County, Maryland (the "Sterling Non-Competition Area"); or

                  (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including financial and bank holding company) or financial services industry, or (2) any other activity in which Sterling or any of its subsidiaries or affiliates, except EFI, is engaged on the Effective Date, at any time


                                      4-7
                           during the Employment Period, or on the effective date of termination of the Executive's employment, in the Sterling Non-Competition Area; or

                  (iii) directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of Sterling or any of its subsidiaries or affiliates, except EFI, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment; or

                  (iv) directly or indirectly solicit, induce or encourage any employee of Sterling or any of its subsidiaries or affiliates, except EFI, who is employed on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, to leave the employ of Sterling or any of its subsidiaries or affiliates, except EFI, or to seek, obtain or accept employment with any person other than Sterling or any of its subsidiaries or affiliates.

         (b) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Sterling and EFI and accordingly agrees that, during and for the applicable period set forth in Section 6(d) hereof, Executive shall not, except as otherwise permitted in writing by the Board of Directors of
                  EFI:

                  (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise by any person, firm, corporation or enterprise engaged in the financing of forestry, land-clearing or construction equipment, in any state in the United States in which, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, a customer of EFI is located or where EFI has conducted business, including personal marketing of potential customers (the "EFI Non-Competition Area"); or

                  (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in the financing of forestry, land-clearing or construction equipment, in the EFI Non-Competition Area; or

                  (iii) directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of EFI or any of its subsidiaries or affiliates on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive=s employment; or


                                      4-8

                  (iv) directly or indirectly solicit, induce or encourage any employee of EFI or any of its subsidiaries or affiliates, who is employed on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, to leave the employ of EFI or any of its subsidiaries or affiliates, or to seek, obtain or accept employment with any person other than EFI or any of its subsidiaries or affiliates.

         (c) It is expressly understood and agreed that, although Executive, Sterling and EFI consider the restrictions contained in Sections 6(a),(b) and (d) of this Agreement to be reasonable for the purpose of preserving for Sterling, EFI and their subsidiaries and affiliates, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 6(a), (b) and (d) of this Agreement is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of
                  Section 6(a), (b) and (d) shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

         (d) The provisions of this Section 6 shall be applicable commencing on the Effective Date and ending one (1) year following the effective date of Executive's termination of employment, regardless of the reason for termination.


                                       4-9

7. UNAUTHORIZED DISCLOSURE. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Boards of Directors of Sterling and EFI or a person authorized by those Boards, knowingly disclose to any person, other than an employee of Sterling or EFI or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of EFI, any confidential information obtained by him while in the employ of EFI with respect to any of the services, products, improvements, formulas, designs or styles, processes, customers, customer lists, methods of business or any business practices of Sterling, EFI or any of their subsidiaries or affiliates, the disclosure of which could be or will be damaging to Sterling, EFI or any of their subsidiaries or affiliates; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Sterling or EFI or any information that must be disclosed as required by law.

8. WORK MADE FOR HIRE. Any work performed by the Executive under this Agreement should be considered a "Work Made for Hire" as that phrase is defined by the U.S. patent laws and shall be owned by and for the express benefit of Sterling, EFI and their subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to Sterling, EFI and their affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and proprietary rights.

9. RETURN OF COMPANY PROPERTY AND DOCUMENTS. The Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to Sterling, EFI and their subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, pagers, computers, devices, confidential information, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

10. LIABILITY INSURANCE. Sterling and EFI shall use their best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of EFI against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require Sterling and/or EFI to obtain such insurance, if the Board of Directors of Sterling and/or EFI determine that such coverage cannot be obtained at a reasonable price.

11. NOTICES. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, as follows:


                                       4-10

If to the Executive:                            Joseph M. Braas
                                                846 Furnace Hill Pike
                                                Lititz, Pennsylvania 17543

If to EFI:                                      President and CEO
                                                Equipment Finance, Inc.
                                                P.O. Box 5366
                                                Lancaster, Pennsylvania 17606

If to Sterling:                                 President and CEO
                                                Sterling Financial Corporation
                                                101 North Pointe Boulevard
                                                Lancaster, Pennsylvania 17601

12. WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Sterling and EFI. No waiver by any party to this Agreement, at any time, of any breach by another party to this Agreement, or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

13. ASSIGNMENT. This Agreement shall be assignable by Sterling and/or EFI to their successors and affiliates.

14. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear his or its own attorney's fees, costs, and expenses incurred in connection with the litigation, unless mandated by statute.

15. INDEMNIFICATION. Sterling and EFI will indemnify the Executive as required by Pennsylvania law and as provided by the Articles and By-laws of Sterling, with respect to any threatened, pending or completed legal or regulatory action, suit or proceeding brought against him by reason of the fact that he is or was a director, officer, employee or agent of Sterling or EFI, or is or was serving at the request of Sterling or EFI as a director, officer, employee or agent of another person or entity.

16. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by Sterling and/or EFI and this Agreement contains all the covenants and agreements between the parties with respect to employment.

17. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to


                                      4-11

         Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

18. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.

19. ARBITRATION. Sterling, EFI and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement (except for any enforcement sought with respect to Sections 6, 7, 8 or 9, which may be litigated in court), lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Philadelphia, Pennsylvania, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Sterling, EFI or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Sterling, EFI and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Sterling, EFI and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 6, 7, 8 or 9.

20. NO MITIGATION OR OFFSET. The Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise; nor will any amounts or benefits payable or provided hereunder be reduced in the event he does not secure employment, except as otherwise provided herein.

21. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

22. HEADINGS. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. ATTEST:


                                      4-12

                                       STERLING FINANCIAL CORPORATION



/s/ Ronald L. Bowman                   By /s/ J. Roger Moyer, Jr.
____________________________              __________________________________
                                          J. Roger Moyer, Jr., Sr.
                                          Executive Vice President



ATTEST:                                EQUIPMENT FINANCE, INC.



/s/ Michael J. Schlager                By /s/ George W. Graner
____________________________              ___________________________________
                                          George W. Graner, President and CEO



WITNESS:

/s/ Jesse C. Robinson                  /s/ Joseph M. Braas
____________________________           ______________________________________
                                       Joseph M. Braas
                                       "Executive"


                                      4-13

                                                                       EXHIBIT 5
                                                                  EXECUTION COPY


                                November 1, 2001


EQUIPMENT FINANCE, INC.
118 West Airport Road, Suite A
Lititz, Pennsylvania 17543


Gentlemen:

         The undersigned understands that Sterling Financial Corporation ("Sterling") and Sterling EFI Acquisition Corporation ("Acquisition Corporation") are about to enter into an Agreement and Plan of Reorganization (the "Agreement") with Equipment Finance, Inc. ("EFI"), pursuant to which each of the outstanding shares of EFI Common Stock (as defined in the Agreement) will be converted into the right to receive cash and shares of Sterling Common Stock, as defined and specified in the Agreement.

         In order to induce Sterling to enter into the proposed transaction, and intending to be legally bound hereby, the undersigned, in his individual capacity as a shareholder and not as a director of EFI (the "Shareholder"), represents and warrants and agrees that at a meeting of EFI shareholders as contemplated in the Agreement, and any adjournment or postponement thereof, the Shareholder shall vote, in person or by proxy, or cause to be voted, the shares of EFI Common Stock as to which the shareholder has or shares voting power, individually or, to the extent of the Shareholder's proportionate interest, jointly with other persons, as set forth herein and described on Schedule A, attached hereto, and incorporated herein by reference in its entirety, as well as other shares of EFI Common Stock over which the Shareholder may hereafter acquire beneficial ownership in such capacities (collectively the "Shares") in favor of the Agreement and the transactions contemplated thereby, and shall use his best efforts to cause the transactions to be effected. The Shareholder further agrees that he will use his best efforts to cause any other shares of EFI Common Stock over which he has or shares voting power to be voted in favor of the Agreement and the proposed transaction.

         The Shareholder further represents, warrants and agrees that until the earlier of (i) consummation of the transactions contemplated by the Agreement or
(ii) the termination of the Agreement in accordance with its terms, the Shareholder will not, directly or indirectly:

         (a) vote any of the Shares in favor of, or cause or permit any of the Shares to be voted in favor of, or solicit, initiate or encourage inquiries or proposals from, or participate in any discussions or negotiations with, or provide any information to, any individual, corporation, partnership, or other person, entity or group (other than Sterling and its officers, employees, representatives and agents)


                                      5-1
                  concerning, any sale of assets, sale of shares of capital stock, merger, consolidation, share exchange, plan of liquidation, reclassification, or similar transactions involving EFI, that would have the effect of permitting any person to acquire control over EFI, or any substantial portion of EFI's assets. As used herein, the term "control" means (i) the ability to direct the voting of 20% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (ii) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding; and

         (b) pledge, hypothecate, grant a security interest in, sell, transfer or otherwise dispose of or encumber any of the Shares, except by gift, and will not enter into any agreement, arrangement or understanding that would, until the earlier of
                  (i) consummation of the transactions contemplated by the Agreement or (ii) the termination of the Agreement in accordance with its terms, (A) restrict, (B) establish a right of first refusal to, or (C) otherwise relate to the transfer or voting of the Shares; except the pledge, hypothecation or grant of security interest in connection with a renewal of an existing loan, the pledge, hypothecation, grant of security interest, or a transfer or other distribution in connection with a bankruptcy proceeding or a court ordered liquidation, or a transfer or other disposition upon the death of the Shareholder under the laws of descent and distribution.

         The Shareholder hereby agrees that the provisions of the paragraphs above, to the extent that he can control any of the following persons or entities, also apply to shares of EFI Common Stock, owned by:

         -       the Shareholder's spouse;

         - any of the Shareholder's relatives or relatives of the Shareholder's spouse occupying the Shareholders' home;

         - any trust or estate in which the Shareholder, the Shareholder's spouse, or any of the Shareholder's relatives own a 10% beneficial interest or for which any of them serves as trustee, executors or in any similar capacity; and

         - any corporation or other organization in which the Shareholder, any of the Shareholder's affiliates or those of the Shareholder's spouse or any of the Shareholder's relatives own 10% of any class of equity securities.


                                      5-2

         It is understood and hereby agreed that this Agreement shall in all respects be governed by and construed under the laws of the Commonwealth of Pennsylvania, all rights and remedies being governed by such laws and shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that there may be no transfer or assignment of any of the rights or obligations hereunder without the prior written consent of Sterling.

                                Sincerely,


                                (Signature of Shareholder)
                                (as beneficial owner of ______ shares*)


                                (Print name of Shareholder)


* Describe beneficial ownership of Shareholder on Schedule A attached hereto.


                                      5-3

                                   SCHEDULE A


Print or type name of Director or Officer: __________________________________





                                     SHARES
                                       OF
                             EQUIPMENT FINANCE, INC.
                                  COMMON STOCK
                               BENEFICIALLY OWNED

                             As of November___, 2001

                                   Capacity of
  Name(s) of                   Director's/Officer's                     Number
Record Owners                  Beneficial Ownership                    of Shares
-------------                  --------------------                    ---------


                                      5-4

                                                                       EXHIBIT 6
                                                                  EXECUTION COPY


                                ________ __, 2001




Board of Directors
Sterling Financial Corporation
North Pointe Banking Center
101 North Pointe Boulevard
Lancaster, PA 17601-4133


Ladies and Gentlemen:

         I have been advised that I may be deemed to be an "affiliate" of Equipment Finance, Inc., a Pennsylvania business corporation ("EFI"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated as of November 2, 2001 by and among Sterling Financial Corporation ("Sterling"), Sterling Equipment Finance Acquisition Corporation ("Acquisition Corporation"), and EFI, EFI will merge with and into Acquisition Corporation (the "Merger") and all of the outstanding common stock of EFI (the "EFI Common Stock") will be converted into the right to receive cash and common stock of Sterling (the "Sterling Common Stock"). In connection with the Merger, I will receive, subject to my consideration election (as described in the Agreement) a pro rata portion of the shares of Sterling Common Stock distributed to EFI shareholders.

         I hereby agree that:

         1. I will not offer to sell, transfer or otherwise dispose of any of the shares of Sterling Common Stock distributed to me in the Merger (the "Stock ") except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act; and

         2. I will not sell, transfer or otherwise dispose of the Stock or in any way reduce my risk relative to any shares of the Stock until financial results covering at least 30 days of post-Merger combined operations of Sterling and EFI have been published by Sterling.


                                      6-1

         I hereby agree that the provisions of the paragraphs above, to the extent that I can control any of the following persons or entities, also apply to shares of Sterling Common Stock, whether or not received in connection with the Merger, for the period referred to above, owned by:

         -        my spouse;

         - any of my relatives or relatives of my spouse occupying my home;

         - any trust or estate in which I, my spouse, or any of my relatives own a 10% beneficial interest or for which any of them serves as trustee, executors or in any similar capacity; and

         - any corporation or other organization in which I, any of my affiliates or those of my spouse or any of my relatives own 10% of any class of equity securities.

         I hereby consent to the endorsement on the certificates, representing the shares of Stock issued to me in the Merger, of a restrictive legend that will read, substantially, as follows:

                  "The shares represented by this certificate were issued in a transaction subject to the requirements Rule 145, promulgated under the Securities Act of 1933, as amended (the "Act"), and these shares, may be sold or otherwise transferred only in compliance with the limitations of Rule 145, or pursuant to an exemption from registration under the Act, or pursuant to an effective registration statement under the Act."

         Sterling's transfer agent shall be given an appropriate stop transfer order and will not be required to register any attempted transfer of the Stock, unless the proposed transfer is effected in compliance with the terms of this letter agreement.

         I understand and agree that this letter agreement will terminate and be of no further force and effect and the legend set forth above will be removed by delivery of substitute certificates without the legend, and the related stop transfer restrictions will be lifted forthwith, if:

           (i) any shares of the Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of; or

          (ii) any shares of the Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144, promulgated under the Securities Act; or


         (iii) I am not at the time an affiliate of Sterling and have been the beneficial owner of the Stock for at least one year (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder) and Sterling has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months; or

          (iv) I am not, and have not been for at least three months, an affiliate of Sterling, and have been the beneficial owner of stock for at least two years (or such period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder); or


                                      6-2

         (v) Sterling shall have received a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to Sterling, to the effect that the stock transfer restrictions and the legend are not required, and financial results covering at least 30 days of post-Merger combined operations of Sterling and EFI have been published by Sterling.

         Sterling shall, during the period I hold the Stock subject to the restrictions set forth in this letter agreement, comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, and Rule 144(c) under the Securities Act.

         I have carefully read this letter agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for EFI.

                                    Sincerely,



                                    ___________________________________


                                    Print Name: _______________________



Agreed and accepted this
_____ day of November, 2001
by Sterling Financial Corporation


By:__________________________



                                      6-3

                                  AMENDMENT TO

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                         STERLING FINANCIAL CORPORATION,

                      STERLING EFI ACQUISITION CORPORATION,

                                       AND

                             EQUIPMENT FINANCE, INC.

      WHEREAS, Sterling Financial Corporation ("Sterling"), Sterling EFI Acquisition Corporation ("Acquisition Corporation"), and Equipment Finance, Inc. ("EFI") have entered into an Agreement and Plan of Reorganization dated as of November 2, 2001 (the "Agreement");

      WHEREAS, the Parties intend that the terms as contained in this Amendment to the Agreement shall have the same meaning as in the Agreement.

      WHEREAS, the Parties mutually agree to amend and modify the Agreement to clarify the Exchange Ratio in reference to the Stock Consideration and the relative proportions of Cash Consideration, Stock Consideration and Reserve Consideration to be received by the EFI shareholders;

      WHEREAS, the Parties believe that this Amendment is in the best interests of all parties.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sterling, Acquisition Corporation and EFI, intending to be legally bound hereby, agree as follows:

      1. Effective as of the date of this Amendment, Paragraph 2(a) of the Agreement is amended in its entirety to read as follows:

      Merger Consideration. On the Effective Date, each share of the common stock of EFI, no par value, ("EFI Common Stock") issued and outstanding immediately prior to the Closing Date (except as provided in paragraph (b) of this Section 2, and subject to paragraphs (e) and (f) of this Section
      2), shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive (i) without interest, $12.48 in cash (the "Cash Consideration"), (ii) 0.5674 shares (the "Exchange Ratio") of common stock of Sterling, par value $5.00 per share ("Sterling Common Stock") (the "Stock Consideration") or (iii) a combination of cash and shares of Sterling Common Stock as provided in Sections 2(c)(5)(A), (B) and (C) below. In addition, each EFI shareholder shall receive a pro rata share of the Escrow Reserve Fund, as defined in Section 17 hereof (the "Reserve Consideration"). Subject to paragraph (e) of this Section 2, the Stock Consideration to be issued under this Agreement shall not exceed 954,914 shares of Sterling Common Stock and subject to paragraphs (f) and (i) of this Section 2, the aggregate Cash Consideration shall be approximately $8,000,000. The Cash Consideration, the Stock Consideration and the Reserve Consideration are sometimes referred to herein collectively as the "Merger Consideration".

      2. Effective as of the date of this Amendment, Paragraph 2(c)(4) of the Agreement is amended in its entirety to read as follows:

      Notwithstanding any other provision contained in this Section 2 to the contrary (other than Sections 2(e), (f) and (i)), approximately 70% of the Merger Consideration shall be in the form of Stock Consideration, approximately 3.5% of the Merger Consideration shall be in the form of Reserve Consideration and approximately 26.5% of the Merger Consideration shall be in the form of Cash Consideration; provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by Ernst & Young LLP ("E&Y"), after consultation with KPMG LLP ("KPMG"), Sterling shall increase the number of outstanding EFI shares that will be converted into the Stock Consideration and reduce the number of outstanding EFI shares that will be converted into the right to receive the Cash Consideration.

      3.The Parties further agree that this Amendment is an amendment within the meaning of Section 20 of the Agreement and that this Amendment complies with the terms and provisions thereof.

      4.Any paragraph of the Agreement not altered by this Amendment shall remain in full force and effect.

      IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to the Agreement to be duly executed by their duly authorized officers and their corporate seals to be affixed thereon this 13th day of December, 2001.


ATTEST:                             STERLING FINANCIAL
                                    CORPORATION


By: /s/  Jere L. Obetz              By: /s/  J. Roger Moyer, Jr.
    -------------------------           -----------------------------------
                                             J. Roger Moyer, Jr.,
                                             Senior Executive Vice President and
                                             Chief Operating Officer


ATTEST:                             STERLING EFI
                                    ACQUISITION CORPORATION



By: /s/  Jere L. Obetz              By: /s/  J. Roger Moyer, Jr.
    -------------------------           -----------------------------------


ATTEST:                             EQUIPMENT FINANCE, INC.



By: /s/  Mary C. Musser             By: /s/  George W. Graner
    -------------------------           -----------------------------------

                                                                         ANNEX B

            PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED
                          EXCERPTS FROM SUBCHAPTER 19C

    SECTION 1930. DISSENTERS RIGHTS

                  (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).


                                 SUBCHAPTER 15D

                                Dissenters Rights

         Section:

         1571.    Application and effect of subchapter.

         1572.    Definitions.

         1573.    Record and beneficial holders and owners.

         1574.    Notice of intention to dissent.

         1575.    Notice to demand payment.

         1576.    Failure to comply with notice to demand payment, etc.

         1577.    Release of restrictions or payment for shares.

         1578.    Estimate by dissenter of fair value of shares.

         1579.    Valuation proceedings generally.

         1580.    Costs and expenses of valuation proceedings.


    SECTION 1571. APPLICATION AND EFFECT OF SUBCHAPTER.

                  (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:


                           Section 1906(c) (relating to dissenters rights upon special treatment).

                           Section 1930 (relating to dissenters rights).

                           Section 1931(d) (relating to dissenters rights in share exchanges).

                           Section 1932(c) (relating to dissenters rights in asset transfers).

                           Section 1952(d) (relating to dissenters rights in division).

                           Section 1962(c) (relating to dissenters rights in conversion).

                           Section 2104(b) (relating to procedure).

                           Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

                           Section 2325(b) (relating to minimum vote requirement).

                           Section 2704(c) (relating to dissenters rights upon election).

                           Section 2705(d) (relating to dissenters rights upon renewal of election).

                           Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

                           Section 7104(b)(3) (relating to procedure).

                  (b)      Exceptions.

                           (1)      Except as otherwise provided in paragraph
                                    (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                                    (i)      listed on a national securities
                                             exchange; or

                                    (ii)     held of record by more than 2,000
                                             shareholders;

                                    shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

                           (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                                    (i)      Shares converted by a plan if the
                                             shares are not converted solely
                                             into shares of the acquiring,
                                             surviving, new or other corporation
                                             or solely into such shares and
                                             money in lieu of fractional shares.

                                    (ii)     Shares of any preferred or special
                                             class unless the articles, the plan
                                             or the terms of the transaction
                                             entitle all shareholders of the
                                             class to vote thereon and require
                                             for the adoption of the
                                             plan or the effectuation of the
                                             transaction the affirmative vote of
                                             a majority of the votes cast by all
                                             shareholders of the class.

                                    (iii)    Shares entitled to dissenters
                                             rights under section 1906(c)
                                             (relating to dissenters rights upon
                                             special treatment).

                           (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

                  (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

                  (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                           (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

                           (2)      a copy of this subchapter.

                  (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

                  (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

                  (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

    SECTION 1572. DEFINITIONS.

    The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

         "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

         "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

         "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

         "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

    SECTION 1573. RECORD AND BENEFICIAL HOLDERS AND OWNERS.

         (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

    SECTION 1574. NOTICE OF INTENTION TO DISSENT.

         If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.



    SECTION 1575. NOTICE TO DEMAND PAYMENT.

         (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

                  (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

                  (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

                  (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

                  (4)      Be accompanied by a copy of this subchapter.

         (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

    SECTION 1576. FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

         (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

    SECTION 1577. RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.

         (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                  (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

                  (2) A statement of the corporation's estimate of the fair value of the shares.

                  (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

    SECTION 1578. ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.

         (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

    SECTION 1579. VALUATION PROCEEDINGS GENERALLY.

         (a)      General rule. Within 60 days after the latest of:

                  (1)      effectuation of the proposed corporate action;

                  (2)      timely receipt of any demands for payment under
                           Section 1575 (relating to notice to demand payment);
                           or

                  (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

                  if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (b) Mandatory joinder of dissenters. All, dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

         (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

    SECTION 1580. COSTS AND EXPENSES OF VALUATION PROCEEDINGS.

         (a)      General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

      Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. Sections 1101-4162) provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

      Article V of Sterling's Amended Bylaws provide for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended. We attach the pertinent provisions of Subchapter D as Exhibit 99.6 to this Registration Statement.


Item 21.      Exhibits and Financial Statement Schedules.

     (a)      Exhibits:


      2.1 Agreement and Plan of Reorganization, dated as of November 2, 2001, by and among Sterling Financial Corporation, Sterling EFI Acquisition Corporation (In Organization) and Equipment Finance, Inc., including exhibits.


      3(i) Amended and Restated Articles of Incorporation. (Incorporated by reference to Exhibit 3(i) to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and filed with the Commission on November 14, 2001.)

      3(ii) Amended Bylaws. (Incorporated by reference to Exhibit 3(ii) to Registrant's Current Report on Form 8-K, filed with the Commission on April 25, 2000.)

      4.1 Amended and Restated Articles of Incorporation. (Incorporated by reference to Exhibit 3(i) to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and filed with the Commission on November 14, 2001.)

      4.2 Amended Bylaws. (Incorporated by reference to Exhibit 3(ii) to Registrant's Current Report on Form 8-K, filed with the Commission on April 25, 2000.)

      5 Opinion of Shumaker Williams, P.C. re: Legality of Registrant's Common Stock.

      8 Report of KPMG LLP on Certain Federal Income Tax Consequences of the Transaction.

      10.1    1996 Stock Incentive Plan. (Incorporated by reference to Exhibit
              4.3 of Registration Statement No. 333-28065 on Form S-8, filed with the Commission, on May 30, 1997.)

      10.2 Dividend Reinvestment and Stock Purchase Plan. (Incorporated by reference to Registration Statement No. 33-55131 on Form S-3, filed with the Commission on August 18, 1994, and as amended by Registrant's Rule 424 (b) prospectus filed with the Commission on December 23, 1998, and by Amendment No. 1, filed with the Commission on January 16, 2001.)

      10.3 Stock Disposition Agreement, dated September 6, 2001, by and between Howard E. Groff, Sr. and Sterling Financial Corporation (Incorporated by reference to Exhibit 99.1 in Registrant's Current Report on Form 8-K, dated September 6, 2001, and filed with the Commission on September 26, 2001.)

      10.4 1997 Directors Stock Compensation Plan and Policy. (Incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement No. 333-28101 on Form S-8, filed with the Commission on May 30, 1997.)

      10.5 Change in Control Agreement, dated July 27, 1999, between Sterling Financial Corporation, Bank of Lancaster County and John E. Stefan. (Incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)


      10.6 Employment Agreement, dated as of December 18, 2001, among Sterling Financial Corporation, Bank of Lancaster County and J. Roger Moyer, Jr.

      10.7 Change in Control Agreement, dated July 30, 1999, between Sterling Financial Corporation, Bank of Lancaster County and Jere L. Obetz. (Incorporated by reference to Exhibit 10.3 to Registrant's Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

      10.8 Change in Control Agreement, dated July 7, 1999, between Sterling Financial Corporation, Bank of Lancaster County and Thomas P. Dautrich. (Incorporated by reference to Exhibit 10.4 to Registrant's Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

      10.9 Employment Agreement, dated July 27, 1999, between Sterling Financial Corporation, Bank of Lancaster County and John E. Stefan. (Incorporated by reference to Exhibit 10.5 to Registrant's Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

      10.10 Employment Agreement, dated as of January 25, 2000, among Sterling Financial Corporation, Bank of Hanover and Trust Company and J. Bradley Scovill. (Incorporated by reference to Exhibit 10.10 to Registrant's Registration Statement No. 333-33976 on Form S-4, filed with the Commission on May 1, 2000.)

      10.11 Employment Agreement, dated as of November 2, 2001, among Sterling Financial Corporation, Equipment Finance, Inc. and George W. Graner.

      10.12 Employment Agreement, dated as of November 2, 2001, among Sterling Financial Corporation, Equipment Finance, Inc. and Michael J. Schlager.

      10.13 Employment Agreement, dated as of November 2, 2001, among Sterling Financial Corporation, Equipment Finance, Inc. and Joseph M. Braas.

      21      Subsidiaries of Registrant.

      23.1    Consent of Shumaker Williams, P.C.

      23.2    Consent of Garland McPherson & Associates, Inc.

      23.3    Consent of Ernst & Young LLP.

      23.4    Consent of Trout, Ebersole & Groff, LLP.

      23.5    Consent of Whisman, Grygiel & Giordano, P.A.

      23.6    Consent of KPMG LLP.

      23.7    Consent of Ernst & Young LLP.

      24      Power of Attorney.

      99.1    Letter to Shareholders.

      99.2    Notice of Meeting.

      99.3    Form of Proxy.

      99.4    Election Form.

      99.5    Statute Relating to Dissenters' Rights.

      99.6    Statute Relating to Indemnification.

      (b)     Financial Statement Schedules:

              None required.

      (c)     Opinion of Financial Advisor:

              None required.

Item 22.    Undertakings.

      (a)   Rule 415 Offering

      The undersigned Registrant hereby undertakes as follows:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (g) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

            (2) The registrant undertakes that every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-operative amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (c) The undersigned registrant hereby undertakes to supplement by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania on January 14, 2002.


                         STERLING FINANCIAL CORPORATION

                        By: /s/ John E. Stefan
                            --------------------------------
                            John E. Stefan
                            Chairman of the Board,
                            and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                Capacity                                 Date
---------                                --------                                 ----
/s/  John E. Stefan                      Chairman of the Board, and Chief         January 14, 2002
-------------------                      Executive Officer
John E. Stefan                           (Principal Executive Officer)

/s/  J. Roger Moyer, Jr.*                President, Chief Operating Officer,      January 14, 2002
------------------------                 Director, and Assistant Secretary
J. Roger Moyer, Jr.

/s/  J. Bradley Scovill*                 Executive Vice President and             January 14, 2002
-----------------------                  Director
J. Bradley Scovill

/s/  Jere L. Obetz*                      Executive Vice President and             January 14, 2002
------------------                       Treasurer and Chief Financial
Jere L. Obetz                            Officer
                                         (Principal Financial Officer)

/s/ Douglas P. Barton                    Vice President and Chief Accounting      January 14, 2002
---------------------                    Officer and Secretary (Principal
Douglas P. Barton                        Accounting Officer)

/s/  Richard H. Albright, Jr.*           Director                                 January 14, 2002
-----------------------------
Richard H. Albright, Jr.

/s/  Amy Argudo*                         Director                                 January 14, 2002
---------------
S. Amy Argudo

/s/  Bertram F. Elsner*                  Director                                 January 14, 2002
----------------------
Bertram F. Elsner

/s/  Howard E. Groff, Jr.*               Director                                 January 14, 2002
-------------------------
Howard E. Groff, Jr.

/s/  Joan R. Henderson*                  Director                                 January 14, 2002
----------------------
Joan R. Henderson

/s/  Calvin G. High*                     Director                                 January 14, 2002
-------------------
Calvin G. High

/s/  Terrence L. Hormel*                 Director                                 January 14, 2002
-----------------------
Terrence L. Hormel

                                         Director                                 _________________, 2002
--------------------
David E. Hosler

/s/  E. Glenn Nauman*                    Director                                 January 14, 2002
--------------------
E. Glenn Nauman

/s/  W. Garth Sprecher*                  Director                                 January 14, 2002
----------------------
W. Garth Sprecher

/s/  Glenn R. Walz*                      Director                                 January 14, 2002
------------------
Glenn R. Walz







*   By /s/ John E. Stefan
       ------------------
       John E. Stefan
       Attorney-In-Fact

                                  EXHIBIT INDEX



                                                                         Page
                                                                        Number
                                                                          In
                                                                      Sequential
                                                                        Number
     Number                           Title                             System
     ------                           -----                             ------


      2.1 Agreement and Plan of Reorganization, dated as of November 2, 2001, by and among Sterling Financial Corporation, Sterling EFI Acquisition Corporation (In Organization) and Equipment Finance, Inc., including exhibits. *


      3(i)    Amended and Restated Articles of Incorporation.
              (Incorporated by reference to Exhibit 3(i) to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and filed with the Commission on November 14, 2001.)

      3(ii)   Amended Bylaws. (Incorporated by reference to
              Exhibit 3(ii) to Registrant's Current Report on Form 8-K, filed with the Commission on April 25, 2000.)

      4.1     Amended and Restated Articles of Incorporation.
              (Incorporated by reference to Exhibit 3(i) to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and filed with the Commission on November 14, 2001.)

      4.2     Amended Bylaws. (Incorporated by reference to
              Exhibit 3(ii) to Registrant's Current Report on Form 8-K, filed with the Commission on April 25, 2000.)

      5       Opinion of Shumaker Williams, P.C. re: Legality of
              Sterling Financial Corporation Common Stock.

      8       Report of KPMG LLP on Certain Federal Income Tax
              Consequences of the Transaction.

      10.1 1996 Stock Incentive Plan. (Incorporated by reference to Exhibit 4.3 of Registration Statement No.
              333-28065 on Form S-8, filed with the Commission, on May 30, 1997.)

      10.2 Dividend Reinvestment and Stock Purchase Plan. (Incorporated by reference to Registration Statement No. 33-55131 on Form S-3, filed with the Commission on August 18, 1994, and as amended by Registrant's Rule 424 (b) prospectus, filed with the Commission on December 23, 1998, and by Amendment No. 1, filed with the Commission on January 16, 2001.)

      10.3 Stock Disposition Agreement, dated September 6, 2001, by and between Howard E. Groff, Sr. and Sterling Financial Corporation (Incorporated by reference to Exhibit 99.1 in Registrant's Current Report on Form 8-K, dated September 6, 2001, and filed with the Commission on September 26, 2001.)

      10.4    1997 Directors Stock Compensation Plan and Policy.
              (Incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement No. 333-28101 on Form S-8, filed with the Commission on May 30,
              1997.)

      10.5 Change in Control Agreement, dated July 27, 1999, between Sterling Financial Corporation, Bank of Lancaster County and John E. Stefan. (Incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)


      10.6 Employment Agreement, dated as of December 18. 2001, among Sterling Financial Corporation, Bank of
              Lancaster County and J. Roger Moyer, Jr.


      10.7 Change in Control Agreement, dated July 30, 1999, between Sterling Financial Corporation, Bank of Lancaster County and Jere L. Obetz. (Incorporated by reference to Exhibit 10.3 to Registrant's Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 25, 2000.)

      10.8 Change in Control Agreement, dated July 7, 1999, between Sterling Financial Corporation, Bank of Lancaster County and Thomas P. Dautrich. (Incorporated by reference to Exhibit 10.4 to Registrant's Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 25, 2000.)

      10.9 Employment Agreement, dated July 27, 1999, between Sterling Financial Corporation, Bank of Lancaster County and John E. Stefan. (Incorporated by reference to Exhibit 10.4 to Registrant's Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 25, 2000.)

      10.10 Employment Agreement, dated as of January 25, 2000, among Sterling Financial Corporation, Bank of Hanover and Trust Company and J. Bradley Scovill. (Incorporated by reference to Exhibit 10.10 to Registrant's Registration Statement No. 333-33976 on Form S-4, filed with the Commission on May 1, 2000.)


      10.11 Employment Agreement, dated as of November 2, 2001, among Sterling Financial Corporation, Equipment
              Finance, Inc. and George W. Graner.*



      10.12 Employment Agreement, dated as of November 2, 2001, among Sterling Financial Corporation, Equipment
              Finance, Inc. and Michael J. Schlager.*



      10.13 Employment Agreement, dated as of November 2, 2001, among Sterling Financial Corporation, Equipment
              Finance, Inc. and Joseph M. Braas.*



      21      Subsidiaries of Registrant.*


      23.1    Consent of Shumaker Williams, P.C. (Incorporated by
              Reference to Exhibit 5.)


      23.2    Consent of Garland McPherson & Associates, Inc.*



      23.3    Consent of Ernst & Young LLP.*



      23.4    Consent of Trout, Ebersole & Groff, LLP.*



      23.5    Consent of Whisman, Grygiel & Giordano, P.A.*

      23.6    Consent of KPMG LLP.



      23.7    Consent of Ernst & Young LLP.*



      24      Power of Attorney.*


      99.1    Letter to Shareholders.

      99.2    Notice of Meeting.

      99.3    Form of Proxy.

      99.4    Election Form.

      99.5 Statute Relating to Dissenters' Rights. (Included as Annex B to the Proxy Statement contained herein.)


      99.6    Statute Relating to Indemnification.*



* Previously Filed.